QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Rule 14a-101)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 240.14a-12
Physiometrix, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
common shares, par value $0.001 per share, of Physiometrix, Inc.; options to acquire common shares of Physiometrix, Inc.; warrants to acquire common shares of Physiometrix, Inc.

(2)	Aggregate number of securities to which transaction applies:
13,709,208 common shares of Physiometrix, Inc. (representing the number of common shares outstanding on June 9, 2005); options to purchase 1,246,923 common shares with a per share exercise price less than $1.59 per share; warrants to purchase 72,464 common shares with a per share exercise price less than $1.59 per share.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee of $2,687.18 was calculated pursuant to Rule 0-11 and is equal to $117.70 per million of the aggregate merger consideration of $22,830,720.74.

	(4)	Proposed maximum aggregate value of transaction: $22,830,720.74
	(5)	Total fee paid: $2,687.18
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY [18], 2005

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Physiometrix, Inc. Stockholder:

        The board of directors of Physiometrix, Inc. has approved a merger combining Hospira, Inc. and Physiometrix. In order to become effective, the merger must also be approved by Physiometrix's stockholders.

        If the merger is completed, holders of Physiometrix's common shares will receive $1.59 in cash, without interest, for each common share of Physiometrix they own.

        Stockholders of Physiometrix will be asked, at the annual meeting of Physiometrix's stockholders, to approve and adopt the merger agreement, the merger and the transactions contemplated thereby. The board of directors of Physiometrix (i) has unanimously approved and adopted the merger agreement, the merger and the transactions contemplated thereby, (ii) has unanimously determined that it is in the best interests of Physiometrix and Physiometrix's stockholders that Physiometrix enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement and (iii) unanimously recommends that Physiometrix's stockholders approve and adopt the merger agreement, the merger and the transactions contemplated thereby.

        Additional matters to be voted will include the election of Class III directors to serve for a term of three years expiring on the 2008 Annual Meeting of Stockholders and the ratification of Ernst & Young LLP as independent registered public accounting firm for the fiscal year expiring on December 31, 2005. In the event the merger is approved and the other conditions to completion of the merger are satisfied, it is expected that the merger will be completed within several business days following the annual meeting. In this event, the company would become a wholly-owned subsidiary of Hospira and it is expected that the directors and executive officers of the company would resign their positions effective as of the completion of the merger. This meeting has been noticed as an annual meeting because the Company has not yet held its annual meeting for 2005.

        The date, time and place of the annual meeting are as follows:

    July [18], 2005
    10:00 a.m., Eastern Standard Time
    Physiometrix, Inc.
    Five Billerica Park
    101 Billerica Avenue
    North Billerica, Massachusetts, 01862

        The accompanying Notice of Annual Meeting of stockholders and proxy statement attached to this letter provides you with information about the annual meeting of the Physiometrix stockholders and the proposed merger. We encourage you to read the entire proxy statement carefully.

        Your vote is very important.    Whether or not you plan to attend the annual meeting, if you are a holder of Physiometrix common shares, please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to us.

/s/ JOHN A. WILLIAMS John A. Williams President and Chief Executive Officer Physiometrix, Inc.

        The board of directors has set the close of business on June     , 2005 as the record date for the meeting. This proxy statement is dated June     , 2005, and is first being mailed to stockholders of Physiometrix on or about June     , 2005.

PHYSIOMETRIX, INC.

Five Billerica Park
101 Billerica Avenue
North Billerica, Massachusetts 01862

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY [18], 2005

To the Stockholders of Physiometrix, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PHYSIOMETRIX, INC. a Delaware corporation ("Physiometrix") will be held on July [18], 2005 at 10:00 a.m. Eastern Standard Time at Physiometrix's principal executive offices for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

        1.     To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 31, 2005, among Hospira, Inc., a Delaware corporation, Patriot Merger Subsidiary Corporation, a Delaware corporation and a wholly owned subsidiary of Hospira, and Physiometrix, Inc., the merger and the transactions contemplated thereby;

        2.     To vote on the election of Class III directors to serve for a term of three years expiring on the 2008 Annual Meeting of Stockholders;

        3.     To vote on the ratification of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year expiring on December 31, 2005; and

        4.     To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        In the event the merger is approved and adopted and the other conditions to completion of the merger are satisfied, it is expected that the merger will be completed within several business days following the annual meeting. In this event, Physiometrix would become a wholly-owned subsidiary of Hospira and it is expected that the directors and executive officers of Physiometrix would resign their positions effective as of the completion of the merger.

        The board of directors of Physiometrix has fixed the close of business on June     , 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only holders of record of Physiometrix's common shares at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of it. At the close of business on the record date, Physiometrix had outstanding and entitled to vote 13,709,208 common shares. Holders of Physiometrix's common shares are entitled to appraisal rights under Section 262 of the Delaware General Corporate Law if they meet certain conditions. See "Appraisal Rights" on page 29.

        Your vote is important. The affirmative vote of the holders of a majority of the outstanding Physiometrix common shares is required to approve and adopt the merger agreement. The affirmative vote of the holders of a majority of the outstanding Physiometrix common shares present at the annual meeting and constituting a quorum is required to approve all other matters. Even if you plan to attend the annual meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the annual meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the merger agreement, the merger and the transactions contemplated thereby. If you do not otherwise attend the annual meeting in person and vote your shares at the annual meeting and you fail to return your Physiometrix proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Physiometrix annual meeting, and, with respect to the merger agreement only, will have the same effect as voting against the merger agreement. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.

North Billerica, Massachusetts June , 2005	By Order of the Board of Directors,
/s/ JOHN A. WILLIAMS John A. Williams President and Chief Executive Officer

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER	Q-1
Forward-Looking Information	1
SUMMARY OF PROPOSAL	1
The Companies	1
Merger Consideration	2
Treatment of Awards Outstanding under Physiometrix's Stock Plans and Outstanding Warrants	2
Market Price and Dividend Data	3
Material United States Federal Income Tax Consequences of the Merger	3
Reasons for the Merger	3
Recommendation to Stockholders	5
Opinion of Financial Advisor	5
The Annual Meeting of Physiometrix's Stockholders	5
Interests of Physiometrix's Directors and Management in the Merger	6
Conditions to the Completion of the Merger	6
Termination of the Merger Agreement	7
Limitation on Considering Alternative Acquisition Proposals	8
Expenses and Termination Fees	9
Accounting Treatment	9
Appraisal Rights	9
The Voting Agreements	12
MARKET PRICE AND DIVIDEND DATA	12
THE ANNUAL MEETING	13
Date, Time and Place	13
Purpose of Annual Meeting	13
Record Date; Stock Entitled to Vote; Quorum	13
Votes Required	14
Voting by Physiometrix's Directors, Executive Officers and Certain Stockholders	14
Voting of Proxies	14
Voting Procedures	14
Revocability of Proxies	15
Solicitation of Proxies	15
THE COMPANIES	15
Physiometrix, Inc.	15
Hospira Ltd.	16
Patriot Merger Subsidiary Corporation	17
PROPOSAL ONE: APPROVAL OF THE AGREEMENT AND PLAN OF MERGER	17
The Merger	17
Background to the Merger	17
Reasons for the Merger and Board of Directors' Recommendation	19
Opinion of Broadview	21
Interests of Physiometrix's Directors and Management in the Merger	27
Appraisal Rights	29
Selected Financial Data regarding Physiometrix	31
Balance Sheet Data	32

Accounting Treatment	32
Form of the Merger	32
Merger Consideration	33
Conversion of Shares; Procedures for Exchange of Certificates	33
Effect on Awards Outstanding under Physiometrix's Stock Plans and Outstanding Warrants	33
Effective Time of the Merger	34
Delisting and Deregistration of Physiometrix's Common Shares	34
Material United States Federal Income Tax Consequences of the Merger	34
THE MERGER AGREEMENT	36
THE VOTING AGREEMENTS	44
PROPOSAL TWO: ELECTION OF DIRECTORS	45
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	49
EXECUTIVE OFFICERS	50
EXECUTIVE COMPENSATION	50
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	53
REPORT OF THE AUDIT COMMITTEE	55
STOCK PERFORMANCE GRAPH	56
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	57
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	58
STOCKHOLDER PROPOSALS	59
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT 2006 ANNUAL MEETING	59
OTHER MATTERS	59
WHERE YOU CAN FIND MORE INFORMATION	59
ANNEX A	AGREEMENT AND PLAN OF MERGER
ANNEX B	VOTING AGREEMENT
ANNEX C	OPINION OF PHYSIOMETRIX'S FINANCIAL ADVISOR
ANNEX D	APPRAISAL RIGHTS
ANNEX E	AUDIT COMMITTEE CHARTER

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.
What is the proposed transaction?

A.
The proposed transaction is the acquisition of Physiometrix, Inc. by Hospira, Inc. pursuant to an Agreement and Plan of Merger dated as of May 31, 2005 among Hospira, Patriot Merger Subsidiary Corporation, a wholly-owned subsidiary of Hospira, and Physiometrix. Once the merger agreement has been approved and adopted by Hospira's stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Patriot Merger Subsidiary Corporation will merge with and into Physiometrix. Physiometrix will be the surviving corporation in the merger and will become a wholly-owned subsidiary of Hospira.

Q:
What will Physiometrix's stockholders receive in the merger?

A.
As a result of the merger, our stockholders will receive $1.59 per share in cash, without interest, for each share they own. For example, if you own 100 common shares of Physiometrix, you will receive $159.00 in cash in exchange for your Physiometrix shares.

Q:
What do I need to do now?

A.
We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the annual meeting of our stockholders.

Q:
How does Physiometrix's board of directors recommend I vote?

A:
At a meeting held on May 31, 2005, Physiometrix's board of directors unanimously approved and adopted the merger agreement, the merger and the transactions contemplated thereby, unanimously determined that it is in Physiometrix's and your best interests that we enter into the merger agreement and complete the merger on the terms and conditions set forth in the merger agreement, and unanimously recommends that you approve and adopt the merger agreement, the merger and the transactions contemplated thereby.

In addition, the board of directors recommends you vote "FOR" the election of John Williams and Thomas Baruch as Class III Directors and "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2005. As indicated above, in the event the conditions to the merger are satisfied and the merger is completed, Physiometrix would become a wholly-owned subsidiary of Hospira and it is anticipated that the directors and executive officers of Physiometrix would resign their positions effective as of the completion of the merger.

Q.
What vote of our stockholders is required to approve and adopt the merger agreement and the merger?

A.
For us to complete the merger, stockholders holding at least a majority of the shares of our common stock outstanding at the close of business on the record date must vote "FOR" the approval and adoption of the merger agreement and the merger.

Q:
What happens if I do not return a proxy card?

A:
If you do not otherwise attend the annual meeting in person and vote your shares at the annual meeting, the failure to return your proxy card will prevent your shares from being counted for the purposes of determining whether a quorum is present at the annual meeting and will not be counted as voting in favor of the merger or any of the other matters to be voted upon at the annual meeting. In addition, with respect to the merger agreement only, if you do not attend the annual meeting in person and vote your shares at the annual meeting, failure to return your proxy card will have the same effect as voting against the merger agreement.

Q:
May I vote in person?

A:
Yes. If your shares are not held in "street name" through a broker, or bank, you may attend the annual meeting of our stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in "street name," you must get a proxy from your broker or bank in order to attend the annual meeting and vote.

Q:
May I vote via the Internet or telephone?

A:
If your shares are registered in your name, you may only vote by returning a signed proxy card or voting in person at the meeting. If your shares are held in "street name" through a broker, or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone through your broker, or bank, if such a service is provided. To vote via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or bank.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy card is voted at the annual meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Secretary of Physiometrix stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted.

Q:
Should I send in my Physiometrix share certificates now?

A:
No. After the merger is completed, you will receive written instructions for exchanging your common shares of Physiometrix for the merger consideration of $1.59 in cash, without interest, for each common share of Physiometrix. The instructions will provide that, at your election, certificates may be surrendered, and the merger consideration in exchange for the certificates may be collected, by hand delivery.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy all other closing conditions.

Q:
Am I entitled to appraisal rights?

A:
Yes, Under the General Corporation Law of the State of Delaware, holders of our common stock who do not vote in favor of approving and adopting the merger agreement and the merger will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the approval and adoption of the merger agreement and the merger and they comply with the Delaware law procedures explained in this proxy statement.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Physiometrix, Inc. Attn: Daniel Muehl Five Billerica Park 101 Billerica Avenue North Billerica, Massachusetts 01862 Telephone: (800) 474-9746, extension 235	The Altman Group, Inc. 1275 Valley Brook Avenue Lyndhurst, NJ 07071 Telephone: (800) 217-0538

Forward-Looking Information

        This proxy statement contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "should," and similar expressions. Those statements include, among other things, the risk that the merger may not be consummated in a timely manner, if at all, risks regarding employee retention and other risks detailed in our and Hospira's current filings with the SEC, including our most recent filings on Form 10-K and Form 10-Q, which discuss these and other important risk factors concerning the companies' respective operations. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

SUMMARY OF PROPOSAL

        This summary highlights selected information about the proposed merger from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the documents we refer to herein. See "Where You Can Find More Information" on Page 59. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger. We have included page references in parentheses to direct you to pages in this proxy statement that provide a more complete description of the topics presented in this summary.

The Companies (Page 15)

  Physiometrix, Inc.
  Five Billerica Park
  101 Billerica Avenue
  North Billerica, Massachusetts 01862
  Telephone: (800) 474-9746

        Physiometrix, Inc. designs, develops, manufactures and markets noninvasive, advanced medical products incorporating proprietary materials, electronics technology and software for use in neurological monitoring applications during surgical and diagnostic procedures. We sell our products for use in hospitals, clinics and physicians' offices domestically and internationally. Our current principal product focus is our Patient State Analyzer ("PSA 4000"), an innovative system for monitoring brain activity during anesthesia. The PSA 4000 and disposable PSArray2 are our primary products and most important to our near-term success. Physiometrix was incorporated in California in 1990 and was reincorporated in Delaware in 1996 in connection with its initial public offering. See "The Companies—Physiometrix, Inc."

  Hospira, Inc.
  275 N. Field Drive
  Building H-1
  Lake Forest, IL 60045
  Telephone: (224) 212-2000

        Hospira is a global specialty pharmaceutical and medication delivery company that is focused on products that improve the productivity, safety and efficacy of patient care in the acute care setting. Hospira is a leader in the development, manufacture and marketing of specialty injectable pharmaceuticals and medication delivery systems that deliver drugs and intravenous (I.V.) fluids. Hospira is also a leading provider of contract manufacturing services to pharmaceutical and biotechnology companies for formulation development, filling and finishing of injectable pharmaceuticals. Hospira's broad portfolio of products is used by hospitals and alternate site providers, such as clinics, home healthcare providers and long-term care facilities. Hospira was incorporated in September 2003, was spun-off from its original corporate parent, Abbott Laboratories, on April 30, 2004 and has operated as an independent public company since that date. See "The Companies—Hospira, Inc."

  Patriot Merger Subsidiary Corporation

        Patriot Merger Subsidiary Corporation, is a Delaware corporation and a wholly owned subsidiary of Hospira. Patriot Merger Subsidiary Corporation was organized solely for the purpose of entering into the merger agreement with Physiometrix and completing the merger and has not conducted any business operations. See "The Companies—Patriot Merger Subsidiary Corporation."

Merger Consideration (Page 33)

        If the merger is completed, you will receive $1.59 in cash, without interest, in exchange for each common share of Physiometrix that you own.

        After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a Physiometrix stockholder and will not be a Hospira stockholder. Our stockholders will receive the merger consideration after exchanging their Physiometrix share certificates in accordance with the instructions contained in a letter of transmittal to be sent to our stockholders shortly after completion of the merger.

        See "The Merger—Merger Consideration."

Treatment of Awards Outstanding under Physiometrix's Stock Plans and Outstanding Warrants

        Stock Options (Page 28).    Each nonvested Physiometrix stock option issued and outstanding under Physiometrix's 2001 Stock Option Plan, the 2000 Supplemental Stock Plan, the 1996 Director Option Plan and the 1991 Incentive Stock Plan will become fully vested and exercisable immediately prior to the time of the merger.

        Each Physiometrix stock option vested and unexercised outstanding immediately prior to the time of the merger with an exercise price that is less than $1.59 per share shall be cancelled immediately prior to the time of the merger and will be entitled to receive a cash payment equal to the number of common shares for which such option is then exercisable multiplied by $1.59, less the aggregate exercise price of the option and less any amounts required to be withheld pursuant to any applicable tax withholding requirement.

        All other Physiometrix stock options whose exercise price is $1.59 or more will be cancelled as of the time of the merger in accordance with the terms of the options.

        See "The Merger—Effect on Awards Outstanding Under Physiometrix's Stock Plans and Outstanding Warrants."

        Warrants (Page 33).    Each holder of a Physiometrix common stock purchase warrant outstanding immediately prior to the time of the merger with an exercise price that is less than $1.59 will receive a cash payment equal to the number of common shares for which the warrant is exercisable multiplied by $1.59, less the aggregate exercise price of such warrant, if the holder timely executes and returns a warrant election form to Hospira.

        All other warrants, including without limitation warrants that would qualify for payment for which the holder fails to timely return a warrant election form, shall be cancelled as of the time of the merger without payment thereon.

        See "The Merger—Effect on Awards Outstanding Under Physiometrix's Stock Plans and Outstanding Warrants."

Market Price and Dividend Data (Page 12)

        Our common stock is listed on The NASDAQ Small Cap Market under the symbol "PHYX". On May 31, 2005, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $0.72 per share. On June [    ], 2005, the last full trading day prior to the date of this proxy statement, our common stock closed at $[            ] per share. See "Market Price and Dividend Data."

Material United States Federal Income Tax Consequences of the Merger (Page 34)

        The exchange of our common shares for the cash merger consideration will be a taxable transaction to our stockholders for United States federal income tax purposes. See "Material United States Federal Income Tax Consequences of the Merger."

        Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences of the merger to you.

Reasons for the Merger (Page 19)

        Our board of directors approved the merger based on a number of factors, including the following:

  •
  our current and historical financial condition and our results of operations as a stand-alone company, our prospects and strategic objectives and the risks involved in achieving those prospects and objectives;

  •
  our immediate need for additional capital to support ongoing operations and product commercialization;

  •
  our need to establish a distribution and sales model for our new PSA 5000 system, either through distribution partners or by raising capital sufficient to enable us to recruit and hire a sales force, and the risks associated with pursuing these strategies;

  •
  our ability to compete as a stand-alone, single product company in the medical device marketplace, particularly in light of the increasing consolidation in the medical device industry and the greater sales and marketing strength possessed by diversified health care products companies;

  •
  the challenge to us and the potential dilution to our stockholders of raising money through the sale of debt or equity securities in the current market environment;

  •
  the possible alternatives to the merger (including the possibility of continuing to operate as an independent entity and the possibility of selling or combining our company with a company other than Hospira), the range of possible risks and benefits to our stockholders of these alternatives and the timing and the likelihood of accomplishing these alternatives, and our board of directors' assessment that the merger with Hospira presented a superior opportunity to such alternatives;

  •
  the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common shares; and,

  •
  other historical information concerning our business, prospects, financial performance and condition, operations, technology, management and competitive position.

        In the course of its deliberations, our board of directors also considered, among other things, the following positive factors:

  •
  the value of the consideration to be received by our stockholders in the merger pursuant to the merger agreement;

  •
  the fact that the $1.59 per share to be paid as the consideration in the merger represents:

  •
  a premium of approximately 92% over the one-month trailing average price per share of our common shares on The NASDAQ Small Cap Market calculated prior to the public announcement of the execution of the merger agreement of $0.83 per share;

  •
  a premium of approximately 106% over the one-week trailing average price per share of our common shares on The NASDAQ Small Cap Market calculated prior to the public announcement of the execution of the merger agreement of $0.77 per share; and

  •
  a premium of approximately 120% over the $0.72 closing sale price for our common shares on The NASDAQ Small Cap Market on May 31, 2005, the last trading day prior to the public announcement of the execution of the merger agreement;

  •
  the fairness opinion of Broadview International, a division of Jefferies & Company, Inc., referred to herein as Broadview, which acted as our financial advisor in connection with the merger, rendered to our board of directors to the effect that, as of May 31, 2005, based upon and subject to the qualifications, limitations and assumptions set forth in that opinion, the $1.59 per common share in cash to be received by holders of our common shares in connection with the merger was fair from a financial point of view to those holders (the full text of this opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Broadview in connection with the opinion, is attached as Annex C to the proxy statement);

  •
  the likelihood that the proposed merger would be completed, in light of the experience, reputation and financial capabilities of Hospira;

  •
  the terms of the merger agreement and related documents, including the parties' representations, warranties and covenants, and the conditions to their respective obligations; and

  •
  the fact that pursuant to the merger agreement, we are not prohibited from responding in the manner provided in the merger agreement to certain acquisition proposals (as described below in "The Merger Agreement—No Solicitation") that our board of directors determines in good faith constitute or are reasonably likely to lead to superior proposals, and we may terminate the merger agreement under certain circumstances to enter into a superior proposal (as described below in "The Merger Agreement—No Solicitation").

        In the course of its deliberations, our board of directors also considered, among other things, the following negative factors:

  •
  risks and contingencies related to the announcement and pendency of the merger, including the possible negative impact of the merger on our employees, customers and partners and the possible negative effects of the merger on our existing relationships with third parties;

  •
  the possibility that the merger will not be completed and the potential negative effect of the public announcement of the merger in that event on our sales, operating results and share price and our ability to retain key management and personnel;

  •
  our stockholders would not benefit from any potential future increase in our value;

  •
  the conditions to Hospira's obligation to complete the merger and the right of Hospira to terminate the merger agreement under certain circumstances; and

  •
  the interests that certain of our directors and executive officers may have with respect to the merger in addition to their interests as stockholders of Physiometrix, generally as described in "The Merger—Interests of Physiometrix's Directors and Management in the Merger."

        See "The Merger—Reasons for the Merger and Board of Directors' Recommendation."

Recommendation to Stockholders (Page 21)

        Our board of directors unanimously:

  •
  approved and adopted the merger agreement, the merger and the transactions contemplated thereby;

  •
  determined that it is in the best interests of Physiometrix and our stockholders that we enter into the merger agreement and complete the merger on the terms and conditions set forth in the merger agreement; and

  •
  recommends that our stockholders approve and adopt the merger agreement, the merger and the transactions contemplated thereby.

        See "The Merger—Reasons for the Merger and Board of Directors' Recommendation."

Opinion of Financial Advisor (Page 21)

        Broadview rendered its opinion to our board of directors that, as of May 31, 2005, and based upon and subject to the qualifications, limitations and assumptions set forth therein, the $1.59 per common share in cash to be received by our holders of common stock in connection with the merger is fair from a financial point of view to those holders.

        The full text of the written opinion of Broadview, dated May 31, 2005, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Our stockholders should read the opinion in its entirety. Broadview provided its opinion solely for the information and assistance of our board of directors in connection with its consideration of the transaction contemplated by the merger agreement. The Broadview opinion does not constitute a recommendation as to how any holder of our common shares or any other person should vote or act with respect to the merger.

The Annual Meeting of Physiometrix's Stockholders (Page 13)

        Time, Date and Place.    An annual meeting of our stockholders will be held on July [18], 2005, at our principal executive offices located at Five Billerica Park, 101 Billerica Avenue, North Billerica,

Massachusetts, 01862, at 10:00 a.m. Eastern Standard Time, to consider and vote upon a proposal to approve and adopt the merger agreement, the merger and the transactions contemplated thereby.

        Record Date and Voting Power.    You are entitled to vote at the annual meeting if you owned of record our common shares at the close of business on June [    ], 2005, the record date for the annual meeting. You will have one vote at the annual meeting for each common share you owned at the close of business on the record date. As of the record date, there are 13,709,208 common shares entitled to be voted at the annual meeting.

        Required Vote.    The affirmative vote of the holders of a majority of the outstanding Physiometrix common shares is required to approve and adopt the merger agreement.

        Share Ownership of Directors and Management.    We expect that our directors and executive officers and their affiliates will own approximately 2.1% of the shares entitled to vote at the annual meeting. See "The Annual Meeting."

Interests of Physiometrix's Directors and Management in the Merger (Page 27)

        When considering the recommendation by our board of directors, you should be aware that a number of our officers and directors have interests in the merger that are different from yours, including, among others:

  •
  certain indemnification arrangements for our current and former directors and officers will continue to remain in effect if the merger is completed;

  •
  our executive officers will be entitled to retain employment arrangements in connection with the merger, including severance benefits and bonuses connected to the completion of the merger; and

  •
  our executive officers and directors will have the vesting of options accelerated in connection with completion of the merger;

        See "The Merger—Interests of Physiometrix's Directors and Management in the Merger."

Conditions to the Completion of the Merger (Page 36)

        Conditions to Both Parties' Obligations.    Hospira and we are obligated to effect the merger only if the following conditions are satisfied or waived:

  •
  the holders of a majority of our outstanding common shares at the close of business on the record date have voted in favor of approving the merger agreement, the merger and the transactions contemplated by the merger agreement;

  •
  no law, regulation or order of any government entity shall exist that makes the merger illegal or prohibits the completion of the merger; and

  •
  all other material consents, approvals or filings with any governmental entity required before the completion of the merger must be obtained or made.

        Conditions to Hospira's Obligations.    Hospira and Patriot Merger Subsidiary Corporation will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  we must have performed in all material respects all agreements and covenants required to be performed by us under the merger agreement at or prior to the closing date of the merger;

  •
  our representations and warranties in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger (other than representations and warranties which address only matters as of a certain date, which shall have been true and correct as of that particular date, or, except where the failure of the representations and warranties, individually or in the aggregate, to be true and correct would not reasonably be expected to have a material adverse effect on us or impair or delay our ability to complete the merger);

  •
  all other material consents of any third party required before the completion of the merger must be obtained or made;

  •
  no more than 3% of the common shares outstanding immediately prior to the merger that have the right to demand appraisal under the Delaware General Corporate Law shall have properly demanded such appraisal;

  •
  certain employees of ours must be our full-time employees at the time of the merger;

  •
  no government entity shall have instituted a proceeding that would be reasonably expected to have a material adverse effect on us or impair or delay the completion of the merger;

  •
  certain actions must have been taken in connection with the termination of Physiometrix's distribution agreement with Baxter Healthcare Corporation; and

  •
  Hospira must be reasonably satisfied with the resolution of issues identified in a letter from the SEC received by Physiometrix on May 31, 2005 in connection with the SEC's routine review of Physiometrix's most recent filing on Form 10-K.

        Conditions to Our Obligations.    We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  Hospira must have performed in all material respects all agreements and covenants required to be performed by it under the merger agreement at or prior to the closing date of the merger; and

  •
  Hospira's representations and warranties in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger (other than representations and warranties which address only matters as of a certain date, which shall have been true and correct as of that particular date, or, except where the failure of the representations and warranties, individually or in the aggregate, to be true and correct would not reasonably be expected to have a material adverse effect on Hospira's ability to complete the merger).

        See "The Merger Agreement—Conditions to the Completion of the Merger."

Termination of the Merger Agreement (Page 39)

        Termination.    Hospira and we can terminate the merger agreement under certain circumstances, including:

  •
  by mutual written consent of Hospira and us;

  •
  by either Hospira or us, if the other party has breached any of its representations or warranties in a manner that would prevent satisfaction of closing conditions, or if the other party fails to materially comply with any of its covenants or agreements required to be complied with prior to such date of termination, which failure to comply has not been cured, within ten (10) calendar days after written notice of such failure;

  •
  by either Hospira or us, if the merger has not been completed by October 28, 2005, for any reason, provided, however, that this right to terminate the merger agreement will not be available to a party whose action or failure to act was a principal cause of or resulted in the failure of the merger to be completed by October 28, 2005, and that action or failure to act constituted a material breach of the merger agreement;

  •
  by either Hospira or us, if a court or governmental entity shall have issued any final and nonappealable order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

  •
  by either Hospira or us, if our stockholders do not approve and adopt the merger agreement, the merger and the transactions contemplated thereby at a duly held stockholders meeting;

  •
  by Hospira if any of the following "triggering events" occurs:

  •
  our board of directors withdraws or adversely qualifies or modifies its recommendation in favor of the approval of the merger agreement or the merger; or

  •
  our board of directors recommends to our stockholders any alternative acquisition proposal; or

  •
  a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock is commenced and our board of directors fails to recommend against acceptance of such tender offer or exchange within ten (10) business days of commencement;

  •
  by us, if prior to obtaining stockholder approval, we receive a superior proposal from a third party and:

  •
  before exercising this termination right, we wait until the third business day following Hospira's receipt of a written notice advising Hospira that our board of directors has received a superior proposal, advising Hospira of the identity of the third party making such proposal and the material terms of such proposal;

  •
  we negotiate in good faith with Hospira to permit Hospira to offer equal or superior terms to such proposal;

  •
  our board of directors confirms after such negotiations that the third party proposal remains a superior proposal; and

  •
  we pay a termination fee of $1,000,000 concurrently with termination of the merger agreement.

        See "The Merger Agreement—Termination."

Limitation on Considering Alternative Acquisition Proposals (Page 37)

        Except with respect to superior proposals as described below, we have agreed that we will not authorize or permit any of our directors, officers, employees, agents or advisors acting on our behalf to:

  •
  solicit or encourage an alternative acquisition proposal from a third party;

  •
  provide any third party information about us relating to any possible alternative acquisition proposal by a third party;

  •
  enter into a contract with any third party providing for a possible alternative acquisition proposal by a third party; or

  •
  support, recommend or solicit any alternative acquisition proposal.

        The merger agreement provides that our board of directors may (before approval of the merger by the stockholders) in response to a written unsolicited acquisition proposal that is reasonably likely to result in a superior proposal by a third party:

  •
  furnish information to the third party and its representatives; and

  •
  discuss and negotiate regarding such proposal.

        We must advise Hospira orally and in writing of any alternative acquisition proposal or any inquiry that could reasonably be expected to lead to any alternative acquisition proposal within 24 hours, keep Hospira informed of the status of and changes to the alternative acquisition proposal and provide Hospira with copies of all material correspondence in connection with any alternative acquisition proposal.

        Our board of directors may only respond to a written unsolicited acquisition proposal if our board of directors:

  •
  determines in good faith, after consultation with legal counsel and independent financial advisors, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (which is a proposal, not subject to a financing contingency, to acquire Physiometrix or all the equity securities or assets of Physiometrix on terms determined by the board of directors to be financially superior considering certain facts and circumstances); and,

  •
  determines in good faith that the failure to take such action would be inconsistent with our board of directors' fiduciary obligations to Physiometrix or to Physiometrix's stockholders.

        See "The Merger Agreement—No Solicitation" and "The Merger Agreement—Termination."

Expenses and Termination Fees (Page 40)

        The merger agreement requires that we pay Hospira a termination fee of approximately $1,000,000, if, among other things:

  •
  Hospira terminates the merger agreement as a result of a triggering event, as described above;

  •
  the fiduciary duties of our board of directors require us to terminate the merger agreement in connection with our entering into a definitive agreement related to an acquisition proposal which qualifies as a superior proposal; or

  •
  Hospira or we terminate the merger agreement because we failed to obtain the required approval of our stockholders or because the merger has not closed before October 28, 2005, and any of the following occurs:

  •
  There has been a triggering event, as described above; or

  •
  a third party has made an acquisition proposal to our board of directors prior to the meeting of our stockholders to vote on the merger, and such acquisition proposal was a substantial contributing cause to a failure of the completion of the merger, and within twelve (12) months following the termination of our merger agreement with Hospira, we have entered into a definitive agreement relating to an alternative acquisition proposal.

        See "The Merger Agreement—Termination Fee."

Accounting Treatment (Page 32)

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes. See "The Merger—Accounting Treatment."

Appraisal Rights (Page 29)

        The discussion below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of Section 262 of the Delaware General Corporation Law (DGCL), which are attached to this proxy statement as Annex D. Stockholders intending to exercise appraisal rights should carefully review Annex D. Failure to follow precisely any of the statutory procedures set forth in Annex D may result in a termination or waiver of these rights.

        If the merger is completed, dissenting holders of our common stock who follow the procedures specified in Section 262 of the DGCL, within the appropriate time period, will be entitled to have their shares of our common stock appraised and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive under the merger agreement.

        The following is a brief summary of Section 262 of the DGCL, which explains the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to precisely follow the procedures described in Section 262 could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of shares of our common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of our common stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262 of the DGCL. A written demand for appraisal of shares must be filed with us before the meeting of stockholders on July 18, 2005. A proxy or vote against the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement will not constitute a written demand for appraisal within the meaning of Section 262. Stockholders electing to exercise their appraisal rights must not vote "FOR" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. Also, because a submitted proxy not marked "AGAINST" or "ABSTAIN" will be voted "FOR" the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, the submission of a proxy not marked "AGAINST" or "ABSTAIN" will result in the waiver of appraisal rights. A stockholder that has not submitted a proxy will not waive his or her appraisal rights solely by abstaining if the stockholder satisfies all other provisions of Section 262 of the DGCL.

        A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner or owners. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owner or owners have.

        A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Physiometrix, Inc., at our principal executive offices at Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts, 01862, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her shares of Physiometrix common stock. Within ten days after the effective time of the merger, we will provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 and have not voted for the merger.

        Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares of our common stock not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Physiometrix, as the surviving corporation in the merger, must mail such written statement to the stockholder within 10 days after the stockholder's request is received by Physiometrix or within

10 days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later.

        Within 120 days after the effective time of the merger (but not thereafter), either Physiometrix or any stockholder who has satisfied the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Physiometrix common stock held by stockholders entitled to appraisal rights. Physiometrix has no present intention to file such a petition if a demand for appraisal is made.

        Upon the filing of a petition in the Delaware Court of Chancery by a stockholder demanding a determination of the fair value of Physiometrix's common stock, service of a copy of the petition must be made upon Physiometrix, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded a determination of the fair value of the shares of Physiometrix common stock and with whom agreements as to the value of their shares have not been reached by Physiometrix. If we file a petition, the petition must be accompanied by the duly verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The court must approve the form of the notices by mail and by publication, and each of Physiometrix and Hospira must bear 50% of the costs of the notices.

        At the hearing on the petition, the Delaware Court of Chancery will determine which stockholders have become entitled to appraisal rights. The court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        After determining which stockholders are entitled to appraisal rights, the court will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. The court will take into account all relevant factors in determining the fair value of the shares of Physiometrix common stock. Our stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

        The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

        No stockholder who has duly demanded appraisal in compliance with Section 262, and has not properly withdrawn such demand, will, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, the stockholders' rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

        Failure by any Physiometrix stockholder to comply fully with the procedures set forth in Annex D to this proxy statement may result in termination of such stockholder's appraisal rights.

The Voting Agreements (Page 44)

        In order to induce Hospira to enter into the merger agreement each of John Williams, Daniel Muehl, Thomas Baruch, Christopher Mitchell and James Saalfield, our executive officers and directors, all who collectively beneficially owned approximately 6.4% of our outstanding shares as of June 9, 2005 (including for the purpose of this calculation options to purchase common shares of Physiometrix exercisable by such persons within 60 days of June 9, 2005, though the shares subject to options would be eligible to vote only if exercised on or before the record date), entered into a voting agreement with Hospira in substantially the form attached as Annex B to this proxy statement. Pursuant to the voting agreement, these stockholders have agreed to vote their common shares of Physiometrix in favor of the approval of the merger agreement, the merger and the transactions contemplated thereby, and against any proposal adverse to the merger. These stockholders have also agreed to irrevocably appoint certain officers of Hospira as their lawful attorneys and proxies for the purpose of voting to approve and adopt the merger agreement.

        See "The Voting Agreements."

MARKET PRICE AND DIVIDEND DATA

        Our common shares are included in The NASDAQ Small Cap Market under the symbol "PHYX." This table shows, for the periods indicated, the range of high and low sale price for our common shares as quoted on The NASDAQ Small Cap Market.

	Physiometrix Common Shares
	Low	High
Year ended 2003
First Quarter	$0.400	$0.900
Second Quarter	0.680	1.750
Third Quarter	1.020	2.780
Fourth Quarter	1.370	3.500
Year ended 2004
First Quarter	$1.650	$3.070
Second Quarter	1.170	1.710
Third Quarter	1.300	2.390
Fourth Quarter	0.880	2.110
Three months ended March 31, 2005
First Quarter	$0.690	$1.120

        The following table sets forth the closing price for Physiometrix common shares as on May 31, 2005, the last full trading day before the public announcement of the proposed merger, and on June     , 2005, the latest practicable trading day before the printing of this proxy statement:

	Physiometrix Common Shares Closing Price
May 31, 2005		$0.72
June , 2005	$

        We have never declared or paid cash dividends on our common shares. Our current policy is to retain earnings for use in our business. Following the merger there will be no further market for our common shares, as such market will have ceased to exist.

THE ANNUAL MEETING

        We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the annual meeting.

Date, Time and Place

        Our annual meeting of stockholders will be held on July [18], 2005, at our principal executive offices located at Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts, 01862, at 10:00 a.m. Eastern Standard Time, to consider and vote upon a proposal to approve and adopt the merger agreement, the merger and the transactions contemplated thereby. In addition, at the annual meeting stockholders will be asked to vote on election of directors and ratification of our independent registered public accounting firm. In the event the conditions to the merger are satisfied and the merger is completed, we would become a wholly-owned subsidiary of Hospira and it is anticipated that our directors and executive officers would resign their positions effective as of the completion of the merger.

Purpose of Annual Meeting

        At the annual meeting, we will ask holders of our common shares to approve and adopt the merger agreement, the merger and the transactions contemplated thereby. Our board of directors has unanimously approved and adopted the merger agreement, the merger and the transactions contemplated thereby, has unanimously determined that it is in the best interests of Physiometrix and our stockholders that we enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement and unanimously recommends that our stockholders vote "FOR" the approval of the merger agreement, the merger and the transactions contemplated thereby.

Record Date; Shares Entitled to Vote; Quorum

        Only holders of record of our common shares at the close of business on June     , 2005, the record date, are entitled to notice of and to vote at the annual meeting. On the record date, 13,709,208 of our common shares were issued and outstanding and held by approximately 72 holders of record. A quorum is present at the annual meeting if a majority of our common shares issued and outstanding and entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of our common shares on the record date are entitled to one vote per share at the annual meeting on the proposal to approve and adopt the merger agreement, the merger and the transactions contemplated thereby.

Votes Required

        The affirmative vote of the holders of a majority of the outstanding Physiometrix common shares is required to approve and adopt the merger agreement. The affirmative vote of the holders of a majority of the outstanding Physiometrix common shares present at the annual meeting and constituting a quorum is required to approve and adopt all other matters. If a Physiometrix stockholder abstains from voting or does not vote, either in person or by proxy, it will have the same effect as voting against the merger agreement; however, shares present in person or by proxy will count toward a quorum for the annual meeting, even if the stockholders holding those shares abstain from voting or do not vote.

Voting by Physiometrix's Directors, Executive Officers and Certain Stockholders

        At the close of business on the record date, we expect that our directors and executive officers and their affiliates will own and be entitled to vote 284,993 common shares, which we expect will represent approximately 2.1% of our common shares outstanding on that date.

Voting of Proxies

        All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions regarding proposals related to the merger will be voted "FOR" the approval of the merger agreement, the merger and the transactions contemplated thereby.

        Common shares represented at the annual meeting but not voting, including common shares for which proxies have been received but for which stockholders have abstained, will be treated as present at the annual meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted for the approval of the merger agreement, the merger and the transactions contemplated thereby, including properly executed proxies that do not contain voting instructions for proposals related to the merger, will be counted as favorable votes for that proposal. Brokers who hold our common shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers (a "broker non-vote"). Shares that are subject to a broker non-vote will not be treated as present at the annual meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the annual meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve and adopt the merger agreement, the merger and the transactions contemplated thereby will be voted in favor of any such adjournment or postponement.

        We do not expect that any matter other than the proposal to approve the merger agreement, the merger and the transactions contemplated thereby, the election of directors and the ratification of our independent registered public accounting firm will be brought before the annual meeting. If, however, our board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders.

Voting Procedures

        Physiometrix stockholders may vote using any of the following methods:

  •
  phone the toll-free number listed on your proxy card and follow the recorded instructions;

  •
  go to the Internet website listed on your proxy card and follow the instructions provided;

  •
  complete, sign and mail your proxy card in the postage-paid envelope; or

  •
  attend the special meeting and vote in person.

Revocability of Proxies

        The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the annual meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

  •
  submitting a duly executed revocation of proxy to the secretary of Physiometrix;

  •
  submitting a duly executed proxy to the secretary of Physiometrix bearing a later date; or

  •
  appearing at the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.

        If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

Solicitation of Proxies

        All costs of solicitation of proxies will be borne by us. We have retained The Altman Group to aid in the solicitation of proxies and to verify records relating to the solicitation. In addition, our transfer agent, American Stock Transfer, will assist in the tabulation of proxies. American Stock Transfer and The Altman Group will receive customary fees and expense reimbursement for these services. We estimate that the total amount spent as of June 10, 2005 in connection with this solicitation is approximately $25,000. The extent to which these proxy soliciting efforts will be necessary depends largely upon how promptly proxies are received. You should send in your proxy by mail without delay. We also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

        Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of our common share certificates will be mailed to our stockholders as soon as practicable after completion of the merger. The instructions will provide that, at the election of the stockholder, certificates may be surrendered, and the merger consideration in exchange for the certificates may be collected, by hand delivery.

THE COMPANIES

Physiometrix, Inc.

        Physiometrix, Inc. designs, develops, manufactures and markets noninvasive, advanced medical products incorporating proprietary materials, electronics technology and software for use in neurological monitoring applications during surgical and diagnostic procedures. We sell our products for use in hospitals, clinics and physicians' offices domestically and internationally. Our current principal product focus is our Patient State Analyzer ("PSA 4000"), an innovative system for monitoring brain activity during anesthesia. The PSA 4000 and disposable PSArray2 are our primary products and most important to our near-term success.

        Our initial products, which were commercially introduced in 1994, are our e-Net headpiece and disposable HydroDot biosensors, which are based upon our proprietary HydroGel technology, and its custom electronics. These products are packaged as the HydroDot NeuroMonitoring System, which was developed and is sold for brain monitoring applications, such as clinical electroencephalograph ("EEG") procedures. The system is marketed and sold as a safer, lower cost alternative to current EEG data collection technology. The system connects and interfaces to the standard input on all conventional EEG instruments currently in use worldwide, yet offers reduced patient setup time, more reliable data readings, and enhanced patient comfort and safety. The sale of these products is not a significant component of our operating plan and we do not consider the expected revenues from the HydroDot NeuroMonitoring System business to be significant to our financial success and liquidity.

        The PSA 4000, which received initial 510(k) clearance from the Food and Drug Administration in June 2000, provides a simplified, user-friendly analysis of patient brain activity during surgical procedures involving general anesthesia. Currently, such monitoring conducted by EEG instruments is used only in a small percentage of all such procedures on a worldwide basis. Traditional EEG devices require a neurologist to interpret their data output. As a result, anesthesiologists are reluctant to use EEG monitoring during other surgical procedures, despite the potential benefits offered by brain monitoring, such as improved patient safety, shorter patient recovery times, and lower overall costs per procedure.

        We have shown in clinical studies that monitoring patients' brain activity during surgery with the PSA 4000 will improve patient safety and lower costs per surgical procedure by better controlling the amount of anesthesia administered during surgeries. This will reduce the amount of post-operative recovery time required, and eliminate the requirement of a neurologist or specialized technologist to interpret EEG results during surgery. We believe that these benefits create the potential for the PSA 4000 to become the standard of care during surgical interventions using general anesthesia. We market the PSA 4000 in the United States and Canada through our exclusive distributor, Baxter Healthcare Corporation ("Baxter").

        In October 2002, we received 510(k) clearance from the FDA for the PSArray2, a new frontal-only disposable array sensor for use with the PSA 4000 system, and are currently shipping this new sensor to Baxter, our exclusive distributor in the United States and Canada. This new frontal array headpiece is designed to be easier to affix to the head during surgical procedures than our previous headpiece. We believe, based on our market research and feedback, that the availability of this new frontal headpiece will enhance the attractiveness of the PSA 4000.

        We were incorporated in Delaware in 1996. Our principal executive offices are located at 101 Billerica Avenue, Building 5, North Billerica, Massachusetts 01862, and our telephone number is (978) 670-2422. Additional information regarding us is contained in our filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 59.

Hospira, Inc.

        Hospira is a global specialty pharmaceutical and medication delivery company that is focused on products that improve the productivity, safety and efficacy of patient care in the acute care setting. Hospira is a leader in the development, manufacture and marketing of specialty injectable pharmaceuticals and medication delivery systems that deliver drugs and intravenous (I.V.) fluids. Hospira is also a leading provider of contract manufacturing services to pharmaceutical and biotechnology companies for formulation development, filling and finishing of injectable pharmaceuticals. Hospira's broad portfolio of products is used by hospitals and alternate site providers, such as clinics, home healthcare providers and long-term care facilities.

        Hospira's business has an approximately 70-year history and was operated by Abbott Laboratories prior to its spin-off from Abbott Laboratories on April 30, 2004. On that date, Hospira began operating as an independent company, and on May 3, 2004, Hospira's common stock began trading on the New York Stock Exchange under the symbol "HSP."

        Hospira's principal executive offices are located at 275 North Field Drive, Lake Forest, Illinois 60045, and the telephone number at that location is (224) 212-2000.

        Additional information regarding Hospira is contained in Hospira's filings with the Securities and Exchange Commission.

Patriot Merger Subsidiary Corporation

        Patriot Merger Subsidiary Corporation is a Delaware corporation and a wholly owned subsidiary of Hospira. Patriot Merger Subsidiary Corporation was organized solely for the purpose of entering into the merger agreement with Physiometrix and completing the merger and has not conducted any business operations.

PROPOSAL ONE: APPROVAL OF THE AGREEMENT AND PLAN OF MERGER

The Merger

        The following discussion summarizes the material terms of the merger. Stockholders should read the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

        Beginning in late 2004, our board of directors reviewed our results of operations for past periods as well as the likelihood of generating increased market acceptance of depth of consciousness monitoring and revenue growth for our company. In addition, in this time frame, Baxter advised us that although Baxter was prepared to continue marketing and sales of the PSA 4000 product, marketing and sale of third party medical device products would not be in line with new corporate and operational strategies Baxter was implementing. Accordingly, Baxter advised us that we would need to secure alternate distribution arrangements for our new PSA 5000 system.

        During our initial Board review, our Board considered various options including raising additional equity capital to support ongoing operations and the hiring of a sales force which would enable us to market and sell the PSA 5000 system ourselves, seeking new U.S. and international distribution partners or seeking an outright acquisition. After a discussion of these possibilities during October 2004, our Board determined that the preferred course of action would be to secure a distribution partner that would make a significant equity investment in us. We would then seek to augment this investment with additional equity from financial investors.

        During the fourth quarter of 2004, we initiated contact with potential strategic distribution partners. These potential partners included Hospira and Company A. These discussions continued through the fourth quarter and into early calendar 2005.

        On January 7, 2005, in a meeting at Hospira's corporate headquarters, Hospira and Physiometrix management met and discussed the Physiometrix product line and desire to partner with each other to launch the PSA 5000. Later that month, Hospira informed Physiometrix that it desired to pursue due diligence to learn more about the opportunity.

        During January 2005, we continued our discussions with Company A regarding a possible distribution arrangement. Although Company A expressed a great deal of interest in our products and technology, their management ultimately concluded that they were not prepared to proceed with a distribution arrangement at the present time as they believed that their sales force was not in a position to effectively market and sell our products.

        During this time frame, we also pursued equity financing. In January, 2005, we entered into an engagement letter with Musket Research Associates, a firm that had served as placement agent for two of our previous equity financings, to act as placement agent for a financing transaction. During February and early March 2005, we made presentations to prospective investors and engaged in negotiations regarding terms of a possible equity financing.

        In January, February and March, 2005, due diligence teams comprised of various Hospira personnel visited our corporate headquarters. These teams conducted a business and legal due diligence review. After considerable due diligence, Hospira told Physiometrix that they were very interested in the Physiometrix product line but would prefer to pursue an acquisition of the company rather than a distribution relationship. John Williams, our President and Chief Executive Officer, who attended the meeting for us, responded that we would be open to considering an outright acquisition but would need to consider other avenues as well, including additional equity financing.

        On March 17, 2005, in a letter addressed to us, Hospira advised us that it was prepared to consider an acquisition of us at an aggregate enterprise valuation in the range of $25 million.

        On March 31, 2005, our Board met at our corporate headquarters to review and consider our strategic options. Our Board considered the proposal by Hospira as well as the possibility of an equity financing. Our Board noted that, although a Hospira acquisition would be a terminal liquidation event for our stockholders, financing the company and remaining independent would entail both substantial dilution of existing stockholders as well as significant risk regarding our ability to grow sales of our products, either independently or through a distribution partner. The Board determined that a sale of the company was the most viable option. To assist us in evaluating the Hospira offer and other possible sale alternatives, our Board engaged Broadview as our financial advisor. The Board directed management and Broadview to initiate dialogue with other likely acquirors in order to generate a competitive environment.

        During April 2005, our management was contacted by Company A's management, which indicated its interest in pursuing an acquisition of us. In late April, 2005, a due diligence team from Company A visited our corporate headquarters and conducted a full due diligence review of us and our business.

        During April 2005, we were also approached by a representative of a group of venture capital funds that were considering a transaction in which they would fund a buyout of the existing public security holders and take our company private. We advised these investors of the potential value of the Hospira transaction. As a result, the investors concluded that they could not structure a transaction that would result in equivalent value to our existing public stockholders.

        On April 29, 2005, Hospira's legal counsel, Mayer Brown Rowe & Maw, LLP, referred to herein as Mayer Brown, delivered to us and our legal counsel, Wilson Sonsini Goodrich & Rosati, P.C., referred to herein as WSGR, a draft definitive merger agreement.

        During the remainder of April and early May 2005, we, independently and with the involvement of Broadview, continued our discussions with Company A. We also contacted other potential acquirors, and our Board directed Broadview to contact another potential acquiror, to ascertain third-party level of interest in acquiring us. During mid-May 2005, Company A advised us they were withdrawing from further consideration of an acquisition of us.

        On May 5 and 6, 2005, Messrs. Williams and Muehl, representatives of Hospira and representatives of Mayer Brown and WSGR met at Mayer Brown's offices to review and negotiate the definitive merger agreement.

        During the remainder of May 2005, we and Hospira continued negotiation of the definitive merger agreement. We also prepared schedules and exhibits to the agreement and responded to due diligence and related inquiries from Hospira. We also continued with our overtures to other potential acquirors, and Broadview continued its conversations with another potential acquiror identified earlier. These discussions did not result in an acquisition proposal from this potential acquiror.

        On May 31, 2005, our board of directors met telephonically with representatives of Broadview and WSGR. Representatives of WSGR summarized the terms of the merger agreement, and focused on the resolution of final issues related to the agreement. Representatives of Broadview then reviewed with our board of directors Broadview's financial analyses with respect to the proposed transaction and delivered its oral opinions, later confirmed by delivery of its written opinion, to our board of directors to the effect that, as of May 31, 2005, and based upon and subject to the qualifications, limitations and assumptions set forth therein, the $1.59 per share in cash to be received by holders of our common stock pursuant to the merger agreement is fair from a financial point of view to those holders. See "The Merger—Opinion of Broadview." After extensive discussion and deliberation, our board of directors unanimously (1) approved and adopted the merger agreement, the merger and the transactions contemplated thereby, (2) determined that it is in the best interests of us and our shareholders that we enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement, and (3) recommended that our stockholders approve and adopt the merger agreement, the merger and the transactions contemplated thereby.

        Following this meeting, during late afternoon on May 31, 2005, we received a comment letter from the staff of the Securities and Exchange Commission relating to a routine review of our recent periodic reports, including our report on Form 10-K for 2004 and our Form 10-Q for the quarter ended March 31, 2005. We advised Hospira and Mayer Brown of the receipt of this letter. Following extensive discussions among us, Hospira, Mayer Brown and WSGR, we agreed to a closing condition to the effect that the comments addressed by the Commission be resolved to the reasonable satisfaction of Hospira. Our Board approved this additional closing condition.

        Late in the evening of May 31, 2005, we and Hospira executed and delivered the merger agreement and Hospira and our directors and executive officers executed and delivered the voting agreements. Each company issued press releases announcing the transaction early in the morning of June 1, 2005.

Reasons for the Merger and Board of Directors' Recommendation

        Reasons for the Merger.    In the course of reaching its decision to approve and adopt the merger agreement, the merger and the transactions contemplated thereby, our board of directors consulted with our senior management, legal counsel and financial advisor, reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

  •
  our current and historical financial condition and our results of operations as a stand-alone company, our prospects and strategic objectives and the risks involved in achieving those prospects and objectives;

  •
  our need for additional capital to support ongoing operations and product commercialization;

  •
  our need to establish a distribution and sales model for our new PSA 5000 system, either through distribution partners or by raising capital sufficient to enable us to recruit and hire a sales force, and the risks associated with pursuing these strategies;

  •
  our ability to compete as a stand-alone, single product company in the medical device marketplace, particularly in light of the increasing consolidation in the medical device industry and the greater sales and marketing strength possessed by diversified health care products companies;

  •
  the challenge to us and the potential dilution to our stockholders of raising money through the sale of debt or equity securities in the current market environment;

  •
  the possible alternatives to the merger (including the possibility of continuing to operate as an independent entity and the possibility of selling or combining our company with a company other than Hospira), the range of possible risks and benefits to our stockholders of these alternatives and the timing and the likelihood of accomplishing these alternatives, and our board of directors' assessment that the merger with Hospira presented a superior opportunity to such alternatives;

  •
  the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common shares; and

  •
  other historical information concerning our business, prospects, financial performance and condition, operations, technology, management and competitive position.

        In the course of its deliberations, our board of directors also considered, among other things, the following positive factors:

  •
  the value of the consideration to be received by our stockholders in the merger pursuant to the merger agreement;

  •
  the fact that the $1.59 per share to be paid as the consideration in the merger represents:

  •
  a premium of approximately 92% over the one-month trailing average price per share of our common shares on The NASDAQ Small Cap Market calculated prior to the public announcement of the execution of the merger agreement of $0.83 per share;

  •
  a premium of approximately 106% over the one-week trailing average price per share of our common shares on The NASDAQ Small Cap Market calculated prior to the public announcement of the execution of the merger agreement of $0.77 per share; and

  •
  a premium of approximately 120% over the $0.72 closing sale price for our common shares on The NASDAQ Small Cap Market on May 31, 2005, the last trading day prior to the public announcement of the execution of the merger agreement;

  •
  the fairness opinion of Broadview to our board of directors to the effect that, as of May 31, 2005, based upon and subject to the qualifications, limitations and assumptions set forth in that opinion, the $1.59 per common share in cash to be received by holders of our common shares in connection with the merger was fair from a financial point of view to those holders (the full text of this opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Broadview in connection with the opinion, is attached as Annex C to the proxy statement);

  •
  the likelihood that the proposed merger would be consummated, in light of the experience, reputation and financial capabilities of Hospira;

  •
  the terms of the merger agreement and related documents, including the parties' representations, warranties and covenants, and the conditions to their respective obligations; and

  •
  the fact that pursuant to the merger agreement, we are not prohibited from responding in the manner provided in the merger agreement to certain acquisition proposals (as described below in "The Merger Agreement—No Solicitation") that our board of directors determines in good faith constitute or are reasonably likely to lead to superior proposals, and we may terminate the merger agreement under certain circumstances to enter into a superior proposal (as described below in "The Merger Agreement—No Solicitation").

        In the course of its deliberations, our board of directors also considered, among other things, the following negative factors:

  •
  risks and contingencies related to the announcement and pendency of the merger, including the possible negative impact of the merger on our employees, customers and partners and the possible negative effect of the merger on our existing relationships with third parties;

  •
  the possibility that the merger will not be consummated and the potential negative effect of the public announcement of the merger in that event on our sales, operating results and share price and our ability to retain key management and personnel;

  •
  our stockholders would not benefit from any potential future increase in our value;

  •
  the conditions to Hospira's obligation to complete the merger and the right of Hospira to terminate the merger agreement under certain circumstances; and

  •
  the interests that certain of our directors and executive officers may have with respect to the merger in addition to their interests as stockholders of Physiometrix generally as described in "The Merger—Interests of Physiometrix's Directors and Management in the Merger."

        The preceding discussion of the information and factors considered by our board of directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our board of directors, but rather, our board of directors conducted an overall analysis of all factors, including the factors described above, and including discussions with and questioning of our senior management and legal and financial advisors.

        Board of Directors Recommendation.    After careful consideration, our board of directors has unanimously approved the merger agreement, the merger and the transactions contemplated thereby, and has unanimously determined that it is in the best interests of Physiometrix and our stockholders that we enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement. Accordingly, the board of directors of Physiometrix unanimously recommends that you vote FOR approval of the merger agreement, the merger and the transactions contemplated thereby.

Opinion of Broadview

        Pursuant to a letter agreement dated as of May 12, 2005, Broadview was engaged to act as financial advisor to the board of directors of Physiometrix. The board of directors selected Broadview based on Broadview's reputation and experience in the information technology ("IT"), communications, healthcare technology and media industry in particular. Broadview focuses on providing merger and acquisition advisory services to IT, communications, healthcare technology and media companies. In this capacity, Broadview is continually engaged in valuing these businesses and maintains an extensive database of IT, communications, healthcare technology and media mergers and acquisitions for comparative purposes. At the meeting of the Physiometrix board of directors on May 31, 2005, Broadview rendered its oral opinion, subsequently confirmed in writing, that, based upon and subject to the assumptions, qualifications, limitations and factors described in the Broadview opinion, the $1.59 per common share in cash to be received by holders of Physiometrix common stock under the merger agreement was fair, from a financial point of view, to holders of Physiometrix common stock.

        Broadview's opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Broadview, is attached as Annex C to this proxy statement. Physiometrix stockholders are urged to, and should, read the Broadview opinion carefully and in its entirety. Broadview's opinion was provided solely to Physiometrix' board of directors and addresses only the fairness of the $1.59 per common share in cash to be received from a financial point of view to holders of Physiometrix common stock as of May 31, 2005. The Broadview opinion does not address any other aspect of the merger and does not constitute a recommendation to any Physiometrix stockholder or any other person as to how to vote or act with respect to the merger.

In rendering its opinion, Broadview, among other things:

  •
  reviewed the terms of the merger agreement in the form of the draft furnished to Broadview by us on May 26, 2005, which, for the purposes of the opinion, Broadview assumed, with our permission, to be identical in all material respects to the agreement to be executed;

  •
  reviewed Physiometrix's annual report on Form 10-K for the fiscal year ended December 31, 2004, including the audited financial statements included therein and Physiometrix's quarterly report on Form 10-Q for the period ended March 31, 2005, including the unaudited financial statements included therein;

  •
  reviewed certain internal financial and operating information concerning Physiometrix, including quarterly projections through December 31, 2009, prepared and furnished to Broadview by Physiometrix management;

  •
  participated in discussions with Physiometrix management concerning the operations, business strategy, current financial performance and prospects for Physiometrix;

  •
  discussed with Physiometrix management its view of the strategic rationale for the merger;

  •
  reviewed the recent reported closing prices and trading activity for Physiometrix common stock;

  •
  compared certain aspects of Physiometrix's financial performance with public companies Broadview deemed comparable;

  •
  analyzed available information, both public and private, concerning other mergers and acquisitions Broadview believed to be comparable in whole or in part to the merger;

  •
  reviewed recent equity research analyst reports covering Physiometrix, including annual projections through December 31, 2006, contained therein;

  •
  assisted in negotiations and discussions related to the merger among Physiometrix, Hospira and their respective financial and legal advisors; and

  •
  conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

        In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to Broadview by Physiometrix or its advisors. With respect to the financial projections examined by Broadview, Broadview has assumed, with the Company's permission, that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of the Company as to the future performance of the Company, and that such projections and the assumptions underlying such projections provide a reasonable basis for Broadview's opinion. Broadview has also assumed, with the Company's permission, that in the course of obtaining the necessary regulatory and third party approvals, consents and releases for the merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the merger and that the merger will be completed in accordance with applicable laws and regulations and the terms of the merger agreement, without waiver, amendment or modification of any material term, condition or agreement. Broadview's opinion does not address the relative merits of the merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the company or its board of directors to proceed with the merger. Broadview has not made or taken into account any independent appraisal or valuation of any of Physiometrix's assets or liabilities. Broadview expresses no view as to the federal, state or local tax consequences of the merger.

        For purposes of this opinion, Broadview has assumed that Physiometrix is not currently involved in any material transaction other than the merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Broadview's opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion. It should be understood that, although subsequent developments may affect this opinion, Broadview has no obligation to update, revise or reaffirm the opinion. Broadview expresses no opinion as to the price at which shares of Physiometrix common stock will trade at any time.

        The following is a summary explanation of various sources of information and valuation methodologies employed by Broadview in rendering its opinion. These analyses were presented to the Physiometrix board of directors at its meeting on May 31, 2005. This summary includes the financial analyses used by Broadview and deemed to be material, but does not purport to be a complete description of analyses performed by Broadview in arriving at its opinion. Broadview did not explicitly assign any relative weights to the various factors of analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

  Physiometrix Stock Performance Analysis

        Broadview compared the recent stock performance of Physiometrix with that of the NASDAQ Composite and Physiometrix Comparable Index. The Physiometrix Comparable Index is comprised of public companies that Broadview deemed comparable to Physiometrix. Broadview selected companies it deemed comparable as follows: five public companies in the patient monitoring equipment industry and five public companies in the medical device industry with Trailing Twelve Month ("TTM") Revenue Growth greater than 20%. Those companies selected from the patient monitoring equipment industry consist of the following companies: Somanetics Corporation; Aspect Medical Systems, Inc.; Natus Medical Incorporated; Vital Signs, Inc.; and Criticare Systems, Inc. Those companies selected from the medical device industry consist of the following companies: Intuitive Surgical, Inc.; Given Imaging Ltd.; Conceptus, Inc.; Animas Corporation; and Integra LifeSciences Holdings Corporation. This analysis indicated that Physiometrix's stock traded at a significantly lower premium than that of the NASDAQ Composite and of each list of selected comparable companies over the twelve months preceding May 27, 2005.

  Public Company Comparables Analysis

        Broadview considered ratios of share price and market capitalization, adjusted for cash and debt when necessary, to selected historical operating and balance sheet results in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Broadview compared financial information of Physiometrix with publicly available information for those companies selected from the patient monitoring and medical device industries listed above. For this analysis, as well as other analyses, Broadview examined publicly available information.

        The following table presents, as of May 31, 2005, the median multiples and the range of multiples for those companies selected from the patient monitoring and the medical device industry of total market capitalization (TMC) (which is defined as equity market capitalization plus total debt minus cash and cash equivalents) divided by selected operating metrics:

        The patient monitoring equipment comparables exhibit the following medians and ranges for the applicable multiples:

	Median Multiple	Range of Multiples
TTM TMC/R	3.87x	2.02x – 14.88x
Projected 12/31/05 TMC/Revenue	3.45x	1.60x – 10.62x
Projected 12/31/06 TMC/Revenue	3.11x	2.21x – 8.25x

        The medical device comparables exhibit the following medians and ranges for the applicable multiples:

	Median Multiple	Range of Multiples
TTM TMC/R	8.68x	4.16x – 11.01x
Projected 12/31/05 TMC/Revenue	6.45x	3.54x – 9.31x
Projected 12/31/06 TMC/Revenue	4.59x	2.96x – 7.98x

        The patient monitoring equipment comparables imply the following medians and ranges for per share value:

	Median Implied Value	Range of Implied Values
TTM TMC/R	$0.60	$0.32 – $2.26
Projected 12/31/05 TMC/Revenue	$0.68	$0.33 – $2.06
Projected 12/31/06 TMC/Revenue	$1.62	$1.15 – $4.25

        The medical device comparables imply the following medians and ranges for per share value:

	Median Implied Value	Range of Implied Values
TTM TMC/R	$1.33	$0.65 – $1.68
Projected 12/31/05 TMC/Revenue	$1.26	$0.70 – $1.81
Projected 12/31/06 TMC/Revenue	$2.38	$1.54 – $4.12

Transaction Comparables Analysis

        Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating metrics to indicate the value strategic and financial acquirers have been willing to pay for companies in a particular market segment. A handful of companies involved in recent transactions are comparable to Physiometrix based on market focus, business model and size. Broadview reviewed nine comparable merger and acquisition ("M&A") transactions from January 1, 2003 through May 27, 2005 involving Post-Commercialization Medical Device Vendors with seller Trailing Twelve Months Revenue less than $25 million, excluding equity investments and divestitures. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT, Communications, Healthcare Technology, and Media industries. These transactions consisted of the acquisition of:

  1)  Opus Medical, Inc. by AthroCare Corporation;
  2)  Computer Motion, Inc. by Intuitive Surgical, Inc.;

  3)  C.P. Medical Corporation by Theragenics Corporation;
  4)  TherMatrx, Inc. by American Medical Systems Holding, Inc.;
  5)  Hydrocision (VersaJet surgical debridement product) by Smith & Nephew PLC;
  6)  Mini-Mitter Company, Inc. by Respironics, Inc.;
  7)  Cardio Control NV by Welch Allyn, Inc.;
  8)  Del Mar Medical Systems LLC by Ferraris Group PLC; and
  9)  Diamterics Medical (IRMA point-of-care product line) by Thoratec Corporation.

        These comparables exhibit the following median and range for the applicable multiple:

	Median Multiple	Range of Multiples
Adjusted Price / TTM Revenue	2.00x	0.59x – 5.45x

        These comparables imply the following median and range for per share value:

	Median Implied Value	Range of Implied Values
P/R	$0.32	$0.11 – $0.84

  Transaction Premiums Paid Analysis

        Broadview considered the premiums paid above a seller's share price in order to determine the additional value that strategic and financial acquirers, when compared to public stockholders, are willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions involving publicly-held North American hardware vendors from January 1, 2003 to May 27, 2005 with equity consideration less than $100 million. Broadview did not utilize a medical technology set due to an insufficient number of medical technology transactions with equity consideration less than $100 million from January 1, 2003 to May 27, 2005. These transactions consisted of the acquisition of:

  1)
  Hytek Microsystems, Inc. by Natel Engineering Co., Inc.;
  2)
  Troy Group Inc. by Dirk Inc.;
  3)
  Coreco, Inc. by DALSA Corporation;
  4)
  SSP Solutions Inc. by SAFLINK Corp.;
  5)
  Laser Technology Inc. by LTI Acquisition Corp.;
  6)
  Silent Witness Enterprises Ltd. by Honeywell Inc.;
  7)
  SI Technologies Inc. by Vishay Intertechnology Inc.;
  8)
  Multilink Technology Corp. by Vitesse Semiconductor Corp.;
  9)
  Interlott Technologies Inc. by GTECH Holdings Corp.;
  10)
  Boomerang Tracking Inc. by LoJack Corp.;
  11)
  AlphaSmart, Inc. by Renaissance Learning, Inc.;
  12)
  Datakey Inc. by SafeNet Inc.;
  13)
  MCK Communications Inc. by Verso Technologies Inc.;
  14)
  ECC International Corp. by Cubic Corp.;
  15)
  Sorrento Networks Corp. by Zhone Technologies Inc.;
  16)
  Larscom Inc. by Verilink Corp.;
  17)
  Miltope Group Inc. by Singapore Technologies Engineering Ltd. (Vision Technologies Kinetics Inc.);
  18)
  interWAVE Communications International Ltd. by Alvarion Ltd;
  19)
  Copper Mountain Networks, Inc. by Tut Systems, Inc.; and
  20)
  Vina Technologies Inc. by Larscom Inc.

        The following table presents, the median premium and the range of premiums for these transactions calculated by dividing:

  (1)
  the offer price per share minus the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction, by

  (2)
  the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction:

	Median Premium	Range of Premiums
Premium Paid to Seller's EMC 1 Trading Day Prior to Announcement	31.1%	(39.2%) – 132.6%
Premium Paid to Seller's EMC 20 Trading Days Prior to Announcement	28.3%	(43.3%) – 117.4%

        The following table presents the median implied value and the range of implied values of Physiometrix' stock, calculated by using the premiums shown above and Physiometrix' share price twenty trading days and one trading day prior:

	Median Implied Value	Range of Implied Values
Premium Paid to Seller's EMC 1 Trading Day Prior to Announcement	$0.98	$0.46 – $1.74
Premium Paid to Seller's EMC 20 Trading Days Prior to Announcement	$0.92	$0.41 – $1.57

Discounted Cash Flow Valuation Analysis

        Broadview examined the value of the Company based on projected free cash flow estimates for the Company derived from two sets of projections prepared and provided to Broadview by Physiometrix management: a high-growth case ("Case 1") and a low-growth case ("Case 2"). The free cash flow estimates were generated from financial projections from May 18, 2005 through December 31, 2009, which were prepared by Physiometrix management. A range of terminal values at December 31, 2009 was determined by ascribing terminal growth rates, which ranged from 1.0% to 3.0%, to the annual free cash flow for the twelve months ending December 31, 2009. Broadview calculated a discount rate of 18.8% based on the Capital Asset Pricing Model ("CAPM") using the median capital-structure adjusted beta for the patient monitoring public company comparables. Broadview calculated a discount rate of 21.5% based on the CAPM using the median capital-structure adjusted beta for the medical device public company comparables.

        For Case 1, based on a range of terminal growth rates from 1.0% to 3.0% and discount rates ranging from 15.0% to 31.2%, Broadview calculated implied share prices ranging from $0.81 to $4.48. Based on the median capital-structure adjusted beta for the patient monitoring public company comparables, Broadview calculated an implied share price of $2.71. Based on the capital-structure adjusted beta for medical device public company comparables, Broadview calculated an implied share price of $2.07.

        For Case 2, based on a range of terminal growth rates from 1.0% to 3.0% and discount rates ranging from 15.0% to 31.2%, Broadview calculated implied share prices ranging from not meaningful to $1.02. Implied share prices calculated from certain terminal growth rates and discount rates were not meaningful due to the Company's projected losses. Based on the median capital-structure adjusted beta for the patient monitoring public company comparables, Broadview calculated an implied share price of

$0.40. Based on the median capital-structure adjusted beta for the medical device public company comparables, Broadview calculated an implied share price of $0.19.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Broadview considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Broadview believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

        In performing its analyses, Broadview made assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of Physiometrix. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The consideration to be received by Physiometrix pursuant to the definitive agreement and other terms of the definitive agreement were determined through arm's length negotiations between Physiometrix and Hospira, and were approved by the board of directors of Physiometrix. Broadview did not recommend any specific consideration to the board of directors or that any specific consideration constituted the only appropriate consideration for the merger consideration. In addition, Broadview's opinion and presentation to the board of directors was one of many factors taken into consideration by the board of directors in making its decision to approve the merger transaction. Consequently, the Broadview analyses as described above should not be viewed as determinative of the opinion of the board of directors with respect to the value of Physiometrix or of whether the board of directors would have been willing to agree to a different consideration.

        Pursuant to the terms of the Broadview engagement letter, Broadview was due a customary fee upon delivery of its fairness opinion and a customary fee which is only payable upon consummation of the merger. Broadview will also be reimbursed for its reasonable and customary expenses, and it and related parties will be indemnified against certain liabilities, including liabilities under the federal securities laws, in connection therewith. No limitations were imposed on Broadview by Physiometrix with respect to the investigations made or procedures followed by it in rendering its opinion.

        Broadview and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, financial and advisory services to Physiometrix or its affiliates unrelated to the proposed merger for which services they have received, or expect to receive, compensation.

        In the ordinary course of business Broadview and its affiliates, including Jefferies Group, Inc., Broadview's parent company, may publish research reports on the securities of Physiometrix, Hospira or their affiliates and may actively trade or hold the securities of Physiometrix, Hospira their affiliates for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

Interests of Physiometrix's Directors and Management in the Merger

        In considering the recommendation of our board of directors in favor of the merger, you should be aware that members of our board of directors and our executive officers have interests in the merger that are different from, or in addition to, yours.

        All such additional interests are described below, to the extent material. Except as described below, such persons have, to our knowledge, no material interest in the merger apart from those of stockholders generally. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the merger agreement, the merger and the transactions contemplated thereby.

  Indemnification and Insurance

        The merger agreement provides that all rights of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger (and rights for advancement of expenses) existing in favor of our current and former directors or officers as provided in the certificate of incorporation or bylaws in effect as of the date of the merger agreement will be assumed by the surviving corporation in the merger, and will continue in full force and effect in accordance with their terms. Hospira has agreed to cause the surviving corporation to comply with and honor those obligations. The merger agreement further provides that for six years after the effective time of the merger, Hospira will maintain directors' and officers' liability insurance for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by our directors' and officers' liability insurance policies, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the merger agreement. Hospira's obligation to provide this insurance coverage is subject to a cap of 200% of the current annual premium paid by us for our existing insurance coverage.

  Merger Consideration

        Our directors and officers hold common stock and options to purchase common shares, including nonvested options.

        John Williams is the holder of 233,158 shares of common stock, 721,600 shares of common stock issuable pursuant to stock options, 531,600 shares of which have an exercise price that is less than $1.59 per share. Mr. Williams will receive aggregate merger consideration of $832,445.22.

        Daniel Muehl is the holder of 445,000 shares of common stock issuable pursuant to stock options, 375,000 of which have an exercise price that is less than $1.59 per share. Mr. Muehl will receive aggregate merger consideration of $322,300.

        Thomas Baruch is the holder of 41,835 shares of common stock, 70,000 shares of common stock issuable pursuant to stock options, 15,000 of which have an exercise price that is less than $1.59 per share. Mr. Baruch will receive aggregate merger consideration of $78,578.

        Christopher Mitchell is the holder of 10,000 shares of common stock, 40,000 shares of common stock issuable pursuant to stock options, 10,000 of which have an exercise price that is less than $1.59 per share. Mr. Mitchell will receive aggregate merger consideration of $23,450.

        James Saalfield is the holder of 40,000 shares of common stock issuable pursuant to stock options, 10,000 of which have an exercise price that is less than $1.59 per share. Mr. Saalfield will receive aggregate merger consideration of $7,550.

        The vesting of nonvested options of certain executive officers and directors will be accelerated in connection with the completion of the merger. Each nonvested Physiometrix stock option issued and outstanding under our 2001 Stock Option Plan, the 2000 Supplemental Stock Plan, the 1996 Director Option Plan and the 1991 Incentive Stock Plan will become fully vested and exercisable immediately prior to the time of the merger.

        Each Physiometrix stock option vested and unexercised outstanding immediately prior to the time of the merger with an exercise price that is less than $1.59 per share shall be cancelled immediately prior to the time of the merger and will be entitled to receive a cash payment equal to the number of common shares for which such option is then exercisable multiplied by $1.59, less the aggregate exercise price of the option and less any amounts required to be withheld pursuant to any applicable tax withholding requirement.

        Other Physiometrix stock options shall be cancelled as of the time of the merger without payment thereon.

        See "The Merger—Effect on Awards Outstanding Under Physiometrix's Stock Plans and Outstanding Warrants."

  Employment Arrangements with Key Executive Officers

        Under the terms of the merger agreement, Patriot Merger Subsidiary Corporation shall assume and perform the obligations under the employment agreements between the Company and each of John Williams and Daniel Muehl, including severance benefits, bonuses and acceleration of vesting of nonvested options each in connection with completion of the merger. Under the employment agreements Mr. Williams and Mr. Muehl are entitled to receive:

  •
  base salary per annum of $265,225 and $191,209, respectively;

  •
  a change of control bonus (which would be payable in connection with completion of the merger) of $82,500 and $35,000, respectively;

  •
  acceleration of vesting so that all options held by them become fully exercisable in connection with a change of control (which would occur upon completion of the merger); and,

  •
  severance benefits in connection with a change of control, including payment of 100% of base salary and bonus received in fiscal year 2004 (which would be payable in connection with completion of the merger).

Appraisal Rights

        The discussion below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of Section 262 of the Delaware General Corporation Law (DGCL), which are attached to this proxy statement as Annex D. Stockholders intending to exercise appraisal rights should carefully review Annex D. Failure to follow precisely any of the statutory procedures set forth in Annex D may result in a termination or waiver of these rights.

        If the merger is completed, dissenting holders of our common stock who follow the procedures specified in Section 262 of the DGCL, within the appropriate time period, will be entitled to have their shares of our common stock appraised and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive under the merger agreement.

        The following is a brief summary of Section 262 of the DGCL, which explains the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to precisely follow the procedures described in Section 262 could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of shares of our common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of our common stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262 of the DGCL. A written demand for appraisal of shares must be filed with us before the meeting of stockholders on July 18, 2005. A proxy or vote against the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement will not constitute a written demand for appraisal within the meaning of Section 262. Stockholders electing to exercise their appraisal rights must not vote "FOR" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. Also, because a submitted proxy not marked "AGAINST" or "ABSTAIN" will be voted "FOR" the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, the submission of a proxy not marked "AGAINST" or "ABSTAIN" will result in the waiver of appraisal rights. A stockholder that has not submitted a proxy will not waive his or her appraisal rights solely by abstaining if the stockholder satisfies all other provisions of Section 262 of the DGCL.

        A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner or owners. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owner or owners have.

        A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Physiometrix, Inc., at our principal executive offices at Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts, 01862, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her shares of Physiometrix common stock. Within ten days after the effective time of the merger, we will provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 and have not voted for the merger.

        Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares of our common stock not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Physiometrix, as the surviving corporation in the merger, must mail such written statement to the stockholder within 10 days after the stockholder's request is received by Physiometrix or within 10 days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later.

        Within 120 days after the effective time of the merger (but not thereafter), either Physiometrix or any stockholder who has satisfied the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Physiometrix common stock held by stockholders entitled to appraisal rights. Physiometrix has no present intention to file such a petition if a demand for appraisal is made.

        Upon the filing of a petition in the Delaware Court of Chancery by a stockholder demanding a determination of the fair value of Physiometrix's common stock, service of a copy of the petition must be made upon Physiometrix, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded a determination of the fair value of the shares of Physiometrix common stock and with whom agreements as to the value of their shares have not been reached by Physiometrix. If we file a petition, the petition must be accompanied by the duly verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The court must approve the form of the notices by mail and by publication, and each of Physiometrix and Hospira must bear 50% of the costs of the notices.

        At the hearing on the petition, the Delaware Court of Chancery will determine which stockholders have become entitled to appraisal rights. The court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        After determining which stockholders are entitled to appraisal rights, the court will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. The court will take into account all relevant factors in determining the fair value of the shares of Physiometrix common stock. Our stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

        The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

        No stockholder who has duly demanded appraisal in compliance with Section 262, and has not properly withdrawn such demand, will, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, the stockholders' rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

        Failure by any Physiometrix stockholder to comply fully with the procedures set forth in Annex D to this proxy statement may result in termination of such stockholder's appraisal rights.

Selected Financial Data regarding Physiometrix

        The accompanying selected financial data for the years ended December 31, 2000, 2001, 2002, 2003 and 2004 was derived from audited financial statements prepared in accordance with U.S. generally accepted accounting principles and was excerpted from the financial information presented in our Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission ("SEC") on March 31, 2005. The selected financial data for the three months ended March 31, 2005 was derived from unaudited financial statements prepared in accordance with U.S. generally accepted accounting principles for interim financial information and was derived from the financial information presented in our Form 10-Q filed with the SEC on May 13, 2005. You can find more information about the financial results of Physiometrix in the Form 10-K and Form 10-Q referred to above, including, for the year-end financial data only, information and footnotes required by U.S.

generally accepted accounting principles. See "Where you can find more information," below to locate additional information about Physiometrix including the Form-10-K and Form 10-Q referred to above. The information below should be read in conjunction with our Form 10-K and Form 10-Q.

	Year ended December 31,					Three Months Ended March 31,
	2000	2001	2002	2003	2004	2004	2005
						(unaudited)	(unaudited)
Statements of Operations Data
Revenues	$2,466,595	$2,718,305	$1,017,164	$1,737,804	$1,891,112	$197,194	$374,104
Cost of products sold	2,957,652	6,627,461	1,151,344	2,096,347	1,942,529	330,126	507,664

Gross Deficit	(491,057)	(3,909,156)	(134,180)	(358,543)	(51,417)	(132,932)	(133,560)
Costs and expenses:
Research and development	2,775,324	3,850,155	2,229,736	1,567,155	1,812,893	381,819	480,992
Selling, general and administrative	2,595,554	4,987,845	3,276,932	3,218,964	3,486,182	938,211	902,722

	5,370,878	8,838,000	5,506,668	4,786,119	5,299,075	1,320,030	1,383,714

Operating loss	(5,861,935)	(12,747,156)	(5,640,848)	(5,144,662)	(5,350,492)	(1,452,962)	(1,517,274)
Change in fair value of warrant derivative	0	0	0	(2,929,131)	(1,046,080)	(1,046,080)	0
Interest income	1,139,802	752,106	117,225	23,540	59,110	19,043	9,951

Net Loss	$(4,722,133)	$(11,995,050)	$(5,523,623)	$(8,050,253)	$(6,337,462)	$(2,479,999)	$(1,507,323)

Basic and diluted net loss (per common share)	$(0.60)	$(1.42)	$(0.66)	$(0.91)	$(0.47)	$(0.19)	$(0.11)

Shares used in computing basic and diluted net loss per common share	7,812,544	8,420,677	8,422,560	8,836,118	13,594,751	13,400,415	13,701,366

	Year Ended December 31, 2004	Three Months Ended March 31, 2005
	(unaudited)	(unaudited)
Balance Sheet Data
Cash, cash equivalents and short-term investments	$2,588,737	$1,010,772
Working capital (deficit)	2,379,974	800,958
Total assets	3,196,216	1,644,267
Accumulated deficit	(65,990,779)	(67,498,102)
Total stockholders' equity (deficit)	2,483,692	977,047

Accounting Treatment

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Form of the Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Patriot Merger Subsidiary Corporation, a wholly owned subsidiary of Hospira and a party to the merger agreement, will merge with us. Physiometrix will survive the merger as a wholly owned Delaware subsidiary of Hospira.

Merger Consideration

        At the effective time of the merger, each of our outstanding common shares, other than shares held by stockholders who perfect their appraisal rights (as described in "The Merger—Appraisal Rights"), will be converted into the right to receive $1.59 in cash, without interest.

        As of the effective time of the merger, all of our common shares will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any of our common shares (other than stockholders who have perfected their appraisal rights) will cease to have any rights as a stockholder, except the right to receive $1.59 per share in cash. The price of $1.59 per share was determined through arm's-length negotiations between Hospira and us.

Conversion of Shares; Procedures for Exchange of Certificates

        The conversion of our common shares into the right to receive $1.59 per share in cash, without interest, will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, the paying agent will send a letter of transmittal to each former Physiometrix stockholder. The letter of transmittal will contain instructions for obtaining cash in exchange for our common shares. You should not return share certificates with the enclosed proxy.

        Upon surrender of a share certificate representing our common shares, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the paying agent, the holder of the certificate will be entitled to receive from the paying agent, on behalf of Hospira, as promptly as practicable in accordance with the paying agent's customary procedures, $1.59 in cash for each share represented by the share certificate and that share certificate will be canceled.

        In the event of a transfer of ownership of our common shares that is not registered in our share transfer books, the merger consideration for our common shares may be paid to a person other than the person in whose name the surrendered certificate is registered if:

  •
  the certificate is properly endorsed or otherwise is in proper form for transfer; and

  •
  the person requesting such payment:

  •
  pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate; or

  •
  establishes that the tax has been paid or is not applicable.

        No interest will be paid or accrued on any cash payable upon the surrender of share certificates representing our common shares. The cash paid upon conversion of our common shares will be issued in full satisfaction of all rights relating to our common shares.

Effect on Awards Outstanding under Physiometrix's Stock Plans and Outstanding Warrants

        Options.    Each nonvested Physiometrix stock option issued and outstanding under Physiometrix's 2001 Stock Option Plan, the 2000 Supplemental Stock Plan, the 1996 Director Option Plan and the 1991 Incentive Stock Plan will become fully vested and exercisable immediately prior to the time of the merger.

        Each Physiometrix stock option vested and unexercised outstanding immediately prior to the time of the merger with an exercise price that is less than $1.59 per share shall be cancelled immediately prior to the time of the merger and will be entitled to receive a cash payment equal to the number of common shares for which such option is then exercisable multiplied by $1.59, less the aggregate exercise price of the option and less any amounts required to be withheld pursuant to any applicable tax withholding requirement.

        All other Physiometrix stock options shall be cancelled as of the time of the merger without payment thereon.

        Warrants.    Each holder of a Physiometrix common stock purchase warrant outstanding immediately prior to the time of the merger with an exercise price less than $1.59 will receive a cash payment equal to the number of common shares for which the warrant is exercisable multiplied by $1.59, less the aggregate exercise price of such warrant, if the holder executes and returns a warrant election form to Hospira.

        All other warrants, including without limitation warrants that would qualify for payment for which the holder fails to return a warrant election form, shall be cancelled as of the time of the merger without payment thereon in accordance with the terms of the warrants.

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed upon by Hospira and us and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the closing date, which will not be later than the second business day after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement.

Delisting and Deregistration of Physiometrix's Common Shares

        If the merger is completed, our common shares will no longer be traded on The NASDAQ Small Cap Market and will be deregistered under the Securities Exchange Act of 1934, as amended. We note that if the merger is not completed, our shares may be delisted, as NASDAQ notified Physiometrix on May 18, 2005 that a plan to comply with NASDAQ listing requirements we submitted to NASDAQ in connection with NASDAQ's earlier notice to us of failure to satisfy listing requirements did not provide a definitive plan evidencing our ability to achieve near term compliance with the continued listing requirements or maintain such compliance over an extended period of time. NASDAQ therefore advised us that, our securities are subject to delisting. We have requested an appeal and a hearing before the NASDAQ Listing Qualifications Panel. The hearing has been scheduled for June 30, 2005.

Material United States Federal Income Tax Consequences of the Merger

        This section discusses the material United States federal income tax consequences of the merger to our stockholders whose common shares of Physiometrix are surrendered in the merger in exchange for the right to receive cash consideration of $1.59 per share or who receive cash in respect of dissenting common shares of Physiometrix pursuant to their appraisal rights. The discussion below applies only to our stockholders that hold our common shares as capital assets at the time of the merger, and the discussion may not apply to:

  •
  stockholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold common shares as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction);

  •
  persons with a "functional currency" other than the U.S. dollar;

  •
  investors in pass-through entities;

  •
  retirement plans and tax-exempt organizations;

  •
  stockholders who acquired our common shares pursuant to the exercise of share options, pursuant to participation in an employee share purchase plan or otherwise as compensation; or

  •
  stockholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates.

        The discussion below is based upon United States federal income tax laws, as interpreted, and as in effect as of the date of this proxy statement, and does not take into account possible changes in these tax laws or interpretations, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to our stockholders.

        For United States federal income tax purposes, a Physiometrix stockholder generally will recognize gain or loss equal to the difference between the cash received by the stockholder pursuant to the merger or in respect of a dissenting share, as the case may be, and the stockholder's adjusted tax basis in the common shares surrendered. Gain or loss will be calculated separately for each block of shares converted in the merger or surrendered pursuant to the exercise of appraisal rights, as the case may be (i.e., shares acquired at the same cost in a single transaction).

        If at the time of the merger a non-corporate stockholder's holding period for our common shares is more than one year, then any gain recognized generally will be long-term capital gain, subject to United States federal income tax at a maximum rate of 15%. If the non-corporate stockholder's holding period for our common shares is one year or less at the time of the merger, any gain will be short-term capital gain, subject to United States federal income tax at the same rates as ordinary income. There are limits on the deductibility of capital losses.

        Certain stockholders may be subject to information reporting with respect to the cash consideration they received in the merger or in respect of a dissenting common share, as the case may be. In addition such stockholders may be subject to backup withholding at a 28% rate. Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate stockholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent.

        Any amounts withheld under the backup withholding rules will be allowed as a credit against the stockholder's United States federal income tax liability and may entitle the stockholder to a refund, provided the stockholder furnishes specified required information to the Internal Revenue Service.

        HOLDERS OF OUR COMMON SHARES ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES.

THE MERGER AGREEMENT

        The following description summarizes the material provisions of the merger agreement. Stockholders should read carefully the merger agreement, which is attached as Annex A to this proxy statement.

        The merger agreement has been included in this document to provide you with information regarding its terms. It is not intended to provide any other factual information about us. That information can be found elsewhere in this document and in the other public filings we make with the Securities and Exchange Commission. See the "Where You Can Find More Information" section of this document on page 59 for more details. You should read the merger agreement because it, and not this document, is the legal document that governs the terms of the merger.

        Conditions to the Completion of the Merger.    Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

        Hospira and we are obligated to effect the merger only if the following conditions are satisfied or waived:

  •
  the holders of a majority of our outstanding common shares at the close of business on the record date have voted in favor of approving the merger agreement, the merger and the transactions contemplated by the merger agreement;

  •
  no law, regulation or order of any governmental entity shall exist that makes the merger illegal or prohibits the completion of the merger; and

  •
  all other material consents, approvals or filings with any governmental entity required before the completion of the merger must be obtained or made.

        Hospira and Patriot Merger Subsidiary Corporation will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  we must have performed in all material respects all agreements and covenants required to be performed by us under the merger agreement at or prior to the closing date of the merger;

  •
  our representations and warranties in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger (other than representations and warranties which address only matters as of a certain date, which shall have been true and correct as of that particular date, or, except where the failure of the representations and warranties individually or in the aggregate, to be true and current would not reasonably be expected to have a material adverse effect on us or impair or delay the completion of the merger);

  •
  all other material consents of any third party required before the completion of the merger must be obtained or made;

  •
  no more than 3% of the common shares outstanding immediately prior to the merger that have the right to demand appraisal under the Delaware General Corporate Law shall have properly demanded such appraisal;

  •
  certain employees of ours must be our full-time employees at the time of the merger;

  •
  no government entity shall have instituted a proceeding that would be reasonably expected to have a material adverse effect on us or impair or delay the completion of the merger;

  •
  certain actions must have been taken in connection with the termination of Physiometrix's distribution agreement with Baxter Healthcare Corporation;

  •
  Hospira must be reasonably satisfied with the resolution of issues identified in a letter from the SEC received by Physiometrix on May 31, 2005 in connection with the SEC's routine review of Physiometrix's most recent filing on Form 10-K.

        We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  Hospira must have performed in all material respects all agreements and covenants required to be performed by us under the merger agreement at or prior to the closing date of the merger; and

  •
  Hospira's representations and warranties in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger (other than representations and warranties which address only matters as of a certain date, which shall have been true and correct as of that particular date, or, except where the failure of the representations and warranties individually or in the aggregate, to be true and correct would not reasonably be expected to have a material adverse effect on Hospira or impair or delay the completion of the merger).

        Material Adverse Effect.    Several of our representations and warranties contained in the merger agreement are qualified by reference to whether the item in question is reasonably likely to have a "material adverse effect" on us. In addition, the closing condition relating to the accuracy of the representations and warranties upon the closing of the merger will be met unless inaccuracies would be reasonably likely to have a "material adverse effect" on us. The merger agreement provides that a "material adverse effect" means, when used in connection with us, any such events, changes, conditions, effects, occurrences, or states of facts, or that are reasonably expected to be materially adverse to the business, assets, liabilities, prospects, financial condition, operations or results of operations or any event, change, condition, effect, occurrence or state of facts that could reasonably be expected to materially impair or delay our ability to perform our obligations under the merger agreement or prevent the completion of any of the transactions contemplated by the merger agreement. However, the following, will not be considered a material adverse effect and will not be taken into account in determining whether there has been or will be a material adverse effect on us:

  •
  any change, event, condition, effect, occurrence or state of facts resulting from public announcement or pendency of the merger agreement or related transactions contemplated by the merger agreement;

  •
  any change, event, condition, effect, occurrence or state of facts resulting from acts of war or terrorism or any escalation thereof in and of itself, except to the extent that such events disproportionately and materially affect us; or

  •
  any change in accounting requirements or principles.

        No Solicitation.    Except with respect to superior proposals as described below, we have agreed that we will not authorize or permit any of our directors, officers, employees, agents or advisors acting on our behalf to:

  •
  solicit or encourage an alternative acquisition proposal from a third party;

  •
  provide any third party information about us relating to any possible alternative acquisition proposal by a third party;

  •
  enter into a contract with any third party providing for a possible alternative acquisition proposal by a third party; or

  •
  support, recommend or solicit any alternative acquisition proposal.

        The merger agreement provides that our board of directors may (before approval of the merger by the stockholders) in response to a written unsolicited acquisition proposal that is reasonably likely to result in a superior proposal by a third party:

  •
  furnish information to the third party and its representatives; and

  •
  discuss and negotiate regarding such proposal.

        We must advise Hospira orally and in writing of any alternative acquisition proposal or any inquiry that could reasonably be expected to lead to any alternative acquisition proposal within 24 hours, keep Hospira informed of the status of and changes to the alternative acquisition proposal and provide Hospira with copies of all material correspondence in connection with any alternative acquisition proposal.

        Our board of directors may only respond to a written unsolicited acquisition proposal if our board of directors:

  •
  determines in good faith, after consultation with legal counsel and independent financial advisors, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (which is a proposal, not subject to a financing contingency, to acquire Physiometrix or all the equity securities or assets of Physiometrix on terms determined by the board of directors to be financially superior considering certain facts and circumstances); and

  •
  determines in good faith that the failure to take such action would be inconsistent with our board of directors' fiduciary obligations to Physiometrix or to Physiometrix's stockholders.

        The merger agreement provides that the term "alternative acquisition proposal" means an offer or proposal from any person (other than Hospira or Patriot Merger Subsidiary Corporation) relating to any transaction or series of related transactions involving:

  •
  any merger or business combination transaction with or involving us,

  •
  any direct or indirect acquisition of all or a substantial part of the business or properties of ours, or

  •
  any direct or indirect acquisition of our capital stock, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving us or a division, operating or principal business unit of ours.

        The merger agreement provides that our board of directors may withhold, withdraw, modify or change its recommendation in favor of the merger at any time prior to our stockholders' approval of the merger agreement, the merger and the transactions contemplated thereby, but only to terminate the merger agreement in accordance with the termination procedures described below under the sub-heading "Termination," if, among other things:

  •
  our board of directors determines to approve, endorse or recommend an alternative acquisition proposal that constitutes a superior company proposal; provided, however, that we may not terminate this Agreement unless and until three business days have elapsed following the delivery to Hospira of a written notice of such determination;

  •
  we have negotiated in good faith with Hospira during such three business day period in order to allow Hospira the opportunity to submit revised terms for the merger that are financially equal to or superior to such superior company proposal;

  •
  our board of directors determines in good faith that the superior company proposal continues to be a superior company proposal after taking into consideration any revised terms for the merger submitted by Hospira within such three business day period; and

  •
  we pay to Hospira the termination fee of $1,000,000.

        The merger agreement provides that the term "superior proposal" means any written bona fide proposal made by a third party to acquire all or substantially all the equity securities or assets of ours, or other transaction for the acquisition of all or substantially all the equity securities or assets of ours through a tender or exchange offer, merger, consolidation, liquidation or dissolution, recapitalization, sale or joint venture, that is not subject to a financing contingency, and that is on terms which our board of directors determines in its good faith judgment (after consultation with our independent financial advisors and our legal counsel) to be financially superior for the holders of our common shares, to the merger, taking into account all the terms and conditions of such proposal and the merger agreement and taking into account the likelihood of completion in light of all financial, regulatory, legal and other aspects of such proposal.

        Termination.    Hospira and we can terminate the merger agreement under certain circumstances, including:

  •
  by mutual written consent of Hospira and us;

  •
  by either Hospira or us, if the other party has breached any of its representations or warranties in a manner that would prevent satisfaction of closing conditions, or if the other party fails to materially comply with any of its covenants or agreements required to be complied with prior to such date of termination, which failure to comply has not been cured within ten (10) calendar days after written notice of such failure;

  •
  the merger has not been completed by October 28, 2005 for any reason, provided, however, that this right to terminate the merger agreement will not be available to a party whose action or failure to act was a principal cause of or resulted in the failure of the merger to be completed by October 28, 2005 and that action or failure to act constituted a material breach of the merger agreement;

  •
  by either Hospira or us, if a court or governmental entity shall have issued any final and nonappealable order, decree or ruling or any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

  •
  by either Hospira or us, if our stockholders do not approve and adopt the merger agreement, the merger and the transactions contemplated thereby at a duly held stockholders meeting;

  •
  by Hospira if any of the following "triggering events" occurs:

  •
  our board of directors for any reason withdraws or adversely qualifies or modifies, its recommendation in favor of the approval of the merger agreement or the merger;

  •
  our board of directors recommends to our stockholders any alternative acquisition proposal;

  •
  a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock is commenced and our board of directors fails to recommend against acceptance of such tender offer or exchange within ten (10) business days of commencement;

  •
  by us, if prior to obtaining stockholder approval, we receive a superior proposal from a third party and:

  •
  before exercising this termination right, we wait until the third business day following Hospira's receipt of a written notice advising Hospira that our board of directors has received a superior proposal, advising Hospira of the identity of the third party making such proposal and the material terms of such proposal;

  •
  we keep Hospira informed of the status of such superior proposal and provide material correspondence regarding such proposal to Hospira;

    •
    we negotiate with Hospira in good faith during the three business day period to permit Hospira to offer equal or superior terms to such proposal;

    •
    our board of directors confirms after such negotiations that the third party proposal remains a superior proposal; and

    •
    we pay a termination fee of $1,000,000 concurrently with termination of the merger agreement.

        Termination Fee.    The merger agreement requires that we pay Hospira a termination fee of $1,000,000, if, among other things:

  •
  Hospira terminates the merger agreement as a result of a triggering event, as described above;

  •
  the fiduciary duties of our board of directors require us to terminate the merger agreement in connection with our entering into a definitive agreement related to an acquisition proposal which qualifies as a superior proposal; or

  •
  Hospira or we terminate the merger agreement because we failed to obtain the required approval of our stockholders or because the merger has not closed before October 28, 2005 and any one of the following occurs:

  •
  there has been a triggering event, as described above; or

  •
  a third party has made an acquisition proposal to our board of directors prior to the meeting of our stockholders to vote on the merger, and such acquisition proposal was a substantial contributing cause to a failure of the completion of the merger, and within twelve (12) months following the termination of our merger agreement with Hospira, we have entered a definitive agreement relating to an alternative acquisition proposal.

        Conduct of Business Pending the Merger.    Under the merger agreement, we have agreed that prior to the effective time of the merger, we will, in all material respects carry on our business in the ordinary course as currently conducted consistent with reasonable business judgment and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact our current business organizations, keep available the services of our current officers and employees and preserve our relationships with customers, suppliers and others having business dealings with us. Finally, we have agreed that, among other things and subject to certain exceptions, we will not, without the prior written consent of Hospira:

  •
  declare or pay dividends or make certain distributions or payments to stockholders;

  •
  split, combine or reclassify any of our capital stock or engage in certain actions of similar effect;

  •
  purchase, redeem or otherwise acquire any shares of our capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

  •
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization of Physiometrix;

  •
  issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of our capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalents or convertible securities, other than the issuance of our common shares upon the exercise of options and warrants outstanding on May 31, 2005;

  •
  amend our certificate of incorporation or bylaws;

  •
  create or acquire any subsidiary;

  •
  merge or consolidate with or effect any business combination or agree to take such actions or purchase a substantial portion of the assets of a third party;

  •
  sell, lease, license, mortgage, encumber or otherwise dispose of material properties of Physiometrix, other than to subject such properties to certain permitted liens;

  •
  incur indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any third party, other than indebtedness or guarantees in the ordinary course of business or indebtedness under agreements effective as of May 31, 2005;

  •
  enter into or change severance plans, termination pay or termination benefits obligations, or benefit plans, or any employment or consulting contract, except as required by law, or increase compensation or benefits except in the ordinary course consistent with past practice in conducting annual or periodic reviews;

  •
  enter into or change a contract involving payments or obligations in excess of $5,000, except for contracts or changes in the ordinary course if the failure to enter or change the contract would substantially impair our ability to operate our business in the ordinary and usual course of business consistent with past practice;

  •
  enter into, change or terminate any employment, consulting, indemnification, severance or termination contract or loan or advance money or other property to, arrange any extension of credit to, or make or arrange any modification to the terms of any existing loan or extension of credit to any employee or former employee or director;

  •
  enter into or change any collective bargaining contract or benefit plan, except as required by law, or accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining contract or benefit plan;

  •
  grant any new, or amend any existing, options or warrants or obligate Physiometrix to issue new options or warrants;

  •
  impair our ability to unilaterally amend or terminate any benefit plan;

  •
  promise terms of compensation, benefits, or terms of employment to be provided by Hospira or Physiometrix after the merger;

  •
  change our independent public accountants or make any change in accounting methods or policies except as required by GAAP;

  •
  make certain amendments, claims, waivers, revocations, changes or elections related to taxes;

  •
  make certain changes to our credit policies or hedging strategies;

  •
  pay, discharge or satisfy certain claims, liabilities or obligations, other than in the ordinary and usual course of business or in accordance with their terms, in excess of $5,000 individually or $25,000 in the aggregate;

  •
  cancel material indebtedness or waive claims or rights of substantial value;

  •
  waive the benefits of, or agree to modify in any manner, any material confidentiality (other than confidentiality agreements entered into in the ordinary course of business with employees, consultants or vendors), standstill or similar contracts;

  •
  enter into, modify, amend or terminate any material contract (including those related to intellectual property) or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

  •
  discharge, settle, assign or satisfy claims, in excess of $5,000 individually or $25,000 in the aggregate;

  •
  enter into or change distribution, sale, license, promotion or marketing contracts, other than as permitted by terms of contracts as of May 31, 2005;

  •
  assign, adversely modify or fail to maintain certain approvals as currently in effect;

  •
  fail to maintain or permit to lapse insurance policies as currently in effect;

  •
  transfer or license to any third party or entity or otherwise extend, amend, allow to lapse or go abandoned, or modify any intellectual property agreements other than implied licenses provided to customers for their specific end use;

  •
  enter into certain intellectual property agreements;

  •
  terminate any employee of ours without cause; or

  •
  agree or commit to do any of the foregoing.

        Reasonable Best Efforts.    Except as otherwise limited by the terms of the merger agreement, we and Hospira have each agreed to use our reasonable best efforts to take actions necessary, proper or advisable to complete the merger, including:

  •
  taking all actions to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated thereby;

  •
  obtaining all necessary actions or nonactions, waivers, consents and approvals from all governmental entities and the making of all necessary registrations and filings (including filings with governmental entities) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

  •
  obtaining all necessary consents, approvals or waivers from third parties;

  •
  providing any applicable timely notice to warrant holders and option holders;

  •
  defending lawsuits or other legal proceedings that challenge the merger agreement or the completion of the transactions contemplated by the merger agreement; and

  •
  executing and delivering additional instruments necessary to consummate the transactions contemplated by the merger agreement.

        We and Hospira have agreed to use reasonable best efforts not to take any action, or enter into any transaction, which would reasonably be expected to impede, interfere with, prevent or delay in any material respect, the merger and use commercially reasonably efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties in the merger agreement to be materially untrue or result in a material breach of any covenant in the merger agreement.

        Amendment; Extension and Waiver.    The merger agreement may be amended by the parties in writing at any time, before or after stockholder approval has been obtained. At any time prior to the effective time of the merger, the parties may

  •
  extend the time for the performance of obligations;

  •
  waive inaccuracies in representations and warranties; and

  •
  waive compliance with agreements or conditions contained in the merger agreement.

        Any amendments, extensions or waivers must be made in writing.

        Expenses.    The merger agreement provides that regardless of whether the merger is consummated, all expenses incurred by the parties will be borne by the party incurring the expenses.

        Representations and Warranties.    The merger agreement contains customary representations and warranties relating to, among other things:

  •
  corporate organization and similar matters with respect to Hospira and us;

  •
  the charter documents of us and Hospira;

  •
  sufficiency of Hospira's capital resources to pay the merger consideration;

  •
  our capital structure;

  •
  authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities and third parties relating to, the merger agreement and related matters with respect to each of Hospira and us;

  •
  the engagement of, and payment of fees to, brokers, investment bankers and financial advisors by us and Hospira, and amount of fees payable to other advisors by us in connection with the merger agreement and the merger;

  •
  ability to complete the merger and transactions contemplated by the merger agreement;

  •
  documents filed with the Securities and Exchange Commission by us, the accuracy of the financial statements and other information contained in such documents;

  •
  information provided by us and Hospira for this proxy statement;

  •
  absence of liabilities, losses and other events reasonably likely to have a material adverse effect, and absence of dividends or other distributions to stockholders, in each case since December 31, 2005;

  •
  tax matters with respect to us;

  •
  absence of litigation and proceedings;

  •
  our employment and labor matters and employee benefits plans, including matters relating to the Employee Retirement Income Security Act with respect to us;

  •
  our properties and assets;

  •
  our intellectual property;

  •
  absence of environmental law compliance failures by us;

  •
  certain of our contracts, including the distribution agreement with Baxter;

  •
  our insurance policies;

  •
  matters related to regulation of our business by the U.S. Food and Drug Administration and similar governmental entities in other countries;

  •
  our compliance with applicable laws and permit requirements;

  •
  our relationship and correspondence with lenders, customers, consultants, contractors, vendors, distributors, licensors, licensees, our independent registered public accounting firm, regulators, governmental entities and The NASDAQ Small Cap Market;

  •
  our investments and risk management or hedging strategies;

  •
  the absence of undisclosed liabilities by us;

  •
  applicability of certain takeover statutes' requirements to us and our satisfaction of those statutes;

  •
  our receipt of a fairness opinion;

  •
  required vote of our stockholders;

  •
  our accounting disclosure and controls; and

  •
  transactions with our affiliates.

        Physiometrix Certificate of Incorporation.    As of the effective time of the merger, the separate legal existence of Patriot Merger Subsidiary Corporation will cease and Physiometrix will continue as the surviving corporation after the completion of the merger. At that time, the certificate of incorporation of Patriot Merger Subsidiary Corporation in effect immediately prior to the effective time of the merger will become the certificate of incorporation of the surviving corporation following the merger until changed or amended.

        Physiometrix Bylaws.    As of the effective time of the merger,the bylaws of Patriot Merger Subsidiary Corporation in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation following the merger until changed or amended.

THE VOTING AGREEMENTS

        In order to induce Hospira to enter into the merger agreement, each of John Williams, Daniel Muehl, Thomas Baruch, Christopher Mitchell and James Saalfield, our executive officers and directors, who collectively beneficially owned approximately 6.4% of our outstanding shares as of June 9, 2005 (including for the purpose of this calculation options to purchase common shares of Physiometrix exercisable by such persons within 60 days of June 9, 2005, though the shares subject to options would be eligible to vote only if exercised on or before the record date), entered into a voting agreement with Hospira in substantially the form attached as Annex B to this proxy statement. Pursuant to the voting agreement, these stockholders have agreed to vote their Physiometrix common shares in favor of the approval of the merger agreement, the merger and the transactions contemplated thereby, and against any proposal adverse to the merger. These stockholders have also agreed to irrevocably appoint certain officers of Hospira as their lawful attorneys and proxies with respect to the approval of the merger agreement, the merger and the transactions contemplated thereby. These proxies give Hospira the limited right to vote the Physiometrix common shares beneficially owned by these stockholders, including shares acquired by these stockholders after the date of the voting agreement, in favor of the approval of the merger agreement, the merger and the transactions contemplated thereby, and against any proposal adverse to the merger. These stockholders may vote their shares on all other matters.

        None of the stockholders who are parties to the voting agreement were paid additional consideration in connection with entering into the voting agreement. However, you should be aware that these stockholders are members of our board of directors and/or executive officers, and they may have interests in the merger that are different from, or in addition to, yours. See "The Merger—Interests of Physiometrix's Directors and Management in the Merger."

        Pursuant to the voting agreement, each stockholder who is a party agreed not to sell Physiometrix common shares or options owned, either directly or indirectly, by such stockholder until the earlier of the termination of the merger agreement or the effective time of the merger.

        The form of voting agreement is attached to this proxy statement as Annex B and you are encouraged to read it in its entirety.

PROPOSAL TWO: ELECTION OF DIRECTORS

Directors and Nominees for Director

        Pursuant to the Company's Certificate of Incorporation, the Company's board of directors currently consists of four persons, divided into three classes serving, with staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring. The Class I and Class II directors are serving terms expiring at the Company's 2006 and 2007 Annual Meetings of Stockholders, respectively.

        The nominees for Class III directors are John A. Williams and Thomas Baruch, who stand for reelection as Class III directors at the Annual Meeting. The Class III directors elected at the Annual Meeting will hold office until the 2008 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

        In the event that Mr. Williams or Mr. Baruch become unavailable or decline to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. Messrs. Williams and Baruch are expected to be available to serve.

        The name of the Class III nominees for election to the board of directors at the Annual Meeting, such director's age as of June 10, 2005 and certain information about such director is set forth below. The names of the current Class I and Class II directors, their ages as of the Record Date and certain information about them are also set forth below.

Name	Age	Director Principal Occupation	Since
NOMINEES CLASS III DIRECTOR
John A. Williams	58	President, Physiometrix, Inc.	1993
Thomas Baruch	66	General Partner, CMEA Ventures	1991
CONTINUING CLASS I DIRECTOR
Christopher D. Mitchell	43	Partner, law firm of Wilson Sonsini Goodrich & Rosati, P.C.	2000
CONTINUING CLASS II DIRECTOR
James A. Saalfield	58	Managing General Partner, Still River Management Company	2000

        There are no family relationships among directors or executive officers of the Company.

Directors to be Elected at the Annual Meeting

        John A. Williams joined the Company in December 1993 and has served as a member of the board of directors and as the Company's President and Chief Executive Officer since that date. Prior to that time, Mr. Williams served as President of Bruel and Kjaer Medical, a medical device company, from 1990 to 1993. Mr. Williams was Vice President of Sales and Marketing at Medtronic/AMI, a medical device company, from 1988 to 1990 and Vice President of Sales and Marketing, Worldwide at Merrimack Laboratories from 1983 to 1987.

        Thomas Baruch has served as a member of the board of directors since December 1991 and has been Chairman since June 1993. Mr. Baruch has been a General Partner in CMEA Ventures, a venture capital firm, since 1989. From 1991 to 1996, Mr. Baruch was also a special limited partner in New Enterprise Associates, a venture capital firm. Prior to joining CMEA, Mr. Baruch was the President and Chief Executive Officer of Microwave Technology, Inc., from 1983 to 1988. Mr. Baruch serves on the board of directors of Symyx Technologies, Inc., Aerogen Inc., Aclara Biosciences, Netro Corporation and several private companies.

Directors Whose Terms Extend Beyond the Annual Meeting

        Christopher D. Mitchell has served as a member of the board of directors since June 2000 and as Secretary of the Company since 2000. Since February 1, 1995, Mr. Mitchell has been a partner of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. Mr. Mitchell practices in the area of corporate and securities law and specializes in the representation of emerging growth companies in leading economic sectors, including life sciences, software and electronic commerce. From April 1989 through January 1995, Mr. Mitchell was an associate in such firm. Mr. Mitchell received his B.A. from Haverford College and his J.D. from the University of Minnesota.

        James A. Saalfield has served as a member of our board of directors from September 1996 to October 1998 and rejoined our Board in January 2000. Mr. Saalfield served as a General Partner of Fleet Venture Partners I, II, III and IV and Managing General Partner of Dean's Hill L.P. and is Managing General Partner of the Still River Management Company and Managing General Partner of the Still River Fund, L.P. and the Still River Fund II, L.P. Mr. Saalfield served as the Senior Vice President of Fleet Venture Resources, Inc. and Senior Vice President of Fleet Growth Resources, Inc. from 1985 to 1993. Mr. Saalfield is a director of a number of privately held companies.

Board Matters and Corporate Governance

  Board Meetings and Committees

        The board of directors of the Company held three meetings during the fiscal year ended December 31, 2004. All directors attended all Board meetings in 2004.

        The board of directors has an audit committee and a compensation committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

        The Company has an audit committee comprised entirely of independent directors, as defined in the National Association of Securities Dealers, Inc.'s listing standards, for which information regarding the functions performed by the committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The audit committee is governed by a written charter approved by the board of directors. A copy of this charter is included in this proxy statement as Annex E. The audit committee consists of directors Thomas Baruch and James Saalfield. Audit Committee member Thomas Baruch meets the definition of "audit committee financial expert" under the Securities and Exchange Commission rules.

        The compensation committee consists of directors Thomas Baruch and James Saalfield. The compensation committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The compensation committee held two meetings during the last fiscal year. None of the members of the compensation committee is currently one of the Company's officers or employees. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of the Company's board of directors or compensation committee. John A. Williams, President and Chief Executive Officer of the Company, participates fully with all other committee members in recommending salaries and incentive compensation to the board of directors, except that he does not participate in committee proceedings relating to his salary and compensation.

  Consideration of Director Nominees

        The Company does not have a nominating committee. Given the relatively small size of the Company and its board of directors, the Company does not believe that a nominating committee is necessary and this function is performed by the entire board of directors.

  Stockholder Recommendations

        The policy of the board of directors is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such recommendations, the board of directors seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "Director Qualifications" below. Any stockholder recommendations proposed for consideration by the board of directors should include the candidate's name and qualifications for Board membership and should be addressed to:

  Physiometrix, Inc.
  Five Billerica Park
  101 Billerica Avenue
  North Billerica, Massachusetts 01862
  Attn: Secretary

        In addition, procedures for stockholder direct nomination of directors are discussed under "Deadline for Receipt of Stockholder Proposals" and are discussed in detail in the Company's Bylaws, which will be provided to stockholders upon written request.

  Director Qualifications

        Members of the Board should have the highest professional and personal ethics and values, consistent with the Company's Code and Ethics adopted on February 5, 2004. They should have broad experience at the policy-making level in business. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

  Identifying and Evaluating Nominees for Directors

        The board of directors utilizes a variety of methods for identifying and evaluating nominees for director. The board of directors periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the board of directors considers various potential candidates for director. Candidates may come to the attention of the board of directors through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the board of directors, and may be considered at any point during the year. As described above, the board of directors considers properly submitted stockholder recommendations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, any recommendations are aggregated and considered by the board of directors at a regularly scheduled meeting prior to the issuance of the proxy statement for our annual meeting. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the board of directors. The board of directors may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a stockholder. In evaluating such recommendations, the board of directors seeks to achieve a balance of knowledge, experience and capability on the Board.

        The board of directors has recommended two nominees for election to the Board this year who have previously been elected as directors by the Company's stockholders, John A. Williams and Thomas Baruch.

  Board Independence

        The board of directors has determined that each of its current directors, except for John A. Williams, the Company's President and Chief Executive Officer, is independent within the meaning of The NASDAQ Stock Market, Inc. director independence standards, as currently in effect.

  Annual Meeting Attendance

        Although the Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meetings of stockholders, directors are encouraged to attend annual meetings of the Company's stockholders. Two directors attended the 2004 annual meeting of stockholders.

  Compensation of Directors

        Directors of the Company do not receive cash for services they provide as directors. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1996 Director Option Plan, each non-employee director who becomes a director of the Company after April 30, 1996 will be automatically granted an option to purchase 15,000 shares of the Company's Common Stock on the date on which such person first becomes a director. On the first business day of each year starting with the year beginning January 1, 1997, each nonemployee director will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock. The Company does not provide additional compensation for committee participation or special assignments of the board of directors.

        The Company has agreed to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.

  Code of Ethics

        The board of directors has adopted a Code of Ethics which is applicable to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. The Company will provide a copy of the Code of Ethics upon request made in writing to us at Physiometrix, Inc., Attention: Chief Financial Officer, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 01862. We will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics, including the name of the person to whom the waiver was granted, on our website at www.physiometrix.com, on the Investor Relations page.

  Communications with the Board

        Individuals may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Physiometrix, Inc., 101 Billerica Avenue, North Billerica, Massachusetts 01862.

Vote Required

        The nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote for such director shall be elected as the Class III directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The board of directors has selected Ernst & Young LLP, Independent Registered Public Accounting Firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2005 and recommends that the stockholders vote "FOR" confirmation of such selection. In the event that the merger with Hospira is completed, Physiometrix would cease to file financial statements and periodic reports with the Securities and Exchange Commission, and the appointment of Ernst & Young LLP as our independent registered public accounting firm would therefore terminate. In the event of a negative vote on such ratification, the audit committee and the board of directors will reconsider their selection. Even if the selection is ratified, the audit committee and the board of directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Ernst & Young LLP has audited our financial statements annually since 1995.

  Principal Auditor Fees and Services

        The following table summarizes the fees paid or accrued to Ernst & Young LLP for various services provided for the years ended December 31, 2004 and 2003 (in thousands):

Service Category	2004	2003
Audit Fees	$127,350	$103,500
Audit-Related Fees	—	—
Fees for Tax Services	18,000	13,370
All Other Fees	—	—

Total	$145,320	$116,870

        Audit fees.    Aggregate fees were for professional services rendered for the audits of the Company's consolidated financial statements and limited reviews of the Company's unaudited condensed consolidated interim financial statements, issuances of consent, and assistance with review of documents filed with the SEC.

        Fees for tax services.    Aggregate fees were for services related to finalization of income tax returns, sale and use tax filings, and other tax consulting services.

        Our audit committee has considered whether such services that Ernst & Young provided are compatible with maintaining Ernst & Young's independence as auditors.

        The audit committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

EXECUTIVE OFFICERS

        The executive officers of the Registrant, who are elected by the board of directors, are as follows:

Name	Age	Position
John A. Williams	58	President, Chief Executive Officer and Director
Daniel W. Muehl	42	Vice President of Finance & Administration and Chief Financial Officer

        John A. Williams joined the Company in December 1993 and has served as a member of the board of directors and as the Company's President and Chief Executive Officer since that date. Prior to that time, Mr. Williams served as President of Bruel and Kjaer Medical, a medical device company, from 1990 to 1993. Mr. Williams was Vice President of Sales and Marketing at Medtronic/AMI, a medical device company, from 1988 to 1990 and Vice President of Sales and Marketing, Worldwide at Merrimack Laboratories from 1983 to 1987.

        Daniel W. Muehl joined the Company in February 1998 as Vice President of Finance & Administration and Chief Financial Officer. Previously, Mr. Muehl was Chief Operating Officer and Chief Financial Officer at Number Nine Visual Technology from 1995 to 1998 and served in various finance positions at Powersoft Corporation and Medical Care America from 1991 to 1995. Mr. Muehl is a Certified Public Accountant and served his public accountancy with Ernst & Young LLP and Laventhol and Horwath from 1985 to 1991.

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Summary Compensation Table

        The following table sets forth certain compensation paid by the Company to the Chief Executive Officer and the other executive officer of the Company who received salary compensation of more than $100,000 for services rendered during the fiscal year ended December 31, 2004 (the "Last Fiscal Year") (collectively, the "Named Executive Officers"):

Long Term Compensation
Annual Compensation
Name and Principal Position	Fiscal Year			Awards of Option (# of Shares)
		Salary ($)	Bonus ($)
John A. Williams President and Chief Executive Officer	2004 2003 2002	257,500 257,500 250,000	82,500 165,000 140,000	100,000 — 50,000
Daniel W. Muehl Vice President of Finance & Administration and Chief Financial Officer	2004 2003 2002	185,640 178,500 170,000	50,000 50,000 50,000	50,000 — 25,000

Option Grants in Last Fiscal Year.

        The following table sets forth information relating to stock options granted during the Last Fiscal Year to our Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted in Fiscal 2004
	Number of Securities Underlying Options Granted(#)
Name			Exercise Price($/Sh.)	Expiration Date
					5%($)	10%($)
John A. Williams	100,000	50.6%	$2.45	2/5/14	$154,079	$390,467
Daniel W. Muehl	50,000	25.3%	$2.45	2/5/14	$77,040	$195,233

        During the Last Fiscal Year, we granted options to purchase an aggregate of 197,500 shares of common stock to our employees, directors and consultants. Generally, we grant options at an exercise price equal to the fair market value of the underlying common stock on the date of grant, as determined by our board of directors, and the options vest over four years from the date of grant. Because we are a publicly-held company, the fair market value of our stock equals its trading market price.

Fiscal Year-End Option Values.

        The following table sets forth the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2004:

	Number of Securities Underlying Unexercised Options at December 31, 2004
			Value of unexercised In-the-money options at December 31, 2004(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
John A. Williams	318,475	103,125	$71,768	$10,156
Daniel W. Muehl	193,437	51,563	$53,722	$5,078

(1)
Based on a fair market value of $1.09, which was the last reported sale price of the Company's Common Stock on December 31, 2004, minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

        The compensation committee of the board of directors, as Plan Administrator of the 2001 Incentive Stock Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Executive Officers and any other officer in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following a change in control event.

        As of April 29, 2005, Messrs. Williams and Muehl entered into employment agreements with the Company, the terms of which include salary provisions, and severance benefits, bonuses and acceleration of vesting of nonvested options each in connection with completion of the merger, including:

  •
  base salary per annum of $265,225 and $191,209, respectively;

  •
  a change of control bonus (which would be payable in connection with completion of the merger) of $82,500 and $35,000, respectively;

  •
  acceleration of vesting so that all options held by them become fully exercisable in connection with a change of control (which would occur upon completion of the merger); and

  •
  severance benefits in connection with a change of control, including payment of 100% of base salary and bonus received in fiscal year 2004 (which would be payable in connection with completion of the merger and certain termination events).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

        John A. Williams, President and Chief Executive Officer of the Company, participates fully with all other compensation committee members in recommending salaries and incentive compensation to the board of directors, except that he does not participate in committee proceedings relating to his salary and compensation. Programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        THE FOLLOWING IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

        The compensation committee of the board of directors (the "Committee"), comprised of Thomas Baruch and James Saalfield, both outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

COMPENSATION PHILOSOPHY

        The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

  •
  Align the financial interests of the management team with the Company and its stockholders;

  •
  Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

  •
  Provide a total compensation program where a significant portion of pay is linked to individual achievement and short-and long-term Company performance; and

  •
  Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

        The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance based. Since the targeted cash compensation of each of the Named Executive Officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

        The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

        1.    BASE SALARY.    Each fiscal year the Committee reviews base salaries for individual executive officers based upon (i) industry and peer group data, (ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary for the Company's executive officers other than the Chief Executive Officer.

        2.    ANNUAL CASH (SHORT-TERM) INCENTIVES.    Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards are established for executive officer and other key management positions based upon certain industry data. Each officer's annual performance bonus is based on attainment of specific corporate goals and objectives, which are determined at the beginning of the Company's fiscal year. The Last Fiscal Year bonus plan was based on the establishment of a variable bonus pool based upon achievement of specific financial and corporate objectives. Each executive officer's allocation of the bonus pool was based on the percentage of their salary to the aggregate salaries of all participants.

        3.    EQUITY BASED INCENTIVE COMPENSATION.    Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee establishes grants of stock options to executive officers (other than the Chief Executive Officer) in a fiscal year, based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. There were 150,000 stock options granted to executive officers in the last fiscal year.

2004 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER.

        The process of establishing the compensation for the Chief Executive Officer and the criteria examined by the Committee parallels the process and criteria used in establishing compensation levels for the other executives described above. The Company's overall performance and Mr. Williams' individual performance are critical factors in the Committee's determination. In determining Mr. Williams' salary for 2004, the Committee considered competitive compensation data for chairmen and chief executive officers of similar companies within the high technology, medical device, healthcare and biotechnology industries, taking into account Mr. Williams' experience and knowledge. The Committee determined that it was appropriate to increase Mr. Williams' annual salary to $265,225, an increase of $7,725 over the prior year. The cash bonus award paid to Mr. Williams for 2004 was $82,500. The Committee's decisions regarding Mr. Williams' stock option grants were based on its subjective assessment of the importance of his leadership to the Company's plans for substantial growth and his ability to enhance value for the Company's stockholders, as well as its expectations for his future contributions in leading the Company.

Respectfully submitted, Thomas Baruch James A. Saalfield

        THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

REPORT OF THE AUDIT COMMITTEE

        The audit committee oversees the Company's financial reporting process on behalf of the board of directors. The audit committee is governed by a written charter approved by the board of directors. A copy of this charter is included as Annex E. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 and the audit committee has discussed with our independent registered public accounting firm the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence. The audit committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The audit committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The audit committee held six meetings during fiscal year 2004. In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The audit committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent registered public accounting firm.

Respectfully submitted,
The Audit Committee of the Board of Directors
Thomas Baruch James A. Saalfield

        THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THIS SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total return to stockholders of the Company's Common Stock at December 31, 2004 since December 31, 2000 to the cumulative total return over such period of (i) "NASDAQ Stock Market—U.S." index, and (ii) the Dow Jones US Advanced Medical Devices index as an industry-specific benchmark for comparison of the cumulative total return for stockholders of the Company's Common Stock. The graph assumes the investment of $100 on December 31, 1999 in the Company's Common Stock and each of such indices (from December 31, 1999) and reflects the change in the market price of the Company's Common Stock relative to the noted indices at December 31, 2004 and not for any interim period. The performance shown is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PHYSIOMETRIX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES US MEDICAL EQUIPMENT INDEX

*
$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year endeing December 31.

        THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, submitted during the year ended December 31, 2004, the Company believes that, with respect to fiscal year 2004, all filing requirements applicable to its officers, directors and ten percent stockholders complied with all Section 16(a) requirements.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock of the Company as of June 9, 2004 by (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director and nominee for election, (iii) each Named Executive Officer listed in the Summary Compensation Table above and (iv) all directors, nominees for election and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 13,709,208 shares of the Company's Common Stock were issued and outstanding as of June 9, 2005.

Name and Address	Shares Beneficially Owned(1)	Approximate Percent Owned(2)
Special Situations Private Equity Fund, L.P.(3)	787,880	5.4%
Special Situations Fund III, L.P.(4)	1,636,364	10.7%
David Musket(5)	924,264	6.3%
Barry Kurokawa(5)	716,836	5.0%
John A. Williams(6)	566,217	4.0%
Daniel Muehl(7)	200,729	1.4%
Thomas Baruch(8)	102,251	*
James A. Saalfield(9)	30,416	*
Christopher D. Mitchell(10)	40,416	*
All directors and executive officers as a group (5 persons)	940,029	6.4%

*
Represents beneficial ownership of less than one percent of the Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 9, 2005 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of each other person. The persons named in this table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices.

(2)
Percentage of beneficial ownership is based on 13,709,208 shares of Common Stock outstanding as of June 9, 2005.

(3)
Includes 787,880 shares of Common Stock that Special Situations Private Equity Fund, L.P. has the right to acquire upon exercise of outstanding warrants 393,940 shares subject to the warrants with an exercise price of $1.82 per share and 393,940 shares subject to the warrants with an exercise price of $2.48 per share. This stockholder can be reached at 153 East 53rd Street, 55th Floor, New York, New York 10022.

(4)
Includes 1,636,364 shares of Common Stock that Special Situations Fund III, L.P. has the right to acquire upon exercise of outstanding warrants 818,182 shares subject to the warrants with an exercise price of $1.82 per share and 818,182 shares subject to the warrants with an exercise price of $2.48 per share. This stockholder can be reached at 153 East 53rd Street, 55th Floor, New York, New York 10022.

(5)
Based on a Form 13G dated April 29, 2005, for the period ending December 31,2004, filed by ProMed Partners, L.P., ProMed Offshore Fund, Ltd., ProMed Management, L.L.C., David B. Musket, and Barry Kurokawa, David B. Musket may be deemed to have beneficial ownership of 924,264 shares and Barry Kurokawa may be deemed to have beneficial ownership of 716,836 shares. Mr. Musket and Mr. Kurokawa disclaim beneficial ownership of shares held by ProMed Partners, L.P. and ProMed Offshore Fund, Ltd. which represent the interests of other partners and furthermore disclaims beneficial ownership of shares reported by ProMed Management, L.L.C. which represent the interest of clients of an investment advisor for whom ProMed Management, L.L.C. acts as a subadvisor. David B. Musket is the record holder of 311,704 shares, and has the right to acquire 172,523 shares upon the exercise of outstanding warrants, and Barry Kurokawa IRA FCC is the record holder of 104,276 shares and has the right to 102,827 shares upon the exercise of outstanding warrants. These stockholders can be reached at 125 Cambridgepark Drive, Cambridge, Massachusetts 02140.

(6)
Includes 333,059 shares issuable upon exercise of stock options exercisable within 60 days of June 9, 2005.

(7)
Consists of 200,729 shares issuable upon exercise of stock options exercisable within 60 days of June 9, 2005.

(8)
Includes 60,416 shares issuable upon exercise of stock options exercisable within 60 days of June 9, 2005.

(9)
Consists of 30,416 shares issuable upon exercise of stock options exercisable within 60 days of June 9,2005.

(10)
Includes 30,416 shares issuable upon exercise of stock options exercisable within 60 days of June 9, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        John Williams, President and Chief Executive Officer, and Daniel Muehl, Vice President, Finance and Administration and Chief Financial Officer, have entered into employment agreements pursuant to which they are entitled to receive:

  •
  base salary per annum of $265,225 and $191,209, respectively;

  •
  a change of control bonus (which would be payable in connection with completion of the merger) of $82,500 and $35,000, respectively;

  •
  acceleration of vesting so that all options held by them become fully exercisable in connection with a change of control (which would occur upon completion of the merger); and,

  •
  severance benefits in connection with a change of control, including payment of 100% of base salary and bonus received in fiscal year 2004 (which would be payable in connection with completion of the merger and certain termination events).

        Christopher D. Mitchell, a director, is a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. This firm serves as general legal counsel to the Company and has served as such counsel since the Company's inception. This firm also acted as counsel to the Company in connection with the merger.

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2005 annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be included in our proxy material for the 2005 annual meeting of stockholders, stockholder proposals must have been received by us on or before December 31, 2004 and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and our by-laws. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Physiometrix, Inc., Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 01862, Attention: Secretary.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT 2006 ANNUAL MEETING

        Proposals that are intended to be presented by stockholders of the Company at the 2006 Annual Meeting must be received by the Company no later than December 31, 2005 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

        As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: June , 2005
/s/ JOHN A. WILLIAMS John A. Williams President and Chief Executive Officer

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Hospira and we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location:

Public Reference Room
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

        Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning us may also be inspected at the offices of The NASDAQ Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

        Hospira has supplied all information contained in this proxy statement relating to Hospira and we have supplied all such information relating to us.

        Our stockholders should not send in their Physiometrix share certificates until they receive the transmittal materials from the paying agent. Our stockholders of record who have further questions about their share certificates or the exchange of our common shares for cash should call the paying agent.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June 9, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

HOSPIRA, INC.
("Parent"),

PATRIOT MERGER SUBSIDIARY CORPORATION
("Sub")

and

PHYSIOMETRIX, INC.
("Company")

Dated as of May 31, 2005

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of May 31, 2005 (this "Agreement"), is by and among Hospira, Inc., a Delaware corporation ("Parent"), Patriot Merger Subsidiary Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Physiometrix, Inc., a Delaware corporation (the "Company", and together with Sub, the "Constituent Corporations"). Certain capitalized terms used herein are defined in Article 1.

W I T N E S S E T H:

        WHEREAS, the respective Boards of Directors of Sub and the Company have determined that the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein is advisable and fair to and in the best interests of their respective stockholders;

        WHEREAS, the respective Boards of Directors of Sub and the Company have each approved and adopted, at meetings of each such Board of Directors, this Agreement and have authorized the execution hereof and the Board of Directors of Parent has authorized the execution hereof;

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent and each of the stockholders of the Company identified in Schedule 1A hereto are entering into voting agreements pursuant to which each such stockholder of the Company agrees to take specified actions in furtherance of the transactions contemplated hereby; and

        WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

ARTICLE 1

DEFINED TERMS

1      "1991 Plan" means the Company 1991 Stock Plan.

2      "1996 Plan" means the Company 1996 Director Option Plan.

3      "2000 Plan" means the Company 2000 Supplemental Stock Plan.

4      "2001 Plan" means the Company 2001 Stock Plan.

5      "Adverse Board Recommendation" has the meaning set forth in Section 8.1(g).

6      "Affiliate" has the meaning set forth in Rule 405 under the Securities Act.

7      "Agreement" has the meaning set forth in the Preamble.

8      "Alternative Acquisition" means (i) any merger or business combination transaction with or involving the Company, (ii) any direct or indirect acquisition of all or a substantial part of the business or properties of the Company or (iii) any direct or indirect acquisition of any capital stock of the Company, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving the Company or a division, operating or principal business unit of the Company.

9      "Alternate Acquisition Agreement" has the meaning set forth in Section 6.4(b).

10    "Alternate Acquisition Proposal" has the meaning set forth in Section 5.2(a).

11    "Applicable Law" means any statute, law (including common law), ordinance, rule or regulation applicable to the Company or its business, properties or assets.

12    "Approvals" has the meaning as set forth in Section 4.18(a)(i).

13    "Baxter" means Baxter Healthcare Corporation.

14    "Baxter Distribution Agreement" means the Strategic Alliance and Exclusive Distribution Agreement, dated May 31, 2000, between Baxter and the Company, as amended to date.

15    "Benefit Plans" has the meaning set forth in Section 4.10(a).

16    "Blue Sky Laws" has the meaning set forth in Section 3.3.

17    "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

18    "Certificate of Merger" has the meaning set forth in Section 2.2.

19    "Certificates" has the meaning set forth in Section 2.6(b).

20    "Closing" has the meaning set forth in Section 2.13.

21    "Code" means the Internal Revenue Code of 1986, as amended.

22    "Company" has the meaning set forth in the Preamble. To the extent the Company has or forms any Subsidiaries prior to or at the Effective Time, references to the "Company" in this Agreement shall be construed to include any and all Subsidiaries of the Company.

23    "Company Annual Report" means the Company's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC.

24    "Company Bylaws" means the Bylaws of the Company, as amended.

25    "Company Charter" shall mean the Certificate of Incorporation of the Company.

26    "Company Common Stock" has the meaning set forth in Section 2.5(b).

27    "Company Disclosure Schedule" means the schedule of disclosures delivered by the Company to Parent and Sub concurrent with the execution of this Agreement.

28    "Company Material Adverse Effect" means (a) any event, change, condition, effect, occurrence or state of facts that individually or when taken together with all other such events, changes, conditions, effects, occurrences or state of facts is, or is reasonably expected to be, materially adverse to the business, assets (including intangible assets), liabilities, prospects, financial condition, operations or results of operations of the Company or (b) any event, change, condition, effect, occurrence or state of facts that could reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement or prevent the consummation of any of the transactions contemplated hereby; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i) any change, event, condition, effect, occurrence or state of facts resulting from public announcement or pendency of this Agreement or the transactions contemplated thereby, including consummation of the Merger, (including any loss, diminution or disruption, whether actual or threatened, of existing or prospective customer, distributor or supplier relationships that results therefrom); (ii) any change, event, condition, effect, occurrence or state of facts resulting from acts of war or terrorism or any escalation thereof in and of itself, except to the extent that such events disproportionately and materially affect the Company; (iii) any change in accounting requirements or principles.

29    "Company Preferred Stock" has the meaning set forth in Section 4.2(a).

30    "Company SEC Documents" has the meaning set forth in Section 4.5(a).

31    "Company Stock Option Plans" has the meaning set forth in Section 4.2(a).

32    "Company Stock Options" has the meaning set forth in Section 4.2(a).

33    "Company Stock Purchase Warrants" has the meaning set forth in Section 4.2(a).

34    "Company Stock Warrants" has the meaning set forth in Section 4.2(a).

35    "Company Stockholder Meeting" has the meaning set forth in Section 6.1.

36    "Confidentiality Agreement" means the Confidentiality Agreement, dated June 30, 2004, between Parent and the Company.

37    "Constituent Corporations" has the meaning set forth in the Preamble.

38    "Continuing Employees" has the meaning set forth in Section 6.12(a).

39    "Contract" means any contract, agreement, lease, license, indenture, note, letter of credit, bond, mortgage agreement, Permit, concession, franchise, instrument, undertaking, commitment, understanding or other arrangement (whether written or oral).

40    "D&O Insurance Tail" has the meaning set forth in Section 6.7(b).

41    "DGCL" means the Delaware General Corporation Law.

42    "Dissenting Shares" has the meaning set forth in Section 2.12.

43    "Effective Time" has the meaning set forth in Section 2.2.

44    "Employees" has the meaning set forth in Section 4.11(a).

45    "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 and the Occupational Safety and Health Act of 1970, each as amended, together with all other Applicable Laws (including rules, regulations, codes, common law, plans, injunctions, judgments, Orders, decrees, rulings and charges thereunder) of any Governmental Entity concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of Hazardous Substances into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, clean-up, transport, or handling of Hazardous Substances.

46    Environmental Laws has the meaning set forth in Section 4.15(b).

47    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

48    "ERISA Affiliate" means, with respect to any Person, any corporation or other trade or business under common control with such Person within the meaning of Section 414(b) or (c) of the Code.

49    "Estoppel Certificate" has the meaning set forth in Section 6.9.

50    "Exchange Act" means the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder).

51    "Fairness Opinion" has the meaning set forth in Section 4.25.

52    "FASB" means the Financial Accounting Standards Board.

53    "FDA" means the United States Food and Drug Administration.

54    "FDCA" means the Federal Food, Drug and Cosmetic Act, as amended.

55    "Former Employees" has the meaning set forth in Section 4.11(a).

56    "GAAP" means generally accepted U.S. accounting principles.

57    "Governmental Entity" means any domestic (federal, state or local), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal.

58    "Hazardous Substances" has the meaning set forth in Section 4.15(b).

59    "Intellectual Property" means any and all rights in the following: United States and foreign patents (including continuations, continuations-in-part, provisionals, divisions, reissues, re-examinations and improvements thereof) and patent applications; registered and unregistered trade names, trademarks, trade dress, service names and service marks (whether registered, unregistered or existing at common law), including all goodwill associated therewith, and all registrations and applications therefor; copyrights and copyright registrations (and applications for the same); trade secrets and other rights in know-how or confidential or proprietary information, including processes, formulae, inventions, processes, designs (whether or not patentable or reduced to practice), discoveries, engineering and other data, specifications and other design, manufacturing, engineering and other technical information; and all other intellectual property rights.

60    "Intellectual Property Agreements" has the meaning set forth in Section 4.14(a).

61    "IRCA" means the Immigration Reform Control Act, as amended.

62    "IRS" means the Internal Revenue Service.

63    "Jefferies" has the meaning set forth in Section 4.27.

64    "Knowledge of the Company" means the actual knowledge of the individuals identified on Schedule 1B after reasonable inquiry of subordinates, employees and agents reasonably expected to have pertinent information.

65    "Leased Real Property" has the meaning set forth in Section 4.13(a).

66    "Liens" means any and all security interests, liens, Proceedings, pledges, third party rights or restrictions, options, mortgages, title imperfections, defects, objections, easements, encroachments, adverse claims (as defined in Section 8-302(2) of the Uniform Commercial Code), rights of first refusal, Contracts, proxies, limitations on voting rights, charges and other encumbrances of any nature whatsoever, except for liens for Taxes not yet due and payable.

67    Any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any event, change, condition or effect which is, or is reasonably expected to be, material to the financial condition, business, assets (including intangible assets), liabilities, prospects, operations or results of operations of such entity or group of entities, taken as a whole.

68    "Material Contracts" has the meaning set forth in Section 4.16(a).

69    "Merger" has the meaning set forth in the Recitals.

70    "Merger Consideration" has the meaning set forth in Section 2.5(c).

71    "Non-Employees" has the meaning set forth in Section 4.11(a).

72    "Open Source Software" means any software that meets one or more of the following criteria: (i) is subject to, distributed, licensed or otherwise made available under any so-called "public license," "open source license," "free license," "industry standard license" or similar license, the intention of which is to permit the public use, modification, distribution, incorporation and/or exploitation of the software without conveying an exclusive or proprietary interest in such licensed software (although certain other conditions may be imposed by such license) and without charging a fee, or (ii) subject to, distributed, licensed or otherwise made available under any of the following licenses: GNU General Public License, GNU Library or "Lesser" Public License, the Berkeley software design (BSD) license including Free

BSD or BSD-style license, MIT license, Mozilla Public License(s), IBM Public License, Apache Software License, the Apache Server License, the Sun Public License, Sun Industry Standards Source License, Intel Open Source License, Apple Public Source License, the Artistic License (e.g., PERL), and Open Source Foundation License (e.g., CDE and Motif Unix user interfaces), or any substantially similar license, or any license that has been approved by the Open Source Initiative (www.opensource.org).

73    "Order" means, with respect to any Person, any award, decision, injunction, judgment, stipulation, order, ruling, subpoena, writ, decree, consent decree or verdict entered, issued, made or rendered by any court, administrative agency, arbitrator or other Governmental Entity affecting such Person or any of its properties.

74    "Other Intellectual Property" has the meaning set forth in Section 4.14(a).

75    "Owned Intellectual Property" has the meaning set forth in Section 4.14(a).

76    "Parent" has the meaning set forth in the Preamble.

77    "Parent Bylaws" means the Amended and Restated Bylaws of the Parent.

78    "Parent Charter" means the Restated Certificate of Incorporation of Parent.

79    "Parent Material Adverse Effect" means a material adverse effect on the ability of Parent or Sub to perform its obligations under this Agreement or on the ability of Parent or Sub to consummate the Merger.

80    "Paying Agent" has the meaning set forth in Section 2.6(a).

81    "Payment Fund" has the meaning set forth in Section 2.6(a).

82    "Permits" means any licenses, franchises, permits, consents, Approvals, Orders certificates, authorizations, declarations and filings.

83    "Permitted Liens" means (i) statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen incurred in the ordinary and usual course of business for amounts not yet overdue or being contested in good faith, (ii) Liens for Taxes not yet due and payable or being contested in good faith in appropriate proceedings during which collection or enforcement is stayed and as to which adequate reserves have been established on the financial statements of the Company and (iii) Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted.

84    "Person" means any person, business, corporation, limited liability company, partnership, association or other business organization or entity.

85    "Personnel" has the meaning set forth in Section 4.14(f).

86    "Proceeding" means any action, claim, arbitration, audit, hearing, proceeding, investigation, inquiry, litigation or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Entity or arbitrator.

87    "Product" has the meaning set forth in Section 4.18(a)(i).

88    "Protection Program" has the meaning set forth in Section 4.14(f).

89    "Proxy Statement" means the proxy statement relating to the Company Stockholder Meeting.

90    "Real Property Lease" has the meaning set forth in Section 4.13(a).

91    "SEC" means the U.S. Securities and Exchange Commission.

92    "Securities Act" means the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder).

93    "SOXA" means the Sarbanes-Oxley Act of 2002, including all rules and regulations relating thereto.

94    "Sub" has the meaning set forth in the Preamble.

95    "Sub Bylaws" means the Bylaws of Sub.

96    "Sub Charter" means the Certificate of Incorporation of Sub.

97    "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent, the Company or the Surviving Corporation, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

98    "Superior Company Proposal" means any written bona fide proposal made by a third party to acquire all or substantially all the equity securities or assets of the Company, or other transaction for the acquisition of all or substantially all the equity securities or assets of the Company through a tender or exchange offer, merger, consolidation, liquidation or dissolution, recapitalization, sale or joint venture, (i) that is not subject to a financing contingency, and (ii) that is on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with its independent financial advisers and the Company's legal counsel) to be financially superior for the holders of the Company Common Stock, to the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of this Agreement and the Merger) and taking into account the likelihood of consummation in light of all financial, regulatory, legal and other aspects of such proposal (including, without limitation, any antitrust or competition law considerations).

99    "Surviving Corporation" has the meaning set forth in Section 2.1.

100  "SVB Agreement" shall mean the Loan and Security Agreement, dated as of April 20, 2005, between Silicon Valley Bank and the Company.

101  "Tax Return" means any report, return, document, declaration, payee statement or other information or filing (including any schedules attached thereto) required to be filed or provided to any Taxing Authority or any person with respect to Taxes.

102  "Taxing Authority" shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

103  "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by any Governmental Entity or Taxing Authority, and such term shall include all applicable interest, penalties or additions to tax attributable to such taxes.

104  "United States Real Property Holding Corporation" has the meaning set forth in Section 4.8(f).

105  "WARN Act" shall mean the Workers Adjustment and Retraining Notification Act of 1988, as amended, and any similar law.

ARTICLE 2

THE MERGER

        Section 2.1    The Merger.    Upon the terms and subject to the conditions hereof, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

        Section 2.2    Effective Time.    The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than thirty (30) days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

        Section 2.3    Effects of the Merger.    The Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL.

        Section 2.4    Charter and Bylaws; Directors and Officers.

        (a)   At the Effective Time, the Company Charter, as in effect at the Effective Time, shall be amended in the Merger to be in the form of Exhibit A and as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Sub Bylaws as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended in accordance with applicable law.

        (b)   The Company, Parent and Sub shall take such action necessary to cause the directors of Sub at the Effective Time to be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        (c)   The Company, Parent and Sub shall take such action necessary to cause the officers of the Sub at the Effective Time to be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        Section 2.5    Conversion of Securities.    As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

          (a)   Each issued and outstanding share of common stock, par value $0.001 per share, of Sub shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b)   Each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") that is held in the treasury of the Company shall be cancelled and no payment, capital stock or other consideration shall be issued or delivered in exchange therefor.

          (c)   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.5(b) and any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive $1.59 in cash payable to the holder thereof, without interest thereon (the "Merger Consideration"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.5(c). The Merger Consideration shall be appropriately adjusted for any stock dividend, stock split or like transaction affecting the Company Common Stock prior to the Effective Time.

          (d)   (i)    Contingent upon the occurrence of the Merger, the Company shall cause each nonvested Company Stock Option (as defined in Section 4.2(a)) issued and outstanding under the 2001 Plan, the 2000 Plan, the 1996 Plan and the 1991 Plan to become fully vested immediately prior to the Effective Time. Each Company Stock Option vested and unexercised immediately prior to the Effective Time with an exercise price which is less than the Merger Consideration shall be cancelled immediately prior to the Effective Time and each holder of any such Company Stock Option immediately prior to the Effective Time will be entitled to receive a cash payment from the Surviving Corporation equal to the number of shares of Company Common Stock for which such Company Stock Option is then exercisable multiplied by the Merger Consideration, less the aggregate exercise price of such Company Stock Option and less any amounts required to be withheld pursuant to any applicable tax withholding requirements. Each nonvested Company Stock Option and each vested Company Stock Option with an exercise price which is greater than or equal to the Merger Consideration issued and outstanding under the Company Stock Option Plans (as defined in Section 4.2(a)) at the Effective Time, shall be cancelled as of the Effective Time without payment thereon. All Company Stock Options when cancelled in accordance with this Section 2.5(d) shall cease to be outstanding, and each holder of such a Company Stock Option and all other Persons shall cease to have any rights with respect thereto, except as provided in this Section 2.5(d).

             (ii)  Except as provided herein or as otherwise agreed to by the parties, the Company shall cause the Company Stock Option Plans to terminate as of the Effective Time.

          (e)   Contingent upon the occurrence of the Merger, if the holder of a Company Stock Purchase Warrant (as defined in Section 4.2(a)) executes a warrant election form in a form mutually agreed to by Parent and the Company and returns such form to Parent in accordance with its terms electing the treatment set forth in this Section 2.5(e), each unexercised Stock Purchase Warrant with an exercise price which is less than the Merger Consideration held by such holder shall be cancelled immediately prior to the Effective Time and each such holder will be entitled to receive a cash payment from the Surviving Corporation equal to the number of shares of Company Common Stock for which such Company Stock Purchase Warrant is then exercisable multiplied by the Merger Consideration, less the aggregate exercise price of such Company Stock Purchase Warrant. Each Company Stock Purchase Warrant with an exercise price which is greater than or equal to the Merger Consideration issued and outstanding at the Effective Time, shall be cancelled as of the Effective Time without payment thereon in accordance with its terms. All Company Stock Purchase Warrants when cancelled in accordance with this Section 2.5(e) shall cease to be outstanding, and each holder of such a Company Stock Purchase Warrant and all other Persons shall cease to have any rights with respect thereto.

        Section 2.6    Exchange of Certificates.

        (a)   Parent shall appoint a trust company or a commercial bank to act as paying agent hereunder (the "Paying Agent"). Prior to the Effective Time, Parent shall deposit with the Paying Agent the aggregate Merger Consideration under Section 2.5(c) (the "Payment Fund"). The Paying Agent shall deliver the Merger Consideration contemplated to be paid pursuant to Section 2.5(c) out of the Payment Fund.

        (b)   Parent shall cause the Paying Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration). Upon surrender for cancellation to the Paying Agent of one or more Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration pursuant to this Article 2, and any Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration payable to the holder of the Certificates.

        (c)   The Paying Agent shall invest the Payment Fund, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) certificates of deposit, bank repurchase agreements or bankers acceptances, of commercial banks with assets exceeding $1,000,000,000, or (iv) a money market fund or time deposit rated AAm or better by Standard & Poor's or Aa-3 or better by Moody's Investors Services and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent; provided that any such investment or any such payment of earnings shall not delay the receipt by holders of Certificates of their Merger Consideration or otherwise impair such holders' respective rights hereunder.

        (d)   If any Merger Consideration is to be paid to a name other than that in which the Certificate surrendered is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any taxes required by reason of payment or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Paying Agent.

        Section 2.7    Return of Payment Fund.    Any portion of the Payment Fund which remains undistributed to the former stockholders of the Company for six (6) months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of their claim for Merger Consideration. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such Merger Consideration that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        Section 2.8    No Further Ownership Rights in Company Common Stock.    The Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates.

        Section 2.9    Closing of Company Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the

Surviving Corporation, the Paying Agent or the Parent, such Certificates shall be cancelled as provided in this Article 2.

        Section 2.10    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any Proceeding that may be made against them with respect to such Certificate, the Paying Agent will pay the Merger Consideration for such lost, stolen or destroyed Certificate.

        Section 2.11    Further Assurances.    If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

        Section 2.12    Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any), who has the right to demand, and who properly demands, an appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such share of Company Common Stock of such holder shall be treated as a share of Company Common Stock that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Article 2. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL (or any successor provision) and as provided in the immediately preceding sentence. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands. Parent shall be responsible for all payments with respect to the Dissenting Shares, including all expenses associated with any negotiations and proceedings with respect to demands for appraisal under the DGCL.

        Section 2.13    Closing.    The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois at 10:00 a.m., local time, no later than the second Business Day following the fulfillment or waiver (if permitted by law) of the conditions set forth in Article 7 or at such other time and place as Parent and the Company shall agree.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub represent and warrant to the Company as of the date hereof and as of the Closing as follows:

        Section 3.1    Organization, Standing and Power.    Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full power and authority and possesses all Permits necessary to enable it to conduct its businesses as presently conducted, other than such Permits the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 3.2    Authority.    On or prior to the date of this Agreement, (a) the Board of Directors of Sub has declared the Merger and this Agreement advisable and fair to and in the best interest of Sub, and its stockholder, (b) Parent has all requisite corporate approvals and authorizations for the execution of this Agreement in accordance with the DGCL and (c) the Board of Directors of Sub has approved and adopted this Agreement in accordance with the DGCL. Each of Parent and Sub has all requisite corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to filing of appropriate Merger documents as required by the DGCL. This Agreement and the consummation of the transactions contemplated hereby have been authorized by Parent as the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub, and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of this Agreement on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws or equitable principles in effect relating to creditors' rights and remedies and general principles of equity.

        Section 3.3    Consents and Approvals; No Violation.    Assuming that all consents, approvals, authorizations and other actions described in clauses (i) through (iv) of this Section 3.3 have been obtained and all filings and obligations described in clauses (i) through (iv) of this Section 3.3 have been made, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under or cause the loss of a material benefit under, or result in the creation of any Lien upon or default on any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (a) the Parent Charter or the Parent Bylaws or the Sub Charter or Sub Bylaws, (b) any material Contract to which Parent or Sub is a party or by which any of their respective properties or assets are bound or (c) any judgment, Order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (b) or (c), any such violation, default, right, loss or Lien that would not, individually or in the aggregate, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the Exchange Act, (ii) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate related documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) for applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws"), and (iv) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Parent Material Adverse Effect.

        Section 3.4    Brokers.    No broker, investment banker or other Person, other than Lehman Brothers Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

        Section 3.5    Operations of Sub.    Sub is a direct, wholly owned Subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, and has engaged in no other business activities other than those necessary to consummate the transactions contemplated hereby.

        Section 3.6    Funds.    Parent has, or will have prior to the Effective Time, and will make available to Sub, all funds necessary to consummate the Merger and the other transactions contemplated by Article 2, including performance of the covenants and agreements in Article 6, and pay the related fees and expenses of Parent and Sub in connection therewith.

        Section 3.7    Information Supplied.    None of the information supplied by Parent or Sub in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting (as defined in Section 6.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion in such document.

        Section 3.8    Shareholder Approval.    Approval of the stockholders of Parent is not required for this Agreement or the transactions contemplated hereby.

        Section 3.9    No Litigation.    No litigation or proceeding exists that would be reasonably expected to cause a Parent Material Adverse Effect.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the Company Disclosure Schedule in the sections thereof corresponding with the Sections set forth below, the Company represents and warrants to Parent and Sub as of the date hereof as follows; provided that in preparation of the Company Disclosure Schedule, where the same disclosure is required by more than one section below, the Company shall make principal disclosure where the Company determines in good faith that disclosure is most applicable and cross-references, while they may be made by the Company to increase the clarity of the Company Disclosure Schedule, shall not be required and any disclosure in one section of the Company Disclosure Schedule shall be deemed disclosed in all other sections of the Company Disclosure Schedule where it is reasonably apparent that such disclosure would be relevant and apply in other sections.

        Section 4.1    Organization, Standing and Power.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted and possesses all Permits necessary to enable it to own, lease, or otherwise hold its properties and assets and to conduct its business as presently conducted, other than such Permits the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse

Effect. The Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

        Section 4.2    Capital Structure.

        (a)   As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the "Company Preferred Stock"). At the close of business on May 26, 2005:

            (i)  13,709,208 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights;

           (ii)  no shares of Company Common Stock were held in the treasury of the Company;

          (iii)  no shares of Company Preferred Stock were issued and outstanding;

          (iv)  1,706,506 shares of Company Common Stock were reserved for issuance pursuant to options to purchase shares of Company Common Stock ("Company Stock Options") issued and outstanding pursuant to (w) the 2001 Plan under which 991,042 shares of Company Common Stock were subject to outstanding options, (x) the 2000 Plan under which 1,500 shares of Company Common Stock were subject to outstanding options, (y) the 1996 Plan under which 125,000 shares of Company Common Stock were subject to outstanding options, and (z) the 1991 Plan under which 588,964 shares of Company Common Stock were subject to outstanding options (the plans in clauses (w), (x), (y) and (z) collectively, the "Company Stock Option Plans");

           (v)  5,374,185 shares of Company Common Stock were reserved for issuance pursuant to warrants to purchase shares of Company Common Stock ("Company Stock Warrants") issued and outstanding pursuant to (w) Stock Purchase Warrants, dated December 5, 2003, to purchase 495,748 shares of Company Common Stock for $1.98 per share, (x) Stock Purchase Warrants, dated December 5, 2003, to purchase 2,327,229 shares of Company Common Stock for $1.82 per share, (y) Stock Purchase Warrants, dated December 5, 2003, to purchase 2,478,744 shares of Company Common Stock for $2.48 per share, and (z) Stock Purchase Warrants, dated April 20, 2005, to purchase 72,464 shares of Company Common Stock for $0.69 per share (the warrants in clauses (w) (x), (y) and (z) collectively, the "Company Stock Purchase Warrants");

          (vi)  of the Company Stock Options and Company Stock Warrants outstanding at such time, there are 1,319,387 Company Stock Options and Company Stock Warrants outstanding that have an exercise price that is lower than the Merger Consideration and the weighted average exercise price of such "in-the-money" Company Stock Options and Company Stock Warrants is $0.807; and

         (vii)  the Company Stock Option Plans are the only benefit plans, programs, policies, arrangements or Contracts of the Company under which any securities of the Company are issuable.

        (viii)  As of the date of this Agreement, except as set forth above and except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or Company Stock Warrants, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. As of the date of this Agreement, except (i) as set forth above there are no options, warrants, calls, rights, puts or Contracts to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, purchase or redeem, or cause to be issued, delivered, sold, purchased or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, put or Contracts. True, complete and correct copies of the Company Charter and the Company Bylaws, have been delivered to Parent.

        (b)   The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

        (c)   The Company does not have, and has never had, any Subsidiaries, nor does the Company own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any Person or entity.

        (d)   Each Company Stock Purchase Warrant, to the extent not previously exercised, will terminate upon the Effective Date without any payment from or other obligation due or remaining on the part of the Company except as provided in Section 2.5(e).

        (e)   From and after May 26, 2005, the Company has not granted any Company Stock Options or Stock Purchase Warrants and has not issued any shares of Company Common Stock except for shares issued in conjunction with the exercise of any Company Stock Options or Company Stock Warrants.

        Section 4.3    Authority.    On or prior to the date of this Agreement, the Board of Directors of the Company has unanimously (a) declared the Merger and this Agreement advisable and fair to and in the best interests of the Company and its stockholders, (b) approved and adopted this Agreement in accordance with the DGCL, (c) resolved to recommend the approval and adoption of this Agreement by the Company's stockholders and (d) directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (i) approval of this Agreement by the stockholders of the Company and (ii) the filing of appropriate Merger documents as required by the DGCL. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of this Agreement on Parent and Sub) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws or equitable principles in effect relating to creditors' rights and remedies and general principles of equity. The preparation, filing with the SEC and mailing of the Proxy Statement has been duly authorized by the Company's Board of Directors.

        Section 4.4    Consents and Approvals; No Violation.    Assuming that all consents, approvals, authorizations and other actions described in clauses (i) through (iv) of this Section 4.4 have been obtained and all filings and obligations described in clauses (i) through (iv) of this Section 4.4 have been made, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under or cause the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of (a) the Company Charter or the Company Bylaws, (b) any Material Contract applicable to the Company or (c) subject to the filings and other matters referred to in the following sentence, any provision of any Order or Applicable Law applicable to the Company or its properties or assets, other than, in the case of clauses (b) or (c), any such violation, default, right, loss or Lien that, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect. No filing or registration with, or authorization, consent or approval of, any

Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate related documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) applicable requirements, if any, of Blue Sky Laws and The NASDAQ Small Cap Market, and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. For purposes of this Section 4.4 and any other relevant representations and warranties of the Company, the representations and warranties are made based upon the assumption that the Company shall be the Surviving Corporation.

        Section 4.5    SEC Documents; Financial Statements; Other Documents.

        (a)   Since December 31, 2001, the Company has timely filed all documents (collectively, the "Company SEC Documents") with the SEC that were required to be filed under the Exchange Act, the Securities Act and the SOXA, including all certifications and statements required by (i) the SEC's order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (ii) Rule 13a-14 or 15d-14 under the Exchange Act or (iii) 18 U.S.C. Section 1350 (Section 906 of SOXA) with respect to such documents. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, SOXA or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered to Parent copies of all (x) Company SEC Documents, (y) comment letters received by the Company from the SEC since December 31, 2001 and all responses to such comment letters by or on behalf of the Company and (z) any material correspondence between the Company and the SEC. To the Knowledge of the Company, the SEC has not conducted any investigation or inquiry of the Company, including its accounting or disclosure practices.

        (b)   The financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of the Company and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments and to any other adjustments described therein that are not individually or in the aggregate material). Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as required by GAAP, the Company has not, since December 31, 2004, made any material change in the accounting practices or policies applied in the preparation of financial statements.

        (c)   Schedule 4.5(c) lists, and the Company has delivered to Parent copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) effected by the Company since December 31, 2001. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (including, in each case, any notes thereto) of the Company as of and for the periods ended December 31, 2004, is and has been throughout the periods covered by such respective financial statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of SOXA), (y) "independent" with respect to the Company within the meaning of Regulation S-X of the SEC and (z) with respect to the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Schedule 4.5(c) lists all non-audit services performed by Ernst & Young LLP for the Company since December 31, 2002.

        Section 4.6    Information Supplied.    None of the information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing for inclusion in such document. The Proxy Statement will comply as to form with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. The Company shall promptly inform Parent of the discovery of any information which should be set forth in a supplement to the Proxy Statement.

        Section 4.7    Absence of Certain Changes or Events.    Since December 31, 2004: (a) the Company has not incurred any material liability or obligation (indirect, direct or contingent) that has had or would reasonably be expected to have a Company Material Adverse Effect; (b) the Company has not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or would reasonably be expected to have a Company Material Adverse Effect; (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock; and (d) there has been no other event, occurrence or circumstance that has had or would reasonably be expected to have a Company Material Adverse Effect with respect to the Company.

        Section 4.8    Tax Matters.

        (a)   All federal, state, local, foreign and other Tax Returns of the Company required to be filed as of the Effective Time have been or will be duly filed, and such returns are or will be true, complete and correct in all material respects. All Taxes imposed upon the Company or any of the properties of the Company, assets owned by the Company or income of the Company which are due and payable through the Effective Time have been or will be timely paid, or if not yet payable, adequate provision on the books and records of the Company will have been made as of the Effective Time. The most recent financial statements contained in the Company SEC Documents reflect an adequate tax reserve in accordance with GAAP.

        (b)   (i) There are no Proceedings pending against the Company related to Taxes and the Company does not know of any threatened Proceeding related to Taxes or any basis for such Proceedings; (ii) to the Knowledge of the Company, no Tax Returns for the Company have been or are currently being examined by any Taxing Authority; (iii) no issues have been raised in any examination by any Taxing Authority with respect to the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; and (iv) there are not now in force any waivers or Contracts by the Company for the extension of time for the assessment of any material Tax, nor has any such waiver or Contract been requested by the IRS or any other Taxing Authority.

        (c)   All Taxes which the Company is required to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees, have been and will be duly withheld or collected and, to the extent required, have been and will be paid over to the proper governmental authorities or held in separate bank accounts for such purpose.

        (d)   The Company does not have any liability for any Taxes of any corporation or entity other than the Company, including any liability arising from the application of U.S. Treasury Regulation § 1.1502-6 or any analogous provision of state, local or foreign law.

        (e)   The Company is not nor has been a party to any Tax sharing agreement.

        (f)    The Company is not nor has been a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and neither Parent nor Sub is required to withhold Tax on the purchase of Company Common Stock pursuant to the Merger by reason of Section 1445 of the Code.

        (g)   In the past five years, the Company has not been a party to a transaction that has been reported as a reorganization within the meaning of Section 368 of the Code, or distributed a corporation (or been distributed) in a transaction that is reported to qualify under Section 355 of the Code.

        (h)   The Company has not participated in, or made a filing under Treasury Regulation Section 1.6011-4 with respect to, any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

        (i)    The Company is not and has not been required to include in income any adjustment pursuant to Section 481(a) of the Code (or any similar or corresponding provision of state, local or foreign income Tax law), by reason of the voluntary change in accounting method (nor has any Taxing Authority proposed any such adjustment or change in accounting method).

        (j)    The Company has never been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar or analogous group defined under a similar or analogous state, local or foreign Law).

        (k)   No claim has ever been made by any Taxing Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax in that jurisdiction. The Company does not have, and has never had, a permanent establishment or other taxable presence in any country outside the U.S., as determined pursuant to applicable foreign law and any applicable Tax treaty or convention between the United States and such foreign country.

        (l)    The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

        Section 4.9    Actions and Proceedings.    There are no outstanding Orders against or involving the Company, or against or involving any of the present or former directors, officers or employees of the Company, as such, or any of its or their properties, assets or business or any Benefit Plan (as defined in Section 4.10(a) ) that, individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect. There are no Proceedings pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its present or former directors, officers or employees, as such, or any of its properties, assets or business or any Benefit Plan.

        Section 4.10    Employee Benefit Plans.

        (a)   Schedule 4.10(a) sets forth a list of each defined benefit and defined contribution plan, retirement plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, deferred compensation Contract, supplemental retirement plan or arrangement, vacation pay, unemployment compensation plan or program, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), medical or life insurance plan, cafeteria or flexible benefits plan, fringe benefit plan, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan, change in control plan, program or arrangement, retention plan or program and each other employee benefit plan, program, policy, Contract or arrangement, including each "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is sponsored or maintained by the Company or any of its ERISA Affiliates, to which the Company or any of its ERISA Affiliates is a party, in which the Company or any of its ERISA Affiliates participates, which the Company or any of its ERISA Affiliates has a commitment to create or under or with respect to which the Company or any of its ERISA Affiliates may have any material liability or material contingent liability, whether or not legally binding, all of which are hereinafter referred to as the "Benefit Plans." "Benefit Plans" do not include any Contracts or policies set forth on Schedule 4.11(a). Neither Parent nor the Company will incur any liability (including any increased liability) under any severance Contract, deferred compensation Contract, employment Contract, similar Contract or Benefit Plan solely as a result of the consummation of the transactions contemplated by this Agreement.

        (b)   Each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) meets in all material respects the requirements of Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. Federal Income Tax under Section 501(a) of the Code; a favorable determination or opinion letter has been issued by the IRS with respect to each such plan and trust and each amendment thereto, including all amendments for which the remedial amendment period (as defined under applicable Treasury Regulations) has expired; good faith amendments to each such plan have been adopted to the extent required by the Economic Growth and Tax Relief Reconciliation Act of 2004; each such plan has been operated in accordance with any good faith amendments; and since the date of such determination or opinion letter there have been no circumstances which are likely to adversely affect the qualification of such plan. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) or a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees. With respect to each Benefit Plan, the Company has heretofore delivered or made available to Parent complete and correct copies of the following documents, where applicable: (i) the three most recent annual reports (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinions required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications thereof, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith, (v) the most recent actuarial report, if any, relating to the Benefit Plan and (vi) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefit plan.

        (c)   None of the assets of any Benefit Plan are invested in Company securities or Company real property. There have been no acts or omissions by the Company or any of its ERISA Affiliates which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or any of its ERISA Affiliates may have any material liability.

        (d)   None of the Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA and, no Benefit Plan is subject to Title IV of ERISA. With respect to any Benefit Plan that is subject to Title IV of ERISA, if any: no steps have been taken to terminate any such Benefit Plan, there has been no withdrawal (within the meaning of section 4063 of ERISA) of a substantial employer (as defined in section 4001(a)(2) of ERISA), no event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any such plan, and if each such plan were terminated immediately prior to the Effective Time, the unfunded liabilities with respect to such plan, its participants or beneficiaries or the Pension Benefit Guaranty Corporation would not be reasonably expected to have a Company Material Adverse Effect. All contributions required to be made to or with respect to each Benefit Plan prior to the date hereof have been made or have been accrued for in the books and records of the Company or its ERISA Affiliates for all periods through the date hereof.

        (e)   There have been no "prohibited transactions" within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA in connection with any of the Benefit Plans and not otherwise exempt under Section 408 of ERISA that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any ERISA Affiliate to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA; each Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and other applicable law and with the terms and provisions of all documents or Contracts pursuant to which such Benefit Plan is maintained; there has been no correction of any defects with respect to a Benefit Plan subject to Section 401(a) of the Code or its operation pursuant to any procedures established, or program permitted, by the IRS or otherwise within the 36-month period prior hereto; there is no Proceeding pending or, to the Knowledge of the Company, threatened involving a Benefit Plan (other than routine claims for benefits), and, to the Knowledge of the Company, there is no basis for such a Proceeding; none of the Benefit Plans nor any fiduciary thereof has been, to the Knowledge of the Company, the direct or indirect subject of an order or investigation or examination by a governmental or quasi-governmental agency and there are no matters pending before the IRS, the Department of Labor or any other Governmental Entity with respect to a Benefit Plan; and there has not been and will be no "parachute payment" (as defined in Section 280G(b)(2) of the Code) to any of the Employees prior to the Closing or as a result of the transactions contemplated by this Agreement.

        Section 4.11    Employment and Labor Matters.

        (a)   The Company employs the number of full-time and part-time employees (the "Employees") as are indicated in Schedule 4.11(a). Copies of all material written Contracts with, concerning or relating to all Employees and former employees of the Company ("Former Employees"), including union and collective bargaining Contracts, severance, change in control, stay bonus and other Contracts of similar import, and all material employment policies, and all amendments and supplements thereto, have been delivered or made available to Parent, and a list of all such Contracts and policies is set forth on Schedule 4.11(a). The Company does not currently offer or provide retiree health and other insurance benefits to Former Employees or their dependents, survivors or beneficiaries, and the Company does not have any liabilities (contingent or otherwise) with respect thereto except as otherwise required by Section 4980B of the Code, the comparable provisions of ERISA or similar provisions of applicable state law. There are no outstanding loans from the Company to any Employees or Former Employees. All individuals who, in the last 24 months, have performed services for the Company as a consultant or independent contractor ("Non-Employees") are independent contractors and are not employees of the Company and the Company does not have any material liability to or with respect to such Non-Employees for the withholding or payment of any income or social security taxes, the provision of benefits under any Benefit Plans or for any other charges, taxes or benefits with respect thereto. Copies of each Contract with any Non-Employee pursuant to which the Company may have any material liability or which are not terminable upon less than 30 days notice have been provided or made available to Parent and a list of all such Contracts is set forth on Schedule 4.11(a).

        (b)   The Company has complied in all material respects with all laws, statutes, rules and regulations applicable with respect to any employees, terms and conditions of employment and wages and hours in each of the jurisdictions in which it operates or does business, and no Proceedings have been made nor are pending or, to the Knowledge of the Company, threatened against the Company arising out of, or relating to, or alleging any violation of any of the foregoing. The Company has complied in all material respects with the employment eligibility verification form requirements under the IRCA, with respect to Employees and with the paperwork provisions and anti-discrimination provisions of IRCA and has obtained and maintained the employee records and I-9 forms with respect to the Employees in proper order as required by law. To the Knowledge of the Company, the Company is not currently employing any Employees who are not authorized to work in the United States.

        (c)   The Company has not received any written notice from any Employee indicating that such Employee intends to terminate its employment with the Company and, to the Knowledge of the Company, no Employee intends to terminate its employment with the Company.

        (d)   Compensation. Schedule 4.11(d) constitutes a full and complete list of each director, officer or employee of the Company whose total reportable compensation from the Company on an annualized basis exceeds $50,000 specifying their names and job designations, and their base salary and target bonus opportunity. Since December 31, 2004, the Company has not (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) provided any of the Employees with any guaranteed term of employment, (iii) increased the amounts payable to any of the Employees upon a change in control of the Company or the termination of any such Employee's employment, or both, or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees or Former Employees under any Benefit Plan.

        (e)   Since December 31, 2004, the Company has not experienced nor is there, to the Knowledge of the Company, threatened or pending any labor strikes, slowdowns, lockouts, grievances, unfair labor practice charges or complaints, arbitrations or other disputes arising out of any collective bargaining Contract. To the Knowledge of the Company, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

        (f)    There are no collective bargaining or other labor union Contracts to which the Company is a party or by which it is bound.

        (g)   There are no written personnel policies, rules or procedures applicable to employees of the Company.

        (h)   The Company is not a party to, or otherwise bound by, any consent decree or settlement Contracts with, or citation by, any Governmental Entity relating to employees or employment practices.

        (i)    Since December 31, 2004, (x) the Company has not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (y) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company's business, and (z) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation, in any case which has resulted in any material liability or obligation that remains unsatisfied;

        (j)    The Company has not caused any of its employees to suffer an "employment loss" (as defined in the WARN Act) during the ninety (90) day period prior to the date hereof.

        (k)   The Company has not made any representation or commitment to, or entered into any formal or informal understanding with, any employee of the Company with respect to compensation, benefits, or terms of employment to be provided by Parent, the Surviving Corporation or any of the Surviving Corporation's Subsidiaries at or subsequent to the Effective Time except for any such arrangements (a) disclosed prior to the date hereof; or (b) entered into at the written direction of Parent or with the written consent of Parent.

        (l)    Schedule 4.11(l) identifies all bonus or incentive compensation obligations, programs, plans, policies or agreements of the Company.

        Section 4.12    Title to Property and Assets.    The Company has good title to, or a valid leasehold interest in or license to use its material property and assets (real, personal, mixed and tangible), free and clear of all Liens, except for Permitted Liens. With respect to the property and assets it leases, except as would not be reasonably expected to have a Company Material Adverse Effect, the Company is in compliance with such leases and all leases to which the Company is a party are in full force and effect and constitute valid and binding obligations of the Company. Except as would not be reasonably expected to have a Company Material Adverse Effect, the Company's assets constitute all of the properties, interests, assets and rights (real, personal, mixed and tangible) held for use or used in connection with the business and operations of the Company. Intellectual Property is addressed specifically in Section 4.14 and no representations are made in this Section 4.12 with respect to any Intellectual Property.

        Section 4.13    Real Property.

        (a)   Set forth in Schedule 4.13(a) is a list of all material leases, subleases, licenses and other contracts (collectively, the "Real Property Lease") under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property (the "Leased Real Property").

        (b)   The Company does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase any Leased Real Property or any portion thereof or interest therein.

        (c)   The Company does not own, and has never owned, any real property.

        (d)   As to the Real Property Lease, except as would not be reasonably expected to have a Company Material Adverse Effect, (i) it is enforceable in accordance with their respective terms and constitute valid and binding obligations of the respective parties thereto, (ii) it has not been and there currently are not any material defaults thereunder by the Company or, to the Knowledge of the Company, any other party thereto, (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord thereunder to terminate the Real Property Lease, (iv) all rent and additional rent payable thereunder has been paid in full, (v) no waiver, indulgence or postponement of any of the obligations of the Company thereunder has been granted, (vi) there are no oral agreements with respect to the Real Property Lease, (vii) the continuation, validity and effectiveness of the Real Property Lease under the current material terms thereof will in no way be affected by the Merger, (viii) it may be assigned by the Company without the consent or approval of any other Person, and (ix) there are no material disputes or forbearance programs in effect, as to the Real Property Lease.

        (e)   The Company has not received any notice from any Governmental Entity of any violation of any Applicable Law, Order or Permit issued with respect to the Real Property Lease that has not been heretofore corrected and no such violation exists which would be reasonably expected to have a material adverse effect on the operation of the Real Property Lease. All improvements located on or constituting part of the Real Property Lease and the use and operation thereof by the Company are in compliance in all material respects with all Applicable Laws or Permits. The Company has not received any notice of any real estate Tax deficiency or assessment and, to the Knowledge of the Company, there is no proposed deficiency, claim or assessment with respect to the Leased Real Property, or any pending or threatened condemnation thereof

        Section 4.14    Intellectual Property.

        (a)   Schedule 4.14(a) contains a list of all Intellectual Property owned by the Company that has been registered or is the subject of a pending application (the "Owned Intellectual Property"). To the Company's Knowledge, all necessary registration, maintenance and renewal fees have been paid and the Company is current with respect to the filing of all necessary documents with the United States Patent and Trademark Office or foreign patent and trademark office in the relevant foreign jurisdiction for the purposes of maintaining the Owned Intellectual Property. Schedule 4.14(a) contains a list of all licenses to Intellectual Property not owned by the Company that have been registered or are the subject of a pending application and that are used by the Company (the "Other Intellectual Property"), indicating the licensor thereof; provided that Other Intellectual Property that is licensed in to the Company pursuant to licenses described in clause (v) below shall not be listed in Schedule 4.14(a).

Schedule 4.14(a) contains a list of all Contracts, sublicenses, assignments and indemnities which govern rights or obligations of the Company with respect to any Intellectual Property (the "Intellectual Property Agreements"), showing in each case the parties thereto, other than (i) non-disclosure or confidentiality agreements on substantially the Company's standard form, (ii) proprietary information agreements on substantially the Company's standard form, (iii) consulting agreements on substantially the Company's standard form, (iv) non-exclusive out-licenses provided in the ordinary course of business, (v) inbound "shrink-wrap" or "click-through" licenses and similar commercial object code end-user licenses. Correct and complete copies of all written items identified in Schedules 4.14(a) have been delivered or made available by the Company to Parent.

        (b)   The Company owns and has, and immediately after the Effective Time the Surviving Corporation will own and have, the entire right, title and interest in and to the Owned Intellectual Property (subject to the Intellectual Property Agreements), without the payment of any license fees, royalty or similar charge and the unrestricted right to use the Other Intellectual Property (subject to compliance with the terms of the respective licenses), in each case free and clear of any Liens (other than non-exclusive licenses). To the Company's Knowledge, the Owned Intellectual Property and Other Intellectual Property comprise all of the material Intellectual Property necessary for the conduct and operation of the business of the Company as presently conducted by the Company. To the Company's Knowledge, none of the Owned Intellectual Property or Other Intellectual Property contains any virus, computer instructions, circuitry or other technological means intended to cause unauthorized disruption, damage or interference with operation of applicable software.

        (c)   To the Knowledge of the Company: (i) the Company has not infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any Person and (ii) the use of the Owned Intellectual Property as currently used by the Company does not infringe, dilute, misappropriate or otherwise violate any Intellectual Property of any Person. The Company has not received written notice that any Person disputes the validity or enforceability of any of the Owned Intellectual Property and Other Intellectual Property and, to the Knowledge of the Company, none of the Owned Intellectual Property is being infringed upon or misappropriated (i.e., used without an applicable license).

        (d)   The Intellectual Property Agreements (i) to the Knowledge of the Company are (x) valid, legal, binding, enforceable and in full force and effect in accordance with their terms, and (y) no default, violation or breach exists thereunder by the Company or by any other party thereto, and (z) no event has occurred and is continuing that, with notice or the passage of time or both, would constitute a default, violation or breach thereunder by the Company or any other party, and (ii) are free and clear of all Liens. All royalties, license fees, charges or other amounts payable by, on behalf of, to or for the account of the Company in respect of any Intellectual Property are disclosed in the consolidated financial statements of the Company contained in the Company SEC Documents, to the extent such disclosure was required as of the date of such Company SEC Documents. All such amounts due and payable by, on behalf of, or for the account of the Company will be fully paid up as of the Effective Time.

        (e)   No Proceeding or demand of any Person has been made, nor is there any Proceeding pending or, to the Knowledge of the Company, threatened, which (i) challenges the rights of the Company in respect of any Intellectual Property, (ii) asserts that the Company is infringing, has misappropriated or otherwise violates, or is, except as disclosed in the consolidated financial statements of the Company contained in the Company SEC Documents, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or otherwise asserts that a license or other Intellectual Property right is necessary or desirable for the Company to conduct its business, or (iii) claims that any default exists under any Intellectual Property Agreement, and to the Knowledge of Company there is no reasonable basis for any such Proceeding. None of the Owned Intellectual Property or, to the Knowledge of the Company, the Other Intellectual Property is subject to any outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity or is the subject of any claim, demand, action, suit, litigation or legal, administrative or arbitration proceeding or investigation.

        (f)    Each of the Employees, agents, consultants, contractors and others who has contributed to or participated in the discovery, creation or development of any Owned Intellectual Property on behalf of the Company ("Personnel"): (i) has assigned to the Company, or is under a valid written obligation to assign to the Company (or to a Person who is obligated by contract to assign the same to the Company), all of their right, title and interest in such Intellectual Property (except to the extent that such an assignment is not possible as a matter of applicable law); (ii) is a party to a valid "work-made-for-hire" Contract under which the Company is deemed to be the original owner/author of all subject matter included in such Intellectual Property; or (iii) to the extent that Personnel do not have the ability to take any of the actions described in the foregoing clauses (i) or (ii), has granted to the Company a license or other legally enforceable right granting the Company perpetual, unrestricted and royalty-free rights to use such Intellectual Property. Immediately after the Effective Time, the Surviving Corporation shall own all right, title and interest of the Company under all of the assignments, Contracts, licenses and other arrangements described in the foregoing clauses (i), (ii) and (iii). No government funding, facilities of a university, college, or other educational institution or research center or funding from third parties was used in the development of any Owned Intellectual Property. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of the Company, who was involved in, or who contributed to, the creation or development of any Owned Intellectual Property, has performed services for the government, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company. The Company has taken all reasonable, customary and usual precautions, including electronic and physical security precautions, to protect the secrecy, confidentiality and value of the trade secrets and confidential information that it wishes to maintain as secret and all third party confidential information in its possession that it has an obligation to maintain as secret (the "Protection Program") and, to the Knowledge of the Company, there has been no material violation of the Protection Program by any Person.

        (g)   To the Knowledge of Company, there is no Open Source Software incorporated or bundled (either directly by the Company, or indirectly by the incorporation or bundling of third party software that itself incorporates Open Source Software) into any of the Company's current Products in modified form or any other manner that prevents the Company from charging third parties a fee for its Products.

        (h)   The consummation of the transaction contemplated hereby will not: (i) result in the breach, modification, cancellation, termination, or suspension of any agreement for the Owned Intellectual Property or Other Intellectual Property; or (ii) result in the loss or impairment of the Company's ownership of the Owned Intellectual Property or right to use the Other Intellectual Property.

        Section 4.15    Environmental Laws.

        (a)   The Company (i) has not received any written notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining material liability; (ii) has not disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Substances, arranged for the disposal, discharge, storage or release of any Hazardous Substances, or exposed any employee or other individual to any Hazardous Substances such as could reasonably be expected to give rise to any Company Material Adverse Effect; and (iii) has delivered to Parent or made available for inspection by Parent all environmental audits and environmental assessments of any facility owned, leased or used at any time by the Company conducted at the request of, or otherwise in the possession of the Company. There are no Hazardous Substances in, on, or under any properties owned, leased or used at any time by the Company such as could reasonably be expected to give rise to any Company Material Adverse Effect.

        (b)   For the purposes of this Section 4.15, (i) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment or exposure of any individual to Hazardous Substances, including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, registration, distribution, labeling, recycling, use, treatment, storage, disposal, transport or handling of Hazardous Substances, and (ii) "Hazardous Substances" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof

        Section 4.16    Material Contracts; Guarantees.

        (a)   The Contracts filed as exhibits to the Company Annual Report (or incorporated as exhibits thereto by reference) together with the Contracts listed in Schedule 4.16(a) constitute all the Contracts (i) required to be filed by the Company with the SEC as material Contracts pursuant to Item 601 of Regulation S-K under the Securities Act and (ii) all Contracts that are material to the business, assets, liabilities, prospects, financial condition or results of operations of the Company (collectively, the "Material Contracts"). The Company is not a party to or bound by any Contract evidencing, or guarantee relating to, indebtedness for borrowed money in an aggregate outstanding principal amount exceeding $50,000, other than the Material Contracts. Complete and correct copies of all Material Contracts, including modifications, supplements, amendments and waivers, have been made available to Parent. Each Material Contract is in full force and effect, and is a legal, valid and binding obligation of the Company and, to the Knowledge of the Company, each of the other parties thereto, enforceable in accordance with its terms. Neither the Company, nor, to the Knowledge of the Company, any other Person, is in default, violation or breach in any respect under any Material Contract, and no event has occurred and is continuing that constitutes a violation of, or default (with or without notice or lapse of time, or both) under, or gives any Person a right of termination, cancellation or acceleration of any obligation under or shall cause the loss of a material benefit under any Material Contract. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby shall result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to any Person a right of termination, cancellation or acceleration of any obligation under or cause the loss of a material benefit under any Material Contract and each Material Contract shall continue in full force and effect in accordance with its terms following the consummation of the transactions contemplated hereby.

        (b)   The Company is not subject to the terms of any non-competition, territorial restriction, right of first refusal, option or other Contract (including any area restrictions) which may restrict in any way the conduct or operations or future conduct or operations of, or freedom to operate, the business of the Company, the Surviving Corporation, Parent or any of their respective Subsidiaries or the use of any of their respective Intellectual Property rights anywhere in the world.

        (c)   (i)    Schedule 4.16(c) sets forth a complete and correct copy of the Baxter Distribution Agreement, including, without limitation, any and all modifications supplementing amendments and waivers. The Company has provided Parent with (x) all documentation in the Company's possession relating to customers of Baxter that obtain products or services from Baxter that originate through the Baxter Distribution Agreement, including but not limited to customer lists and customer lease agreements, and (y) all material correspondence that the Company has had with Baxter since December 31, 2003.

           (ii)  The cost to the Company of repurchasing the Existing Inventory (as defined in the Baxter Distribution Agreement) for $1,000.00 per device and $15.00 per PSArray (as defined in the Baxter Distribution Agreement) will not exceed $1,500,000 in the aggregate.

          (iii)  There exists no material disagreement or dispute between Baxter and the Company regarding the terms and conditions relating to the Baxter Distribution Agreement.

        (d)   The Company is not a party to or bound by any:

            (i)  joint venture, partnership and similar Contracts;

           (ii)  Contracts providing for "earn-outs," "savings guarantees," "performance guarantees" or other contingent payments by the Company involving more than $50,000 over the term of the Contract;

          (iii)  Contract relating to cleanup, abatement or other actions in connection with environmental liabilities; or

          (iv)  Contract that requires the payment of royalties, commissions, finder's fees or similar payments.

        (e)   None of the material obligations or liabilities of the Company is guaranteed by any Person.

        Section 4.17    Insurance.    Schedule 4.17 contains a list of all policies of casualty, liability, theft, fidelity, life and other forms of insurance held by the Company. All such insurance policies are in the name of the Company, and all premiums with respect to such policies have been paid. All such policies are in full force and effect, and the Company has not received notice of cancellation or termination of any policy. The Company carries insurance in amounts and types of coverage which are adequate and customary in the industry and against risks and losses which are usually insured against by Persons holding or operating similar properties and similar businesses. Since December 31, 2000, the Company has not been denied or had revoked or rescinded any policy of insurance, nor borrowed against any such policies. No material claim under any such policy is pending as of the date hereof.

        Section 4.18    Regulatory Matters.

        (a)   (i)    With respect to each product that is being (A) researched or developed by the Company for neurological monitoring applications during surgical, diagnostic or any sedation procedures or (B) distributed for commercial sale by the Company (any of the foregoing described in (A) or (B), a "Product" and collectively, the "Products"): (1) the Company has obtained all applicable approvals, clearances, authorizations, licenses and registrations required by Governmental Entities to permit the manufacture, distribution, sale (including reimbursement and pricing, where applicable), marketing or human research and development of such Product in each country where the Products are manufactured, marketed and sold (collectively, "Approvals") and each Approval is in full force and effect; (2) to the Knowledge of the Company, the Company is in compliance in all material respects with all terms and conditions of each Approval in each country in which such Product is marketed, and with all Applicable Laws pertaining to the manufacture, distribution, sale or human research use of such Product which is not required to be the subject of an Approval; (3) the Company is in compliance in all material respects with all Applicable Laws regarding registration, licensure or notification for each site (in any country) at which such Product is manufactured, processed, packed, held for distribution or from which it is distributed; (4) to the extent such Product is exported or intended for export from the United States, the Company is in compliance in all material respects with all applicable export laws, ordinances, rule or regulations; and (5) to the Knowledge of the Company, neither the Company nor any officer, employee or agent of the Company is under investigation or has been debarred pursuant to 21 U.S.C. §335a; (ii) all manufacturing operations performed by or for the Company have been and are being conducted in full compliance with Quality Systems regulations pursuant to 21 C.F.R. Part 820 (QS/Good Manufacturing Practices (GMP)) by the FDA and

counterpart requirements in the European Union and other countries; (iii) all nonclinical laboratory studies, as described in 21 C.F.R. §58.3(d), conducted or sponsored by the Company and used to support regulatory clearances or approvals have been and are being conducted in full compliance with the good laboratory practice regulations set forth in 21 C.F.R. Part 58 and counterpart requirements in the European Union and other countries; (iv) all clinical studies of Products, as described in 21 C.F.R. §50.3(c), sponsored by the Company and used to support regulatory clearances and approvals of Products have been and are being conducted in full compliance with 21 C.F.R. §§812.50, 54 and 56; and (v) the Company is in full compliance in all material respects with all reporting requirements for all Approvals or plant registrations described in clause (a)(i) above, including, but not limited to, the adverse event reporting requirements for devices in 21 C.F.R. Parts 812 and 803. There have been no rejections by any Governmental Entities for any required approvals, clearances, authorizations, licenses or registrations that the Company has attempted to obtain with respect to any products used or intended to be used for research and development of neurological monitoring applications during surgical and diagnostic procedures. Without limiting the generality of the foregoing definition of "Approvals", such definition shall specifically include, with respect to the United States, product license applications, premarket approval applications under Section 515 of the FDCA, premarket notifications under Section 510(k) of the FDCA, investigational device exemptions, and product export applications issued by the FDA, as well as registrations issued by the Department of Justice. The Company has provided to Parent access to all material written correspondence between the Company and the FDA.

        (b)   Schedule 4.18(b) sets forth a complete and correct list of all Products.

        (c)   To the Knowledge of the Company, neither the Company nor any of its officers, employees or agents has made any untrue statement of a material fact or fraudulent statement to the FDA or any foreign equivalent, failed to disclose a fact required to be disclosed to the FDA or any foreign equivalent, or committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the FDA and any foreign equivalent to invoke its policy respecting, "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10, 1991).

        (d)   The Company has, prior to execution of this Agreement, made available to Parent copies of or made available for Parent's review any and all documents in its possession that are material to assessing the Company's compliance with the FDCA and implementing regulations, and any foreign equivalents.

        Section 4.19    Compliance with Laws.    (a) The business of the Company has been and is being conducted in compliance in all material respects with all material Applicable Laws and all Orders, including, without limitation, ERISA, all Environmental, Health and Safety Laws, all material Applicable Laws and all Orders relating to antitrust or trade regulation, employment practices and procedures and the health and safety of employees. The Company has not, since December 31, 2001, been subject to any Order with respect to any of the foregoing or received any notice, demand letter, federal or state administrative inquiry, or formal complaint or claim with respect to any of the foregoing or the enforcement of any of the foregoing, nor has the Company been the subject of any criminal Proceedings or convicted of any felony or misdemeanor. In particular, and without limiting the foregoing, neither the Company nor any director, officer, agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly, (i) violated or is under investigation for violating any law or regulation relating to Medicare or Medicaid anti-kickback fraud and abuse or has been debarred from participating in the Medicare or any state Medicaid program, (ii) used any corporate funds of the Company for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) established or maintained any unlawful or unrecorded fund of corporate moneys or other assets or properties of the Company; made any false or fictitious entry on the books or records of the Company; or (v) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, to any Person, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained. The Company has adequate financial controls which are designed to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures.

        Section 4.20    Licenses and Permits.    The Company has obtained, and is in compliance in all material aspects with, all Permits required by all Governmental Entities that are necessary for and material to the conduct of the business and operations of the Company as now conducted, including, if applicable, any CSA Marks and CE Marks. There are no Proceedings pending or, to the Knowledge of the Company, threatened which may result in the revocation, cancellation or suspension, or any adverse modification of any such Permits. There are no disciplinary actions under any such Permits pending or, to the Knowledge of the Company, threatened, against the Company or any of its officers, directors, employees or agents. No such prior Proceeding or disciplinary action has during the preceding twenty-four (24) months resulted in any materially adverse action against the Company and, to the Knowledge of the Company, there are no facts which may give rise to such Proceedings or disciplinary actions. Schedule 4.20 contains a correct and complete list of all such required Permits.

        Section 4.21    Correspondence and Business Relations.    (a) The Company has not received any written notice from any lender, customer, consultant, contractor, supplier, distributor, vendor, licensee or licensor indicating that it intends to terminate or modify its business relationship with the Company, which termination or modification would be reasonably expected to have a Company Material Adverse Effect.

        (b)   The Company has provided to Parent all material correspondence with any Governmental Entity regarding any Proceedings and all material correspondence with The NASDAQ Small Cap Market regarding any Proceedings, including any correspondence relating to the delisting of the Company.

        Section 4.22    Investment Securities.    The Company does not own, does not have any right to acquire and is not involved in negotiations to acquire, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person or have the ability to control (whether through the ownership of voting securities or otherwise) any other Person.

        Section 4.23    Undisclosed Liabilities.    Except for (a) those liabilities that are fully reflected or reserved for in the consolidated balance sheet of the Company included in the Company Annual Report and (b) liabilities incurred (i) in the ordinary course of business consistent with past practice, or (ii) outside the ordinary course not in excess, in the aggregate, of $25,000, at December 31, 2004, the Company has not, and since such date has not incurred, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in Company's financial statements in accordance with GAAP).

        Section 4.24    State Takeover Statutes.    No state "fair price," "control share acquisition," "business combination moratorium" or other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement. The Board of Directors of the Company has taken all action necessary to ensure that Section 203 of the DGCL will not impose any additional procedural, voting, approval, fairness or other restrictions on the timely consummation of the transactions contemplated by this Agreement or restrict, impair or delay the ability of Parent or Sub to engage in any transaction with the Company; provided, however, for the purposes of this Section 4.24, the Company has assumed that Parent and Sub have not acquired any stock of the Company within the three-year period prior to the Closing.

        Section 4.25    Opinion of Financial Advisor.    The Company has received the written opinion of Jefferies, dated the date hereof, to the effect that, as of the date hereof, the Merger Consideration is fair to the Company's stockholders from a financial point of view (the "Fairness Opinion").

        Section 4.26    Required Vote of Company Stockholders.    The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve the Merger and adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated by this Agreement.

        Section 4.27    Brokers; Professional Fees.    No broker, investment banker or other Person, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Schedule 4.27 sets forth the fees and expenses payable to Broadview, a division of Jefferies & Company, Inc. ("Jefferies") and a good faith estimate by the Company of the fees and expenses of Wilson Sonsini Goodrich & Rosati payable relating to services provided and reasonably expected to be provided relating to the negotiation and consummation of the Merger.

        Section 4.28    Accounting and Disclosure Controls; SOXA Compliance.

        (a)   The Company maintains a system of accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the reporting of assets is compared with existing assets at regular intervals and appropriate action is taken with respect to any differences; (v) material information relating to the Company is promptly made known to the officers responsible for establishing and maintaining the system of internal control over financial reporting; and (vi) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to materially and adversely affect the ability to record, process, summarize and report financial information, and any fraud whether or not material that involves management or other employees who have a significant role in respect of internal control over financial reporting, are adequately and promptly disclosed to the independent auditors and the audit committee of the Board of Directors of the Company.

        (b)   The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. Schedule 4.28(b) lists, and the Company has delivered to Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To the Knowledge of the Company, each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act since December 31, 2001.

        (c)   The Company is in compliance with all provisions of SOXA (as in existence on the date hereof) applicable to the Company. The Company has disclosed to Parent any deficiency or weakness described in Section 4.28(a)(vi) that has been reported to the independent auditors or the audit committee of the Board of Directors of the Company in the past 3 years.

        Section 4.29    Affiliate Transactions.    The Company has not arranged any extension of credit for, nor are there any loans, leases or other continuing transactions of any kind between the Company and any present or former stockholder, director or officer thereof or any member of such officer's, director's or stockholder's family, or any Person controlled by such executive officer, director or stockholder or his or her family, including, without limitation, any transaction that would be disclosable pursuant to Item 404 of SEC Regulation S-K. No director or officer of the Company nor any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director or in another similar capacity of, any distributor, licensor, licensee, joint venturer, customer, supplier, adviser, service provider or other independent contractor of the Company, or any organization which has a Contract or arrangement with the Company.

        Section 4.30    Risk Management Instruments.    All interest rate swaps, caps, floors, option Contracts, futures and forward Contracts, commodity hedges and other similar risk management Contracts, whether entered into for the Company's own account or their customers (all of such material arrangements being listed on Schedule 4.30), were entered into (i) in accordance with prudent business practices and all Applicable Laws, rules, regulations and regulatory policies in all material respects and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity), and are in full force and effect. Neither the Company, nor to the Knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such Contract in any material respects.

        Section 4.31    Copies of Certain Documents.    Except for those disclosed in Company SEC Documents which are thereby made available to Parent, the Company has heretofore made available to the Parent true and complete copies of: (i) all Material Contracts entered into by the Company, if any, providing for the acquisition or disposition of businesses or Product or service lines; and (ii) a complete list of all investments of the Company, if any, in marketable or other securities (whether debt or equity) for investments made in the twelve (12) months prior to the date hereof.

        Section 4.32    Underlying Documents.    Any underlying documents listed or described in the Company Disclosure Schedules referred to in this Agreement have heretofore been furnished or made available to Parent or its representatives. All such documents furnished to Parent are true and complete copies, and there are no amendments or modifications thereto, except as expressly noted in the Disclosure Schedules in which such documents are listed or described. The minute books of the Company contain accurate records of all corporate actions taken by the directors and shareholders of the Company.

ARTICLE 5

COVENANTS RELATING TO COMPANY CONDUCT OF BUSINESS

        Section 5.1    Company Conduct of Business Pending the Merger.    Except as expressly permitted by this Agreement, during the period from the date of this Agreement through the Effective Time, the Company shall, in all material respects carry on its business in the ordinary course of its business as currently conducted consistent with reasonable business judgment and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Schedule 5.1, the Company shall not, without the prior written consent of Parent:

          (a)   (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or

  (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, or (iv) adopt a plan of complete or partial liquidation (or resolutions providing for or authorizing such liquidation), dissolution, merger, consolidation, restructuring, recapitalization or reorganization of the Company;

          (b)   issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalents or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options and Company Stock Warrants or upon the exercise of other rights to acquire Company Common Stock outstanding on the date hereof;

          (c)   amend its charter or bylaws or other comparable charter or organizational documents or create or acquire any Subsidiary;

          (d)   merge or consolidate with or effect any business combination with any Person or division thereof;

          (e)   acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company taken as a whole;

          (f)    sell, lease, license, mortgage, encumber or otherwise dispose of or permit to become subject to any material Lien, other than a Permitted Lien and other than as permitted by Section 5.1(t), any material properties or assets;

          (g)   incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than indebtedness or guarantees in the ordinary course of business or indebtedness under agreements effective as of the date hereof and identified on Schedule 5.1(g);

          (h)   enter into, adopt or amend in any material respect (A) any severance plan, (B) any Contract involving payments or obligations in excess of $5,000; provided that this Section 5.1(h)(B) shall not prohibit the Company from entering into, adopting or amending any Contract entered into in the ordinary and usual course of the Company's business if the failure to do so would substantially impair the Company's ability to operate its business in the ordinary and usual course of business consistent with past practice, (C) any Benefit Plan or (D) any employment or consulting Contract, except as required by applicable law. Notwithstanding the foregoing, Parent will not unreasonably withhold, condition or delay its consent to permit the Company to enter into, adopt or amend any Contracts in the ordinary course of business consistent with past practices, other than Intellectual Property Agreements, Benefit Plans or employment or consulting Contracts;

          (i)    Except pursuant to agreements effective on the date hereof to comply with the terms effective on the date hereof (A) grant to any present Employee or Former Employee, or any past or present officer or director of the Company any increase in compensation or fringe benefits, except for increases in salary for non-officer employees in the ordinary and usual course of business consistent with past practice in connection with annual or periodic performance reviews, (B) grant to, or increase severance or termination benefits or pay of, any Employee, Former Employee or director of the Company, (C) other than entering into employment Contracts with employees of the Company approved in advance in writing by Parent, enter into or amend or terminate any employment, consulting, indemnification, severance or termination Contract with any such Employee, Former Employee or director of the Company, (D) establish, adopt, enter into or amend in any material respect any collective bargaining Contract or Benefit Plan, except as required by Applicable Law, (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining Contract or Benefit Plan, (F) loan or advance money or other property to, arrange any extension of credit to, or make or arrange any modification to the terms of any existing loan or extension of credit to any Employee or Former Employee or director of the Company, (G) grant any new, or amend any existing, Company Stock Option or Company Stock Warrant or enter into any Contract under which any Company Stock Option or Company Stock Warrant would be required to be issued, (H) take any action (or fail to take any action) which action (or failure to act) would impair the ability of the Company to unilaterally amend or terminate any Benefit Plan, or (I) make any representation or commitment to, or enter into any formal or informal understanding, with any Person with respect to compensation, benefits, or terms of employment to be provided by Parent, the Surviving Corporation at or subsequent to the Effective Time to increase the compensation (including bonuses, profit sharing and pension benefits) payable or to become payable to any of its Employees;

          (j)    change the Company's independent public accountants or make any change in accounting methods or policies of the Company except as required by GAAP;

          (k)   file any amended Tax Return or any claim for refund of Taxes, amend any payment of Taxes paid by or on behalf of the Company, waive or extend the statute of limitations in respect of any Taxes, make, revoke, or amend any Tax election, change any method of Tax accounting or Tax procedure or practice, or settle or compromise any Proceeding relating to Taxes;

          (l)    change, in any material respect, any of the Company's credit policies or hedging strategies;

          (m)  (A) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary and usual course of business or in accordance with their terms, of liabilities reflected or reserved against in the most recent financial statements of the Company included in the Company Annual Report or liabilities incurred in the ordinary and usual course of business not in excess of $5,000 individually or $25,000 in the aggregate; provided that this Section 5.1(m)(A) shall not prohibit the Company from paying its debts as they become due or from incurring liabilities in the ordinary and usual course of the Company's business if the failure to do so would substantially impair the Company's ability to operate its business in the ordinary and usual course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any material confidentiality (other than confidentiality agreements entered into in the ordinary course of business with employees, consultants or vendors), standstill or similar Contracts to which the Company is a party;

          (n)   enter into, modify, amend or terminate any Material Contract (including, without limitation, any applicable Intellectual Property Agreements) or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

          (o)   discharge, settle, assign or satisfy any claims, whether or not pending before a Governmental Entity, in excess of $5,000 individually or $25,000 in the aggregate, or waive any material benefits of, or agree to modify in any respect adverse to the Company, any material confidentiality (other than confidentiality agreements entered into in the ordinary course of business with employees, consultants or vendors), standstill or similar Contracts to which the Company is a party;

          (p)   enter into, amend, or extend any Contracts relating to the distribution, sale, license, promotion or marketing by third parties of any Product (including any Products under development), other than pursuant to any such Contracts currently in place in accordance with their terms as of the date hereof;

          (q)   transfer, assign, terminate, cancel, abandon or modify any material Approvals or fail to maintain such material Approvals as currently in effect;

          (r)   fail to maintain all insurance policies as currently in effect or allow any of such policies to lapse;

          (s)   transfer or license to any Person or entity or otherwise extend, amend, allow to lapse or go abandoned, or modify any Intellectual Property Agreements other than implied licenses provided to customers for their specific end use;

          (t)    enter into any Intellectual Property Agreements, other than inbound "shrink-wrap" or "click-through" licenses and similar commercial object code end-user licenses or outbound non-exclusive licenses to end-users of the Company's Products entered into in the ordinary course of business and consistent with past practices;

          (u)   terminate any employee of the Company without cause; or

          (v)   agree or commit to do any of the foregoing.

        Section 5.2    No Solicitation by the Company.

        (a)   From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company shall not (and the Company will not permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it) directly or indirectly (i) solicit, knowingly encourage, engage in discussions or negotiate with any Person (whether such discussions or negotiations are initiated by the Company or otherwise) or take any other action intended or designed to facilitate any inquiry or effort of any Person (other than Parent) relating to any Alternative Acquisition, (ii) provide information with respect to the Company to any Person, other than Parent, relating to a possible Alternative Acquisition by any Person, other than Parent, (iii) enter into a Contract with any Person, other than Parent (including any letter of intent, agreement in principle, definitive agreement or any other Contract constituting or relating to, or which is intended to or is reasonably likely to lead to, any Alternative Acquisition Proposal), providing for a possible Alternative Acquisition, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent. Notwithstanding the foregoing or anything else to the contrary in this Agreement, prior to the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, the Board of Directors of the Company may, to the extent required by the fiduciary obligations of the Board of Directors of the Company under Delaware law, as determined in good faith by the Board of Directors of the Company, in response to a written proposal whether contingent or binding, for an Alternative Acquisition ("Alternative Acquisition Proposal") that the Board of Directors of the Company determines, in good faith after consultation with the Company's legal counsel and its independent financial advisers, is or is reasonably likely to result in a Superior Company Proposal, that was not solicited by the Company and that did not otherwise result from a breach of this Section 5.2(a), subject to providing prior written notice to Parent of its decision to take such action, (x) furnish information with respect to the Company to the Person or group making such Alternative Acquisition Proposal and its representatives pursuant to a customary confidentiality agreement and (y) participate in discussions and negotiations with such Person or group and its representatives regarding such Alternative Acquisition Proposal. The Company shall, and shall cause its representatives to, cease immediately all discussions and negotiations that may have occurred prior to the date of this Agreement regarding any proposal that constitutes, or may reasonably be expected to lead to, an Alternative Acquisition

Proposal. For purposes of this Section 5.2, the term "Person" shall include any group as defined in the Exchange Act. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.2 by any Subsidiary of the Company or any director, officer or employee of the Company or any investment banker, financial advisor, attorney, accountant or other representative of the Company acting on behalf of the Company shall be deemed to be a breach of this Section 5.2(a) by the Company.

        (b)   The Company promptly, and in any event within 24 hours, shall advise Parent orally and in writing of any Alternative Acquisition Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Alternative Acquisition Proposal, the identity of the Person or group making any such Alternative Acquisition Proposal or inquiry and the material terms of any such Alternative Acquisition Proposal or inquiry. The Company shall (i) keep Parent reasonably informed of the status, including any change to the details, of any such Alternative Acquisition Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all material correspondence and other written material sent or provided to the Company from any third party in connection with any Alternative Acquisition Proposal or sent or provided by the Company to any third party in connection with any Alternative Acquisition Proposal.

        (c)   Nothing contained in this Section 5.2 or in Section 6.1 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with the Company's legal counsel, failure so to disclose could be inconsistent with its obligations under Applicable Law; provided, however, that except as set forth in Section 6.1, in no event shall the Board of Directors of the Company or any committee thereof withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement, or the Merger or adopt, approve or recommend, or propose to adopt, approve or recommend any Alternative Acquisition Proposal.

        (d)   The Company will not waive any provision of any standstill agreement to which it is a party without the prior written consent of Parent.

        Section 5.3    Certain Tax Matters.    From the date hereof until the Effective Time, the Company will (a) timely file all Tax Returns required to be filed by it (after taking into account any applicable extensions) consistent with past practices, (b) timely pay all Taxes due and payable (c) accrue a liability in its books and records and financial statements in accordance with past practice and GAAP for Taxes not yet due and payable by the Company prior to the Effective Time, and (d) promptly notify Parent of any material Proceeding pending against or with respect to the Company in respect of any Tax.

ARTICLE 6

ADDITIONAL AGREEMENTS

        Section 6.1    Company Stockholder Meeting.    The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the "Company Stockholder Meeting") for the purpose of considering the approval of this Agreement. The Company shall, through its Board of Directors, recommend to its stockholders approval of this Agreement which recommendation shall be reflected in the Proxy Statement, shall use all commercially reasonable efforts to solicit such approval by its stockholders and shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation, except if in the good faith judgment of the Company's Board of Directors, taking into consideration the advice of legal counsel of the Company, the making of, or the failure to withdraw or modify, such recommendation would be inconsistent with the fiduciary duties of such Board of Directors to the Company's stockholders under applicable law.

        Section 6.2    Preparation of the Proxy Statement; Fairness Opinion.

        (a)   The Company shall promptly (i) prepare, and provide Parent reasonable opportunity to review and provide comments to, the Proxy Statement and (ii) file the Proxy Statement with the SEC. The Company shall use its reasonable best efforts to file the preliminary Proxy Statement with the SEC within two weeks after execution of this Agreement and mail the definitive Proxy Statement to its stockholders as soon as practicable thereafter, subject to compliance with Applicable Law.

        (b)   The Company shall provide to Parent a copy of the Fairness Opinion prior to mailing the Proxy Statement to the Company's stockholders.

        Section 6.3    Access to Information; Meetings with Company Officers.

        (a)   The Company shall afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its properties, books, Contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall furnish promptly to Parent (i) a copy of the unaudited financial statements of the Company for each month ended during such period, in each case within 20 days after the last day of each such month ended, (ii) placements of units reports and shipment data from Baxter on a monthly basis and (iii) all other such information concerning its business, properties and personnel as Parent may reasonably request. The Company shall permit Parent to have reasonable access to the officers and employees of the Company in furtherance of the foregoing. All information obtained pursuant to this Section 6.3(a)shall be kept confidential in accordance with the Confidentiality Agreement.

        (b)   During the period from the date of this Agreement through the Effective Time, the Company shall permit Parent's officers and executives to meet with officers and executives of the Company responsible for the financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents, the internal controls of the Company and the disclosure controls and procedures of the Company to discuss such matters as Parent may deem reasonably necessary or appropriate for Parent to satisfy obligations under Sections 302, 404 and 906 of SOXA.

        Section 6.4    Certain Payments, Fees and Expenses.

        (a)   Except as provided in this Section 6.4 and Section 6.8, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including the fees and disbursements of counsel and accountants and all financing commitment fees, shall be paid by the party incurring such costs and expenses.

        (b)   Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated:

            (i)  by the Company pursuant to Section 8.1(h);

           (ii)  by Parent pursuant to Section 8.1(g);

          (iii)  by the Company or Parent pursuant to Section 8.1(f) and there has been an Adverse Board Recommendation;

          (iv)  by the Company or Parent pursuant to Section 8.1(d) and there has been an Adverse Board Recommendation; or

           (v)  by Parent or the Company pursuant to Sections 8.1(d) or 8.1(f), if x) an Alternate Acquisition Proposal was made prior to such termination and was a substantial contributing cause of such failure to effect the Merger by the date specified in Section 8.1(d) or such failure to approve the Agreement pursuant to Section 8.1(f); and y) a definitive agreement relating to any Alternative Acquisition Proposal (an "Alternative Acquisition Agreement") is executed within 12 months after the termination of this Agreement, then, in each such case, the Company shall pay to Parent a fee equal to $1,000,000. In the case of such a termination of this Agreement by the Company as described in any of clauses (i), (iii) or (iv) of this Section 6.4(b), such payment shall be made no later than, and shall be a condition to the validity of, such termination. In the case of a termination of this Agreement by Parent as described in any of clauses (ii), (iii), or (iv) of this Section 6.4(b), such payment shall be made promptly, but in no event later than the third Business Day following such termination. In the case of a termination of this Agreement by the Company or Parent as described in clause (v) of this Section 6.4(b), such payment shall be made on the execution date of the Alternative Acquisition Agreement.

        Section 6.5    Reasonable Best Efforts.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (ii) obtaining all necessary consents, approvals or waivers from third parties; (iii) providing any applicable timely notice to the warrant holders pursuant to the Company Stock Purchase Warrants and option holders pursuant to the Company Stock Option Plans; (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (v) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld, conditioned or delayed.

        (b)   Each party hereto shall use its reasonable best efforts not to take any action, or enter into any transaction, which would reasonably be expected to impede, interfere with, prevent or delay in any material respect, the Merger; each party shall use commercially reasonably efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties in this Agreement to be materially untrue or result in a material breach of any covenant made by it in this Agreement.

        Section 6.6    State Takeover Laws.    If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

        Section 6.7    Indemnification; Directors and Officers Insurance.

        (a)   From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company to the full extent such

Persons may be indemnified by the Company, for acts or omissions occurring at or prior to the Effective Time, pursuant to the Company Charter, the Company Bylaws, any indemnification agreements with Company officers and directors effective as of immediately prior to the Effective Time and under applicable laws.

        (b)   The Company or Parent shall purchase, or shall cause the Surviving Corporation to purchase, a 6-year "tail" on the Company's current directors and officers insurance policy (the "D&O Insurance Tail"); provided, however, that the Company, Parent and the Surviving Corporation shall not be required to pay more than 200% of the Company's last annual premium for its directors and officers insurance policy for the D&O Insurance Tail as disclosed in Schedule 6.7(b).

        (c)   The provisions of this Section 6.7 are intended for the benefit of, and shall be enforceable by, each Person entitled to indemnification or insurance benefits under this Section 6.7, his or her heirs and his or her personal representatives.

        Section 6.8    Notification of Certain Matters.    Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or nonoccurrence, of any event of which it is aware and which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 6.9    Estoppel Certificate.    The Company shall obtain, prior to the Effective Time, an estoppel certificate in form reasonably satisfactory to Parent from the landlord of the Company, for the property located at Building 5, Billerica Park, Billerica, MA 01862, as of the Effective Time (the "Estoppel Certificate").

        Section 6.10    Public Announcements.    Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, provide each other the opportunity to review and comment upon, and jointly prepare any press release or other public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the rules of The NASDAQ Small Cap Market and then only with such advance notice to and consultation with the other as is practical. The parties agree that the initial press releases to be issued with respect to the Merger contemplated by this Agreement shall be in the form as set forth in Schedule 6.10.

        Section 6.11    Potential Litigation.    The Company shall give Parent the opportunity to participate fully in the conduct of the defense or the settlement of any litigation against the Company and its directors relating to the Merger or any of the transactions contemplated by this Agreement. No settlement of any such litigation shall be agreed to without Parent's prior written consent.

        Section 6.12    Benefits and Employment.    Except as provided herein, neither the Parent nor the Surviving Corporation shall have any obligation to continue any Benefit Plans as of or subsequent to the Effective Time; and each of Parent and the Surviving Corporation shall have the right to amend, modify, or terminate any Benefit Plans at or subsequent to the Effective Time.

        (a)   To the extent permitted under applicable law and Parent's existing employee welfare benefit plans, programs and policies and Section 401(a) plans, as of and following the Effective Time, Parent shall permit employees of the Company who continue employment with Parent or any of its Subsidiaries following the date of Closing (the "Continuing Employees"), and, as applicable, their eligible dependents, to participate in the employee welfare benefit plans, programs or policies

(including any vacation, sick, personal time off plans or programs) of Parent and any plan of Parent intended to qualify within the meaning of Section 401(a) of the Code on terms no less favorable than those provided to similarly situated employees of Parent. Each such Continuing Employee shall receive credit for purposes of eligibility to participate and vesting under such plans, programs and policies for years of service with the Company prior to the date of Closing. In addition, Parent shall (i) cause any and all pre-existing condition limitations under any group health plans of Parent in which such Continuing Employees and their eligible dependents will participate to be waived with respect to the Continuing Employees' initial participation in such plans and (ii) will provide credit for eligibility waiting periods under such health plans for such employees' years of service with the Company prior to the date of Closing. Notwithstanding the foregoing, any provision of this Section 6.12(a) which would result in a duplication of benefits shall not apply.

        (b)   Parent shall maintain, or cause the Surviving Corporation to maintain the severance benefits, as set forth in Schedule 6.12(b), available to Continuing Employees whose employment is terminated involuntarily by Parent or the Surviving Corporation without cause on or before the one-year anniversary of the date of Closing. Notwithstanding anything to the contrary contained in this Section 6.12, all Continuing Employees shall be "at will" employees.

        Section 6.13    Employment Agreements.    Parent shall cause the Surviving Corporation to assume and perform the obligations under the employment agreements between the Company and each of John Williams and Daniel Muehl.

        Section 6.14    Fees and Expenses.    Immediately after the Effective Time (or to the extent not known at the Effective Time promptly after invoice thereof), Parent shall cause the Surviving Corporation to pay the following fees and expenses (and shall provide funds sufficient for such payment): All fees and expenses of Jefferies and all fees and expenses of Wilson Sonsini Goodrich & Rosati. Notwithstanding the foregoing, Parent shall have no obligation to pay the fees and expenses of Jefferies that exceed the amount set forth on Schedule 4.27. The provisions of this Section 6.14 are intended for the benefit of, and shall be enforceable by, each Person mentioned herein.

        Section 6.15    Silicon Valley Bank Loan.    The Company shall cause the Obligations (as defined in the SVB Agreement) under the SVB Agreement to be paid in full and all Liens on Collateral (as defined in the SVB Agreement) to be extinguished and released, in each case as of the Closing. Parent will provide the funds necessary to effect the payment of such Obligations as of the Closing.

ARTICLE 7

CONDITIONS PRECEDENT TO THE MERGER

        Section 7.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a)    Stockholder Approval.    This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and Company Bylaws.

          (b)    Authorizations and Consents.    All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred. All necessary state securities or Blue Sky authorizations shall have been received.

          (c)    No Order.    No court or other Governmental Entity having jurisdiction over the Company or Parent, shall have been enacted, issued, promulgated, enforced or entered under any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

        Section 7.2    Conditions to Obligation of the Company to Effect the Merger.    The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a)    Performance of Obligations; Representations and Warranties.    (i) Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time.

             (ii)  Except as disclosed in the Company Disclosure Schedule, each of the representations and warranties of Parent and Sub contained in this Agreement (disregarding all qualifications and exceptions contained herein relating to materiality or a Parent Material Adverse Effect or words of similar import) shall be true and correct on the date hereof and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except in a case where the failure of such representations and warranties (and the underlying causes of such failure) has not caused and would not reasonably be expected to cause a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by an officer to such effect.

          (b)    No Material Adverse Effect.    There shall not have occurred since the date hereof any change or event that constitutes or would reasonably be expected to cause a Parent Material Adverse Effect.

        Section 7.3    Conditions to Obligations of Parent and Sub to Effect the Merger.    The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a)    Performance of Obligations; Representations and Warranties.    (i) The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time.

             (ii)  Except as disclosed in the Company Disclosure Schedule or otherwise permitted by this Agreement, each of the representations and warranties of Company contained in this Agreement (disregarding all qualifications and exceptions contained herein relating to materiality or a Company Material Adverse Effect or words of similar import) shall be true and correct on the date hereof and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except in a case where the failure of such representations and warranties (and the underlying causes of such failure) has not caused and would not reasonably be expected to cause a Company Material Adverse Effect or, in the case of the representations and warranties made in Sections 4.1, 4.3, 4.24 or 4.26, would not materially increase or reasonably be expected to materially increase the cost to Parent of effecting the transactions contemplated hereby, and, in the case of the representations and warranties made in Sections 4.2 or 4.16(c)(ii), would not increase or reasonably be expected to increase the cost to Parent of effecting the transactions contemplated hereby by more than $25,000 in the aggregate, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b)    Consents.    The Company shall have obtained the consent or approval of each Person identified on Schedule 7.3(b) in connection with the respective agreements identified thereon.

          (c)    Estoppel Certificate.    The Company shall obtain, prior to the Effective Time, an estoppel certificate in form reasonably satisfactory to Parent from the landlord of the Company, for the property located at Building 5, Billerica Park, Billerica, MA 01862, as of the Effective Time (the "Estoppel Certificate").

          (d)    Dissenting Shares.    The aggregate number of Dissenting Shares shall not exceed 3% of the total number of Company Common Shares outstanding immediately prior to the Effective Time.

          (e)    Certain Employees.    The Persons set forth in Schedule 7.3(e) shall be full-time employees of the Company and there shall not have been, to the Knowledge of the Company, any indication that such Persons have terminated or intend to terminate employment with the Company.

          (f)    Secretary's Certificate.    Parent shall have received a certificate, dated as of the date of Closing, of the secretary of the Company, in form and substance reasonably satisfactory to Parent, certifying (i) the Company Charter, (ii) the Company Bylaws, (iii) a certificate of good standing for the Company duly certified by the Secretary of State of the State of Delaware, and (iv) the incumbency of each individual authorized to execute this Agreement on behalf of the Company.

          (g)    Litigation.    There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement or any of the transactions contemplated hereby which is reasonably expected to cause a Company Material Adverse Effect.

          (h)    Material Adverse Effect.    Since the date of this Agreement, there shall have been no events, changes, circumstances or effects that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

          (i)    Termination of Baxter Distribution Agreement.    (A) The Company shall have given effective notice regarding exercise of its Repurchase Option (i.e., notice thirty (30) days prior to the repurchase date) as defined in the Baxter Distribution Agreement thereby binding Baxter to terminate the Baxter Distribution Agreement pursuant to Section 13 of Amendment D to the Baxter Distribution Agreement; and (B) there shall be no pending or threatened dispute regarding whether such notice was validly given or otherwise regarding the Baxter Distribution Agreement.

          (j)    Fees and Expenses Certification.    Jefferies and Wilson Sonsini Goodrich & Rosati shall provide on the date of Closing a certificate certifying their respective fees payable for all services rendered through the date of Closing in form reasonably satisfactory to Parent.

          (k)   Parent shall be reasonably satisfied with the resolution of the issues identified in the comment letter dated May 31, 2005, addressed to the Company from the Division of Corporation Finance of the SEC regarding the Company's Form 10-K for the fiscal year ended December 31, 2004.

        Section 7.4    Frustration of Conditions.    Neither Parent nor the Company may rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was caused by such party's failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE 8

TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.    Subject to Section 6.4(b), this Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten (10) days following receipt by such other party of written notice from the nonbreaching party of such failure to comply;

          (c)   by either Parent or the Company if there has been a breach by the other party (any breach by Sub shall be deemed to be a breach by Parent for this purpose) of any representation or warranty that would cause any of the respective conditions set forth in Article 7 of this Agreement not to be satisfied or not to reasonably be capable of being satisfied as of the Closing;

          (d)   by Parent or the Company if the Merger has not been effected on or prior to the close of business on the date that is one hundred fifty (150) days after the date of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

          (e)   by Parent or the Company if any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (f)    by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Company Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.1(f) if the Company has not complied with its obligations under Sections 6.1 and 6.2 or has otherwise breached in any material respect its obligations under this Agreement in any manner that would reasonably have caused the failure of the stockholder approval to be obtained at the Company Stockholder Meeting;

          (g)   by Parent if (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have adversely qualified, adversely modified or withdrawn its recommendation of the Merger or declaration that the Merger and the Agreement are advisable and fair to and in the best interest of the Company and its stockholders or its approval and adoption of this Agreement, or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Alternative Acquisition Proposal involving the Company or shall have resolved to do so or (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails, within ten (10) Business Days of such commencement, to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) (each of the matters described in clauses (i)-(iii) is referred to herein as an "Adverse Board Recommendation"); or

          (h)   by the Company, if the Board of Directors of the Company determines to approve, endorse or recommend an Alternative Acquisition Proposal that constitutes a Superior Company Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.1(h) , unless and until (i) three Business Days have elapsed following the delivery to Parent of a written notice of such determination and the notice and information required by Section 5.2(b); (ii) the Company has negotiated in good faith with Parent during such three Business Day Period in order to allow Parent the opportunity to submit revised terms for the Merger that are financially equal to or superior to such Superior Company Proposal, (iii) the Board of Directors of the Company determines in good faith the Superior Company Proposal continues to be a Superior Company Proposal after taking into consideration any revised terms for the Merger submitted by Parent within such three Business Day Period, and (iv) the Company pays to Parent the fee set forth in Section 6.4.

        The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

        Section 8.2    Effect of Termination.    In the event of termination of this Agreement by either Parent or the Company, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the Confidentiality Agreement and Section 6.4 and Article 9, each of which shall survive the termination); provided, however, to the extent a fee is payable to Parent under Section 6.4(b), such fee shall be deemed liquidated damages payable to Parent in full satisfaction of any rights or claims of Parent in connection with this Agreement or the transactions contemplated hereby; provided, however, that if there is a willful and material breach of this Agreement by the Company, then such fee shall not be deemed liquidated damages and the Parent may exercise any and all rights or claims it may have at law or in equity, in addition to retaining the fee payable pursuant to Section 6.4(b).

        Section 8.3    Procedure for Termination, Amendment, Extension or Waiver.

        (a)   A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 9.9 or an extension or waiver pursuant to Section 9.10 shall, in order to be effective, be in writing and require in the case of Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

ARTICLE 9

GENERAL PROVISIONS

        Section 9.1    Nonsurvival of Representations and Warranties.    The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

        Section 9.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier for delivery to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)
  if to Parent or Sub, to

    Hospira, Inc.
    275 N. Field Drive
    Building H-1; Dept. NBUS
    Lake Forest, IL 60045
    Attention: Vice President, Business Development

    with a copy to:

    Hospira, Inc.
    275 N. Field Drive
    Building H-1; Dept. NBUS
    Lake Forest, IL 60045
    Attention: General Counsel

    with a copy to:

    Mayer, Brown, Rowe & Maw LLP
    71 South Wacker Drive
    Chicago, Illinois 60606
    Attention: James T. Lidbury

  (b)
  if to the Company, to:

    Physiometrix, Inc.
    5 Billerica Park, 101 Billerica Avenue
    North Billerica, Massachusetts 01862
    Attention: Daniel Muehl

    with a copy to:

    Wilson Sonsini Goodrich & Rosati
    650 Page Mill Road
    Palo Alto, California 94304
    Attention: Christopher D. Mitchell

        Section 9.3    Interpretation.    When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, list of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 9.4    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. If delivered by a party, facsimile or PDF copies of manual signatures shall be binding as originals.

        Section 9.5    Entire Agreement; No Third-Party Beneficiaries.    This Agreement together with all schedules and exhibits and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except as provided in the next sentence, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. The parties hereto expressly intended the provisions of Sections 6.7, 6.13 and 6.14 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefited by, such provisions.

        Section 9.6    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

        (a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        (b)   Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or federal court of the United States of America sitting in Wilmington, Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any action or proceeding may be heard and determined in any such Delaware State court or, to the extent permitted by law, in such federal court. Such party agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        (c)   Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Delaware state or federal court. Such party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (d)   EACH OF THE PARTIES HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

        Section 9.7    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign this Agreement (i) to a wholly-owned subsidiary of Parent; (ii) in connection with the assignment, transfer, sale or spin-off to a third party of substantially all of the business to which this Agreement pertains; or (iii) in the event of a merger or consolidation of Parent with another entity.

        Section 9.8    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

        Section 9.9    Amendment.    This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger at the Company Stockholder Meeting, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 9.10    Waiver.    At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

REMAINDER OF PAGE INTENTIONALLY BLANK

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized all as of the date first written above.

HOSPIRA, INC.
By:	/s/ CHRISTOPHER B. BEGLEY
Name:	Christopher B. Begley
Title:	Chief Executive Officer
PATRIOT MERGER SUBSIDIARY CORPORATION
By:	/s/ TERRENCE C. KEARNEY
Name:	Terrence C. Kearney
Title:	President
PHYSIOMETRIX, INC.
By:	/s/ JOHN A. WILLIAMS
Name:	John A. Williams
Title:	Chief Executive Officer

ANNEX B

        Hospira, Inc.
275 N. Field Dr.
Lake Forest, IL 60045

May [    ], 2005

[Principal Company Stockholder]
c/o [Patriot]

Dear [Principal Company Stockholder]:

        This letter is to confirm our agreement regarding all of the [                        ] shares, $.001 par value per share, ("Common Stock") of Physiometrix, Inc., a Delaware corporation (the "Company"), beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by you and any other shares of Common Stock as to which you may hereafter acquire beneficial ownership (the "Shares"). In order to induce Hospira, Inc., a Delaware corporation ("Parent") to enter into an Agreement and Plan of Merger to be dated as of the date hereof by and among Parent, Patriot Merger Subsidiary Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and the Company (the "Merger Agreement"), you hereby agree as follows (capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement):

        You hereby agree not to sell, transfer, pledge, or otherwise encumber or grant any proxies with respect to the Shares (except to Parent or Sub) prior to the Expiration Date. "Expiration Date" shall mean the date and the time of the earlier of (i) the mutual written consent of the parties hereto to terminate this letter agreement, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the Effective Time.

        You hereby represent and warrant as to the Shares issued, outstanding and beneficially owned by you as of the date of this letter agreement that except as disclosed on Schedule I hereto (i) you are the sole beneficial owner of and have full right, power and authority to sell and vote the Shares, or if you are not the sole beneficial owner, you have the full right, power and authority to sell and vote the Shares, and in either event, this letter agreement is a valid and binding agreement, enforceable against you, in accordance with its terms; and (ii) neither the execution of this letter agreement nor the consummation by you of the transactions contemplated hereby will constitute a violation of, or conflict with, or default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which you are a party or by which you or the Shares are bound.

        You hereby agree to vote or cause to be voted all of the Shares over which you have voting power (i) in favor of approval and adoption of the Merger Agreement, the Merger and the transactions contemplated by this letter agreement and the Merger Agreement at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and (ii) against any Alternative Acquisition Proposal involving the Company, and against any other matters presented to a vote of the Company's stockholders which could reasonably be expected to impede, interfere, delay or adversely affect the Merger and the transactions contemplated by the Merger Agreement at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof. In furtherance of your voting agreement in this paragraph, you hereby revoke any and all previous proxies with respect to any of the Shares and grant to Parent and such individuals or corporations as Parent may designate in writing an irrevocable proxy to vote all of the Shares owned by you in accordance with this paragraph on any matters which may be presented to stockholders of the Company with respect to the matters referred to in (i) and (ii) above in this paragraph. You hereby acknowledge that the proxy granted by the foregoing is coupled with an interest and is irrevocable. Notwithstanding anything to the contrary contained herein, the obligation for you to vote the Shares and the proxy granted to Parent hereby shall automatically terminate and be of no further force and effect upon the termination of this letter agreement in accordance with its terms.

        We each hereby agree that you are not making any agreement or understanding herein in any capacity other than in your capacity as a stockholder of the Company. If you are a member of a Board of Directors of the Company or an officer of the Company, nothing herein shall in any way limit or affect actions taken by you in such capacity, and no action taken in furtherance of your fiduciary duties shall be deemed to be a breach of the provisions of this letter agreement.

        We each hereby agree that this letter agreement creates legally binding commitments, enforceable in accordance with their terms. This letter agreement (i) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and (ii) supersedes all other prior contracts, agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This letter agreement is not intended to confer upon any other person or entity any rights or remedies hereunder.

        This letter agreement will terminate, and all rights and obligations of the parties hereto shall terminate, upon the Expiration Date. No such termination shall relieve any party hereto from liability for any breach of this letter agreement occurring prior to the Expiration Date.

        Each party hereto shall be entitled, without prejudice to the rights and remedies otherwise available to such party, to specific performance of all of the other party's obligations hereunder. This letter agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

        If any term, provision, covenant or restriction of this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. This letter agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        Please indicate your agreement to the foregoing by signing this letter agreement in the space provided below, whereupon a binding agreement will have been formed between us in respect of the foregoing.

Sincerely,
HOSPIRA, INC.
By:
Name:
Title:

Acknowledged and agreed as of the date first written above:

[Stockholder]

SCHEDULE I

        No Exceptions.

ANNEX C

May 31, 2005

Board of Directors
Physiometrix, Inc.
5 Billerica Park, 101 Billerica Avenue
N. Billerica, MA 01862

Dear Members of the Board:

        We understand that Physiometrix, Inc. ("Physiometrix" or the "Company"), Hospira, Inc. ("Hospira" or "Parent") and Buyer Subsidiary, Inc., a wholly owned subsidiary of Parent ("Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Buyer Subsidiary will merge with and into Physiometrix (the "Merger"). Following the Merger, the separate corporate existence of the Sub shall cease and the Company shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Sub. Pursuant to the Merger, each issued and outstanding share of Physiometrix common stock will be converted into the right to receive $1.59 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully detailed in the Agreement.

        You have requested our opinion as to whether, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to holders of Physiometrix common stock.

        Broadview International ("Broadview"), a division of Jefferies & Company, Inc. ("Jefferies"), focuses on providing merger and acquisition advisory services to information technology ("IT"), communications, healthcare technology, and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications, healthcare technology, and media mergers and acquisitions for comparative purposes. We have been requested by Physiometrix's Board of Directors to provide our opinion with respect to the fairness of the Merger Consideration to holders of Physiometrix common stock from a financial point of view as of the date hereof and will receive fees from Physiometrix upon the delivery of this opinion and upon completion of the Merger. Physiometrix has also agreed to reimburse our expenses and to indemnify us against certain liabilities. In the ordinary course of their businesses, Jefferies and its affiliates may publish research reports regarding the securities of the Company and/or Hospira and their respective affiliates, may trade or hold such securities for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

        In rendering our opinion, we have, among other things:

          1.)   reviewed the terms of the Agreement in the form of the draft furnished to us by the Company on May 26, 2005, which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed;

          2.)   reviewed Physiometrix's annual report on Form 10-K for the fiscal year ended December 31, 2004, including the audited financial statements included therein and Physiometrix's quarterly report on Form 10-Q for the period ended March 31, 2005, including the unaudited financial statements included therein;

          3.)   reviewed certain internal financial and operating information concerning Physiometrix, including quarterly projections through December 31, 2009, prepared and furnished to us by Physiometrix management;

          4.)   participated in discussions with Physiometrix management concerning the operations, business strategy, current financial performance and prospects for the Company;

          5.)   discussed with Physiometrix management its view of the strategic rationale for the Merger;

          6.)   reviewed the recent reported closing prices and trading activity for Physiometrix common stock;

          7.)   compared certain aspects of Physiometrix's financial performance with public companies we deemed comparable;

          8.)   analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

          9.)   reviewed recent equity research analyst reports covering Physiometrix, including annual projections through December 31, 2006, contained therein;

          10.) assisted in negotiations and discussions related to the Merger among Physiometrix, Hospira and their respective financial and legal advisors; and

          11.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

        Our analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein.

        In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Physiometrix or its advisors. With respect to the financial projections examined by us, we have assumed, with your permission, that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of the Company as to the future performance of the Company, and that such projections and the assumptions underlying such projections provide a reasonable basis for our opinion. We have also assumed, with your permission, that in the course of obtaining the necessary regulatory and third party approvals, consents and releases for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Merger and that the Merger will be consummated in accordance with applicable laws and regulations and the terms of the Merger Agreement as set forth in the May 26, 2005 draft thereof, without waiver, amendment or modification of any material term, condition or agreement. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger. We have not made or taken into account any independent appraisal or valuation of any of Physiometrix's assets or liabilities. We express no view as to the federal, state or local tax consequences of the Merger.

        For purposes of this opinion, we have assumed that Physiometrix is not currently involved in any material transaction other than the Merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion. It should be understood that, although subsequent developments may affect this opinion, we have no obligation to update, revise or reaffirm the opinion. We express no opinion as to the price at which shares of Physiometrix common stock will trade at any time.

        Based upon and subject to the foregoing qualifications and limitations and those set forth below, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to holders of Physiometrix common stock.

        This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Physiometrix in connection with its consideration of the Merger and does not constitute a recommendation to any holder of Physiometrix common stock, or any other person, as to how such person should vote on, or act with respect to, the Merger. This opinion may not be used for any other purpose whatsoever or disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval; except that this opinion may be included in its entirety, if required, in any proxy filed with respect to the Merger with the Securities and Exchange Commission, provided that this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel.

Sincerely,
/s/ BROADVIEW INTERNATIONAL
Broadview International A Division of Jefferies & Company, Inc.

ANNEX D

Delaware General Corporation Law Section 262—Appraisal Rights

§ 262. Appraisal rights.

(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

        (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

        (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

  (a)
  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

  (b)
  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

  (c)
  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

  (d)
  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)   Appraisal rights shall be perfected as follows:

        (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E

PHYSIOMETRIX, INC.
a Delaware corporation

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSES

        The purpose of the Audit Committee of the Board of Directors of Physiometrix, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

        In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP

        The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

  1.
  Will be an independent director;

  2.
  Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

  3.
  At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities.

RESPONSIBILITIES

        The responsibilities of the Audit Committee shall include:

  1.
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

  2.
  Reviewing on a continuing basis the activities; organizational structure and qualifications of the Company's internal audit function;

  3.
  Reviewing the independent auditors' proposed audit scope, approach and independence;

  4.
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

E-1

  5.
  Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

  6.
  Recommending the appointment of independent auditors to the Board of Directors;

  7.
  Reviewing fee arrangements with the independent auditors;

  8.
  Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

  9.
  Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

  10.
  Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

  11.
  Overseeing of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

  12.
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  13.
  Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

  14.
  If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

  15.
  Reviewing related party transactions for potential conflicts of interest;

  16.
  Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

  17.
  Performing other oversight functions as requested by the full Board of Directors.

        In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

MEETINGS

        The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

        The Audit Committee will meet separately with the Company's president and separately with the Company's chief financial officer at least annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor's examination and management report.

MINUTES

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

E-2

PHYSIOMETRIX, INC.
ANNUAL MEETING OF STOCKHOLDERS
July 18, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Physiometrix, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June     , 2005, and hereby appoints John A. Williams and Daniel W. Muehl, and each of them, with full power of substitution, as Proxy or Proxies, to vote all common shares of the undersigned at the Annual Meeting of Stockholders of Physiometrix, Inc. to be held on July 18, 2005, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

1.
To approve and adopt the Agreement and Plan of Merger, dated as of May 31, 2005, among Hospira, Inc., a Delaware corporation, Patriot Merger Subsidiary Corporation, a Delaware corporation and a wholly owned subsidiary of Hospira, Inc., and Physiometrix, Inc. and the transactions contemplated thereby;
	☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
To vote for and elect John Williams and Thomas Baruch as Class III directors of the corporation to serve for a term of three years expiring on the 2008 Annual Meeting of Stockholders, or in the event that Mr. Williams or Mr. Baruch become unavailable or decline to serve as a director at the time of the Annual Meeting, to vote for and elect any nominee who is designated by the current board of directors to fill the vacancy;
	☐ FOR	☐ AGAINST	☐ ABSTAIN
INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.
3.	To vote for and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year expiring on December 31, 2005; and
	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	To grant proxy holder power to vote in their discretion for or against any such other business as may properly come before the meeting or any adjournment or postponement thereof.
	☐ FOR	☐ AGAINST

Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

Dated:
(Signature)
(Signature)

(This proxy should be marked, dated, signed by the stockholder or stockholders exactly as the stockholder's or stockholders' names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

QuickLinks

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY [18], 2005 MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
PHYSIOMETRIX, INC. Five Billerica Park 101 Billerica Avenue North Billerica, Massachusetts 01862
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY [18], 2005
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY OF PROPOSAL
MARKET PRICE AND DIVIDEND DATA
THE ANNUAL MEETING
THE COMPANIES
PROPOSAL ONE: APPROVAL OF THE AGREEMENT AND PLAN OF MERGER
THE MERGER AGREEMENT
THE VOTING AGREEMENTS
PROPOSAL TWO: ELECTION OF DIRECTORS
PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG PHYSIOMETRIX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE DOW JONES US MEDICAL EQUIPMENT INDEX
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT 2006 ANNUAL MEETING
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
AGREEMENT AND PLAN OF MERGER by and among HOSPIRA, INC. ("Parent"), PATRIOT MERGER SUBSIDIARY CORPORATION ("Sub") and PHYSIOMETRIX, INC. ("Company") Dated as of May 31, 2005
AGREEMENT AND PLAN OF MERGER
ARTICLE 1 DEFINED TERMS
ARTICLE 2 THE MERGER
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE 5 COVENANTS RELATING TO COMPANY CONDUCT OF BUSINESS
ARTICLE 6 ADDITIONAL AGREEMENTS
ARTICLE 7 CONDITIONS PRECEDENT TO THE MERGER
ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER
ARTICLE 9 GENERAL PROVISIONS
SCHEDULE I
Delaware General Corporation Law Section 262—Appraisal Rights
PHYSIOMETRIX, INC. a Delaware corporation
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PURPOSES
MEMBERSHIP
RESPONSIBILITIES
MEETINGS
MINUTES